Registration No. 333-[__________]
      As filed with the Securities and Exchange Commission on May 24, 2002.
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM SB-2

             Registration Statement Under the Securities Act of 1933

                                ----------------

                            UNIVERCELL HOLDINGS, INC.
                         (Name of small business issuer)


         FLORIDA                           513340                11-3331350
(STATE OR OTHER JURISDICTION OF    (PRIMARY NORTH AMERICAN    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     INDUSTRY CLASSIFICATION   IDENTIFICATION NO.)
                                     SYSTEM CODE NUMBER)

                               One Randall Avenue
                               Baltimore, MD 21208
                                 (800) 765-2355
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                                   Sean Fulda
                      President and Chief Executive Officer
                               One Randall Avenue
                               Baltimore, MD 21208
                                 (800) 765-2355
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ----------------

                                    Copy to:

                             William A. Newman, Esq.
                                McGuireWoods LLP
                               9 West 57th Street
                                   Suite 1620
                            New York, New York 10019
                                 (212) 548-2100

                                ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling stockholders may decide.

================================================================================

If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO BE             AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION FEE
REGISTERED (1)               REGISTERED          SHARE (2)                PRICE (2)
------------------------------------------------------------------------------------------------------------------
Common Stock par               9,932,904              $0.175                $1,738,258.20              $159.92
value, $0.0001 per share,
issuable upon conversion
of the Company's
Convertible Debentures
due 2004 and Warrants to
purchase Common Stock
expiring in 2004

Total:                         9,932,904              $0.175                $1,738,258.20              $159.92
------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of computing the registration fee, based on the average of the bid and ask price of the Common Stock ($.175 per share) on the NASD-OTC Bulletin Board on May 16, 2002 in accordance with Rule 457 under the Securities Act of 1933.

                                ----------------

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                TABLE OF CONTENTS

                                                                            Page
SUMMARY ...................................................................    1
RISK FACTORS ..............................................................    4
SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS ..............   21
RECENT DEVELOPMENTS .......................................................   21
USE OF PROCEEDS ...........................................................   25
CAPITALIZATION ............................................................   25
DIVIDEND POLICY ...........................................................   25
BUSINESS ..................................................................   25
RELATED TRANSACTIONS ......................................................   51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............   52
SELLING SECURITY HOLDERS ..................................................   53
PLAN OF DISTRIBUTION ......................................................   60
TRANSFER AGENT ............................................................   68
LEGAL MATTERS .............................................................   68
EXPERTS ...................................................................   68
WHERE YOU CAN FIND MORE INFORMATION .......................................   68
INDEX TO FINANCIAL STATEMENTS .............................................   70

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2002

                            UNIVERCELL HOLDINGS, INC.

                                9,932,904 SHARES
                                  Common Stock
                               ($0.0001 par value)

                                ---------------

         All of the shares of the Company's Common Stock being offered by this Prospectus are being registered for resale by the selling stockholders. Those shares of Common Stock include shares of Common Stock underlying the Company's convertible debentures due 2004, and shares of Common Stock underlying the Company's Common Stock purchase Warrants expiring in 2004 and exercisable for shares of Common Stock. The specific number of shares into which the debentures are convertible cannot be determined at this time because it is based on a formula which utilizes future market values of the Common Stock to determine the number of conversion shares of the debentures, described below. The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their respective issuance date, unless earlier converted into Common Stock of the Company at the holder's option. If not earlier converted, the debentures will be automatically converted on their respective maturity date. The conversion rate is the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the debentures, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of conversion.

         The number of shares of Common Stock sought to be registered in connection with this Registration Statement is equal to the number of shares of Common Stock which are authorized for issuance by the Company (50,000,000) less the number of shares which are already issued and outstanding (40,067,096). The number of shares of Common Stock sought to be registered hereby may be insufficient to satisfy the number of shares required to be issued by the Company upon the conversion of the debentures and/or the exercise of the Warrants, due to fluctuations in future market value and the impact this variable will have on the formulae for conversion of the debentures.

         We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of any outstanding Warrants to purchase Common Stock. The amount of such proceeds (if any) will vary, depending on the results of the formula which is used to determine the exercise price of the Warrants, which is 105% multiplied by the lower of (i) 200% of the closing bid price per share of the Company's Common Stock on the issuance date of sale of the Warrants, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of exercise. The Warrants also include a "cashless exercise" option to the Warrant holders, which allows the holder to receive a lesser number of shares of Common Stock in lieu of paying the exercise price in cash, which number will be based on the product of the total number of shares as to which the Warrant is being exercised multiplied by the closing bid price of the Common Stock on the date of exercise, less the product of the total number of shares as to which the Warrant is being exercised multiplied by the then-current exercise price, divided by the closing bid price of the Common Stock on the date of exercise. Accordingly, if and to the extent any Warrant holder exercises any of its Warrants and elects the cashless exercise option, the Company will not receive any cash proceeds from the issuance of the Common Stock underlying the Warrant, but the Company will issue fewer shares of Common Stock than the number of shares represented by the Warrant.

         We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

         We believe that the selling stockholders will sell the shares from time to time on the National Association of Securities Dealers, Inc. Over-The-Counter Electronic Bulletin Board, or "OTCBB," in privately negotiated transactions or in a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution." We will indemnify the selling stockholders against some liabilities, including liabilities under the Securities Act.

         Our Common Stock is quoted for trading on the OTCBB under the symbol "UVCL." On May 16, 2002, the closing bid price of the Common Stock was $.14 per share and the closing asked price was $.21 per share.

                                ---------------

  BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY
    CONSIDER THOSE RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 4.

                                ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May 24, 2002

                                     SUMMARY

         Our business is providing mobile telephone services to U.S. travelers going overseas. Mobile phones most commonly used in the U.S. are not compatible with service providers abroad. Consequently, most people simply do without having mobile phone access when traveling abroad. We believe that there are many people who travel from the U.S. abroad who would want or may require mobile phone services and they, for the most part, are unable to receive service overseas with their own mobile phones. Thus, we believe there is a market opportunity for our services.

         We currently offer wireless phone, fax, data and Internet communication services to business travelers, leisure travelers and students traveling to over 110 foreign countries. Our services include:

               o    international cellular phone rentals;

               o GSM service ("GSM" is an acronym for Global System Mobile communication, a wireless telephony technology which is used extensively abroad but has not yet gained widespread use in the U.S.);

               o    prepaid international wireless GSM service and sales;

               o    satellite phone rentals and sales; and

               o    high-speed data card rentals and sales.

         Providing mobile telephone services to U.S. travelers abroad is a niche market in its fledgling stage, with very little market penetration at present. Our objective is to develop this market and become a leading provider of international mobile phone services to U.S.-based international travelers. We anticipate expanding our product line as we grow, both to adapt to changing technology and to add products which will complement and expand our core business.

         In this Prospectus, the terms "Company" and "UniverCell Holdings" both refer to UniverCell Holdings, Inc. The term "UniverCell" refers to the Company's operating subsidiary, UniverCell, Inc. We use the terms "we," "our," and "us" when we do not need to distinguish among these entities or their predecessors or when any distinction is clear from the context.

         Our principal executive offices are located at One Randall Avenue, Baltmore, MD 21208, and our telephone number is (800) 765-2355.

THE OFFERING

Common Stock offered by selling
  stockholders:
  Common Stock issuable upon
    conversion of convertible
    debentures and Warrants.........   9,932,904 shares

Common Stock to be outstanding after
  this offering.....................   50,000,000 shares

Selling Stockholders................   Shares of Common Stock being registered
                                       for resale by the selling stockholders,
                                       who are the holders of convertible
                                       debentures in the aggregate principal
                                       amount of $650,000 issued by the Company in a private placement offering conducted in March through May of 2002, and the holders of Warrants to purchase an aggregate of 1,300,000 shares of Common
                                       Stock issued to persons designated by the placement agent we engaged to conduct the private offering of the convertible debentures. The specific number of shares into which the debentures are convertible and as to which the Warrants are exercisable for purchase cannot be determined at this time because they are based on formulae which utilize future market values of the Common Stock to determine the number of conversion shares of the debentures and exercise shares of the Warrants. The specific formulae are set forth in the form of debentures and Warrants, and are more specifically described herein. The number of shares of Common Stock sought to be registered in connection with this Registration Statement is equal to the number of shares of Common Stock which are authorized for issuance by the Company (50,000,000) less the number of shares which are already issued and outstanding (40,067,096). The number of shares of Common Stock sought to be registered hereby may be insufficient to satisfy the number of shares required to be issued by the Company upon the conversion of the debentures and/or the exercise of the Warrants, due to fluctuations in future market value and the impact this variable will have on the formulae for conversion and exercise.
                                       Furthermore, at this time we cannot
                                       distinguish the selling stockholders as
                                       between holders of convertible debentures and holders of Warrants because this will depend on the timing of the conversion of the convertible debentures and the exercise of the Warrants (if any of the Warrants are so exercised).

OTCBB Symbol........................   UVCL

SUMMARY FINANCIAL DATA

         The following table summarizes the financial data for our business. You should read the following information in conjunction with the condensed consolidated financial statements and the related financial statement notes appearing elsewhere in this Prospectus.

                                                        THREE MONTHS             YEAR ENDED
                                                           ENDED                DECEMBER 31,
                                                       MARCH 31, 2002       2001           2002
                                                      ---------------  -------------  -------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues (net sales) ................................     $101,867        $796,505        $694,618
Gain (loss) from operations .........................     $(60,241)      $(148,815)        $83,280
Net Gain (loss) attributable to Common Stockholders..    $(241,942)      $(143,963)        $85,599
Basic and diluted net gain (loss) per share .........       $(.006)         $(.004)          $.003
Weighted average basic and diluted
  shares outstanding ................................   39,399,040      33,286,070      31,140,247

                                                                                   AS OF
                                                          AS OF                DECEMBER 31,
                                                      MARCH 31, 2002               2001
                                                      ---------------         -------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents                                  $333,219               $90,560
Total assets.........................................      $919,722              $462,875
Long-term debt.......................................      $315,000                $1,874
                                                       (convertible           (principal under
                                                       debentures, net)       interest free
                                                                              line of credit)
Stockholders' equity.................................      $311,444              $23,136

SUMMARY NOT COMPREHENSIVE

         The foregoing summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire Prospectus carefully, including the sections titled "Risk Factors," "Management Discussion and Analysis," "Management," and "Related Party Transactions" and the financial statements and the notes relating to the financial statements.

                                  RISK FACTORS

         Our business entails many risks and uncertainties, some of which are discussed below. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations. If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected.

         FACTORS AFFECTING THE COMPANY'S BUSINESS

         WE HAVE A LIMITED HISTORY OF REVENUES.

         Since we began operations in 2000, we have had only modest revenues. Our net sales were approximately $695,000 in 2000 and $797,000 in 2001. Our gross profits were also modest, consisting of approximately $328,000 in 2000 and $410,000 in 2001. Our net income was approximately $86,000 in 2000, and we had a net loss of approximately $144,000 in 2001.

         We have begun to implement our strategy for growth. This strategy will necessarily involve incurring significantly higher expenses than we have experienced in the past. These expenses relate to enhancing our infrastructure (including hiring additional employees and professional advisors to assist with our management and moving to larger offices in New York City), engaging in strategic acquisitions, increasing our marketing sales force, advertising and other marketing activities. Our operating expenses are expected to increase in future periods, and these increases in operating expenses may be significant. We may not increase our revenues sufficiently (if at all) in order for us to support our operating expenses or achieve profitability, and if we do achieve profitability, we may not be able to sustain profitability.

         WE HAVE A LIMITED OPERATING HISTORY FROM WHICH TO EVALUATE OUR
BUSINESS.

         We have a limited operating history on which to base an evaluation of our business, strategy, management and products. We have only been operating our current business since 2000, and our strategy involves a number of substantial new initiatives. Our success will depend in part on our ability to deal with the administrative, recruiting and human resource management, technology, business integration, marketing, competition, capital resource, financial management, investor relations and other issues and problems which we will encounter. Our current management has limited experience in managing these issues, and we cannot be certain that we will succeed in recruiting additional management personnel, or that our management will be able to deal with these issues effectively. Our business and market is also novel, and we cannot be certain that we will succeed in gaining market acceptance of our products in the marketplace. It is impossible to predict with any certainty the economic outlook or future success of our business.

         IF WE DO NOT HAVE SUFFICIENT FINANCING, WE MAY NOT BE ABLE TO ACHIEVE OUR GROWTH STRATEGY.

         Our business strategy requires substantial capital to improve our internal management and operations infrastructure, expand our marketing efforts and enhance our technological capabilities, among other things. Based on our business strategy, we also expect to make strategic acquisitions of other companies in our market or in complementary markets. To implement our business strategy, we will require additional funds, and we may not be able to generate sufficient revenues from operations to pay for our expected increased expenditures.

         To the extent that our revenues from operations are insufficient to meet our increased expenditures, we intend to rely on capital financing from investors. If we are unable to obtain sufficient capital, it is likely that we will be required to proportionately scale back our business strategy and forego certain opportunities. Furthermore, delays in consummating pending financing transactions will necessitate that we delay the implementation of our business strategy, and delays in consummating future financing transactions may leave us with insufficient cash to meet the requirements of our aggressive budget and impede our ability to pursue our business plan. Further, it may turn out that we require additional funding sooner than we currently anticipate, whether due to increased costs, decreased revenues or otherwise. In addition, development opportunities and other contingencies may arise, which could require additional capital. Any inability to obtain required future financing would likely have a materially adverse effect on our business and could require that we significantly reduce or suspend our operations, seek a merger partner or sell some or substantially all of our assets.

         WE MAY INCUR INDEBTEDNESS IN CONNECTION WITH OUR CAPITAL REQUIREMENTS, AND THE TERMS OF THIS INDEBTEDNESS MAY IMPOSE RESTRICTIONS ON OUR OPERATIONS OR LIENS ON OUR ASSETS.

         As of December 31, 2001, we had indebtedness of approximately $2,000, which was owed to Sean Fulda under a non-interest bearing line of credit extended by Mr. Fulda to UniverCell. That amount was subsequently repaid, and this line of credit expired in February 2002. From March through May 2002, the Company engaged in a private placement offering of convertible debentures. The Company incurred indebtedness in the aggregate principal amount of $650,000 to certain investors pursuant to this private placement. $315,000 of these debentures were sold on March 27, 2002, $285,000 of these debentures were sold on April 30, 2002 and $50,000 of these debentures were sold on May 7, 2002. The Company terminated the private placement offering after the May 7, 2002 sale of debentures.

         The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their respective issuance date, unless earlier converted into Common Stock of the Company at the holder's option. If not earlier converted, the debentures will be automatically converted on their respective maturity date. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the Debentures, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of conversion.

         In the future, we may incur other indebtedness. The terms of such indebtedness may impose restrictions on us, including limiting our payment of dividends to our shareholders and engaging certain corporate transactions. The level of our indebtedness and debt covenants could have important consequences to us and our stockholders

         Our ability to make scheduled payments and comply with our debt covenants or to refinance our debt obligations will depend upon our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control. Cash flow from operations and other capital resources may not be sufficient for payment of our debt in the future. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations, and the occurrence of such events may have a material adverse effect on our business and results of operations.

         WE DEPEND ON RELATIONSHIPS WITH STRATEGIC CORPORATE PARTNERS TO MARKET OUR PRODUCTS AND SERVICES.

         We rely significantly on our referral program participants to provide customer referrals to us. To date, we estimate that approximately 40% to 50% of our customers are referred to us by corporate partners. As of December 31, 2001, most of our referral program relationships were with independent travel agents. The travel agency business is in the midst of change. Previously, travel agents were paid commissions on bookings from airlines. Recently, airlines have ceased paying travel agent commissions. Additionally, the proliferation of Internet travel portals and other booking methods have impacted travel agents' share of the travel booking market. This creates an opportunity for us to develop referral program relationships with travel agents because we offer a source of revenue (referral fees) and a value-added customer service (offering our services, which we believe will be of interest to travel agents' international customers) with virtually no additional cost to travel agents. On the other hand, it is likely that fewer people will book travel through traditional travel agencies, thus reducing the value of travel agents to us as referral program participants.

         As we achieve maximum penetration of the travel agent industry for referral program opportunities, we will be required to expand our network of corporate partners to include additional relevant partners. If we do not do so, we will be required to rely more heavily on our other marketing approaches, namely, advertising to our target market segments and direct sales. If we are unable to do so, our business and results of operations may be materially adversely affected.

         WE DEPEND ON KEY SUPPLIERS FOR AIR TIME AND TELEPHONE EQUIPMENT.

         We have two carriers for overseas air time use: Cellcom Israel Ltd. for Israel, and Orange, based in the U.K., for all other countries currently served by us. Our agreement with Cellcom is currently scheduled to expire in August 2002. We do not have any overriding agreement with Orange governing all of our lines for any particular length of time or minimum amount of service commitment. Rather, each time we order a new phone "line" we agree to a twelve-month term and certain minimum monthly charges. When the initial 12-month term ends, it is automatically extended unless and until either party gives a one-month notice of termination to the other party. We can also terminate our contract with Orange as to any one or more lines during the initial 12-month period if we pay Orange all minimum monthly charges for the twelve-month term, although if Orange changes certain terms of service, we may terminate one or more lines early without satisfying those minimums. Orange may immediately terminate our contract as to any one or more lines if (i) we fail to make timely payment of charges, satisfy certain credit requirements, are found to have provided false or misleading information to Orange or if we become insolvent, or (ii) we fail to comply with certain agreements (such as maintaining confidentiality, refraining from using Orange's services in an improper or abusive manner, impairing the Orange network or failing to comply with regulations).

         On the one hand, we perceive certain advantages to the freedom of not being "locked in" to a particular length of service, but on the other hand, we recognize that there is a risk that our service providers could cease providing services to us with minimal notice. In the event that our air time carriers cease providing service, we will have to negotiate with other air time carriers, and there are no assurances that a substitute air time carrier could be obtained by us quickly enough to ensure uninterrupted service to our customers, or at the same cost as our current carriers, if at all.

         Additionally, except for Israel, we rely on Orange's internal customer service capabilities, licensing, affiliate network and cooperation agreements with other local carriers to provide cellular service to the countries where we make our services available. If Orange's relationships with these other parties were to be terminated, or if the charges to Orange (which in turn would be passed on to us) were to substantially increase, then we may not be able to provide services to our customers in certain countries, unless we negotiate separate agreements with local carriers in those countries. The cost of doing so may substantially increase our costs, both in terms of higher air time charges and in terms of the administrative burden of handling our relationships with multiple air time carriers instead of Orange.

         We do not design or manufacture any cell phones or equipment, and we do not plan to engage in that business. We have an arrangement with Orange (our air time service carrier based in the U.K.) to provide our cell phones and related equipment at what we believe to be minimal cost. Orange is not under any long-term obligation to continue to provide this equipment to us on such terms, however. If Orange were to increase its equipment charges and we were unable to negotiate an alternative source for our needed equipment at comparable prices to what we have historically paid, our gross profit will decrease and our net income could be diminished.

         WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR ACHIEVE PROFITABILITY.

         We expect that our sales and marketing, operations and administrative expenses may increase in the future, perhaps substantially, as compared to our historical expenses. If they do, we will need to generate significant revenues to achieve and maintain profitability. We do not know if our revenues will be sufficient to pay our expenses, or that our revenues will continue to grow, or that we will achieve profitability, or that our profitability can be sustained. We cannot be certain that we will achieve or sustain positive cash flow or profitability from our operations. Our net losses and negative cash flow from operating activities are likely to be substantial if, among other things:

          o    there is insufficient public demand for our products;

          o we are unable to compete on a price-basis and customer service basis with other mobile phone rental companies in the U.S.;

          o we are unable to compete on a price-basis with international roaming charges by U.S. carriers on the GSM platform;

          o we are unable to meet our goal of offering SIM chips or other products on a cost-effective basis to those U.S. consumers whose personal cellular phones are GSM-based or we are otherwise unable to respond to technological or social changes which, if not addressed by us, would threaten to cause our products and services to become obsolete;

          o our air time and/or equipment charges increase substantially and we are unable to pass along these increased charges to our customers;

          o our management does not operate our business efficiently and effectively;

          o    our sales and marketing personnel are not effective; or

          o we encounter significant unanticipated regulatory or tax issues in connection with our current or future activities.

         Our ability to achieve our objectives is subject to financial, competitive, regulatory, legal, technical and other factors, many of which are beyond our control. The occurrence of one or a combination of these negative events may have a material adverse effect on our business and results of operations.

         THE DEPARTURE OF MANAGEMENT AND/OR KEY PERSONNEL WOULD IMPAIR OUR ABILITY TO OPERATE THE BUSINESS EFFECTIVELY.

         Currently, we have three employees: Sean Fulda, chairman of the board of directors, chief executive officer, president and secretary, Laura Stuart, office manager, and Raphael Aron, a salesperson. The departure of any of these employees, but in particular Mr. Fulda, may have an immediate and substantial adverse effect on our ability to conduct our business. We cannot make any assurances that substitute personnel will be available to us in the event of the departure of key management and/or administrative and operations personnel, or that new personnel hired will be able to be quickly integrated into the Company and able to address the Company's needs adequately and in a timely manner. Further, there can be no assurances that any such replacement personnel will not depart from the Company, in which case the Company will again need to install replacement personnel, perhaps with no or very little advanced notice.

         OUR BUSINESS COULD BE HARMED IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL.

         As of May 24, 2002, we only had three employees: Sean Fulda, our president and chief executive officer, Laura Stuart, our office manager, and Raphael Aron, a salesperson, who joined the Company in April, 2002. We recognize an immediate need to increase our management capacity and we have determined that it is also important to hire a sales staff so as to increase our marketing efforts. We believe our short and long-term success depends largely on our ability to attract and retain highly skilled personnel, particularly additional sales and marketing personnel and management personnel, but also operations and administrative personnel. Because our business is small and new, it presents risks to potential employees. Therefore, we may not be able to hire or retain the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect to pay. Our inability to attract and retain such personnel would limit our growth and harm our business, and this could have a material adverse effect on our business and results of operations.

         WE MAY BE UNABLE TO ACHIEVE OUR OPERATING AND FINANCIAL OBJECTIVES IF WE CANNOT MANAGE OUR ANTICIPATED GROWTH EFFECTIVELY.

         We anticipate that our business could grow rapidly, particularly if we are able to complete certain strategic acquisitions. Our future success depends in large part on our ability to manage this anticipated growth. For us to manage this growth effectively, we will need to:

          o expand and enhance our operating and financial procedures and controls;

          o replace or upgrade our operational and financial management information systems; and

          o    attract, train, manage and retain key employees.

         These activities are expected to place a significant strain on our financial and management resources. If we are unable to manage growth effectively, our business could suffer. To manage our growth effectively, we will have to broaden our managerial, administrative and operational capabilities, maintain and enhance the efficiency of our operational support, other back office systems and financial systems and controls. We cannot make any assurances that we will be able to maintain adequate internal managerial, operating, administrative and financial systems, procedures and/or controls. Our inability to do so may have a material adverse effect on our business and results of operations.

         WE MAY BE UNABLE TO ACHIEVE AND MANAGE OUR PLANNED EXPANSION.

         Our future success and continued growth depends in large part on our ability to expand our operations, both internally and by making strategic acquisitions. Expansion would depend on:

          o our ability to hire, train, retain and assimilate competent management and other employees;

          o    the adequacy of our financial resources;

          o our ability to penetrate our target markets and compete effectively with other companies in our market segment;

          o our ability to identify new markets in which we can successfully compete; and

          o our ability to adapt management, information and other systems to accommodate expanded operations.

         In addition, we may enter new markets in which we have no prior operating experience. We cannot be certain that we will be able to achieve any planned expansion or that such expansion will be profitable, or that any such profitability, once achieved, could be sustained. Any expansion will place increasing pressure on our management controls. The failure to successfully manage any planned expansion would adversely affect our business, and, in all likelihood, also materially increase our operating expenses and thereby adversely affect our operating profits.

         FUTURE ACQUISITIONS MAY STRAIN MANAGEMENT RESOURCES AND INVOLVE INTEGRATION ISSUES THAT COULD ADVERSELY AFFECT OUR OPERATIONS.

         Our growth strategy relies in part on our making strategic acquisitions with appropriate companies, such as competitors with whom we can achieve synergies and operational economies. We cannot assure that we will be able to:

          o    successfully identify suitable acquisition candidates;

          o negotiate favorable terms for such prospective acquisition transactions;

          o    complete any acquisitions;

          o integrate acquired operations into existing operations our existing management and operational structure, which may differ from that of the acquired entity; or

          o    expand into new markets.

         Acquisitions could have a material adverse effect on our operating results as we attempt to integrate the operations of the acquired businesses into our operations. Once integrated, acquired operations may not achieve profitability, or anticipated economies of scale or other synergies may not materialize. Moreover, indebtedness or other liabilities we assume in the course of making acquisitions may impair our overall financial condition. In particular, we may assume by operation of law, liabilities which are not disclosed to us or which are contingent at the time of the acquisition but are recognized after the acquisition, and our contract remedies may be insufficient to negate the impact of such liabilities. This could result in a material adverse effect on our business and results of operations, either in an individual instance or taken as a whole with other acquisitions or other circumstances.

         WE MAY HAVE ASSUMED LIABILITIES FROM OUR PREDECESSORS IN THE EXCHANGE TRANSACTION(1) WHICH WE ARE UNAWARE OF OR HAVE NOT AS YET MATURED FROM CONTINGENT LIABILITIES INTO ACTUAL LIABILITIES. THESE LIABILITIES MAY BE SIGNIFICANT. WE MAY BE UNABLE TO ENFORCE THE CONTRACTUAL PROTECTIONS AFFORDED US UNDER THE EXCHANGE TRANSACTION. FUTURE ACQUISITION TRANSACTIONS MAY HAVE SIMILAR RISKS.


----------

(1) The term "Exchange Transaction" refers to the transaction whereby UniverCell became the wholly-owned subsidiary of UniverCell Holdings, Inc., which occurred on December 14, 2001. This term is more specifically defined in the description of our Corporate Structure and Background contained in the Business section of this Prospectus.

         The Stock Purchase Agreement and Share Exchange pursuant to which the Exchange Transaction was effected contained certain representations and warranties by the Company's predecessor, Hypermedia, and Robert Esposito to UniverCell and the stockholders of UniverCell. These included representations and warranties to the effect that Hypermedia was not the subject of any legal proceedings which would have a material adverse effect on Hypermedia, that Hypermedia was not bound by any material agreement or commitment (including an employment or similar type of agreement), that Hypermedia had good title to its assets and had no notice of a third party claim for infringement or similar assertion of rights contrary to Hypermedia, and that Hypermedia was not party to any material transaction with its principal stockholders. UniverCell believed, and UniverCell continues to believe, that these representations and warranties were correct when made. Nevertheless, liabilities or obligations of Hypermedia (contingent or actual, known or unknown to Hypermedia and/or Mr. Esposito) which were not disclosed to UniverCell and the UniverCell stockholders prior to the consummation of the Exchange Transaction may exist. Similarly, any future acquisitions by the Company entail the risk that the Company may assume undisclosed liabilities from these acquisition targets. Any such liabilities or obligations may burden the Company, and the Company may not have adequate remedies under the Stock Purchase Agreement and Share Exchange or at law or in equity to make the Company whole should any such liability or obligation arise or become known. The effect of any one or more of such liabilities or obligations could be materially adverse to our business and results of operations.

         WE DO NOT HAVE SUBSTANTIAL PROPRIETARY INTELLECTUAL PROPERTY RIGHTS THAT COULD ACT AS A BARRIER TO COMPETITION.

         We have no patented technology that would bar competitors from our market. Third parties may therefore attempt to copy or otherwise obtain and use the information that we use in our business, and use this information in competition with us.

         We have not as yet sought federal registration for our trademarks and service marks, although we intend to pursue such registrations to augment our common law trademark and service mark rights. It is possible that we may be unable to obtain such registrations, and it is also possible that third parties may have superior rights to our trademarks and/or service marks than we do, in which case we will need to examine the circumstances and determine what action is appropriate, which may include licensing such marks from third parties for a royalty fee or abandoning our use of such marks in favor of newly-devised marks.

         FACTORS AFFECTING THE TELECOMMUNICATIONS AND MOBILE TELEPHONY
INDUSTRIES

         GROWTH OF THE CELLULAR PHONE AND MOBILE TELEPHONY MARKETS MAY NOT CONTINUE AT RECENT RATES, AND WE MAY NOT BE ABLE TO INCREASE OR MAINTAIN OUR REVENUE.

         The market for cellular communications products and services has grown substantially in recent years, but that growth may not continue at the same rate, if at all. Indeed, peak U.S. market penetration may have already occurred. In addition, the overseas mobile phone rental market is a relatively new market venture, and our ability to profit and grow within that market is uncertain. Expansion of GSM use in the U.S. will enable more U.S. consumers to be able to make and receive calls while overseas on their own mobile phones, thereby reducing our potential market for phone rentals. If we are unable to offer products that would appeal to these consumers, such as SIM chips, our market will likely shrink, which may reduce our sales and profits, if any.

         PRICES FOR CELLULAR AND MOBILE TELEPHONY SERVICES MAY DECREASE, WHICH WOULD AFFECT OUR ABILITY TO COMPETE ON A PRICE BASIS AND WOULD LIKELY DECREASE OUR PROFIT MARGINS.

         The price of cellular services may decrease, as new wireless technologies are developed to compete with traditional cellular telephony, and as existing U.S. carriers compete more aggressively to attract and retain customers. If the price of cellular service decreases, then our profitability may also decrease, particularly if international "roaming" rates charged by U.S. based GSM carriers decrease substantially.

         INTENSE COMPETITION IN THE CELLULAR AND MOBILE TELEPHONY INDUSTRY COULD PREVENT US FROM INCREASING OUR SALES OR ACHIEVING PROFITABILITY.

         The overseas mobile telephone rental market, and the cellular communications industry in general, is highly competitive. Competitive factors include:

          o    price;

          o    customer service;

          o    geographical coverage; and

          o    the ability to increase revenues through marketing.

         There are other U.S.-based companies which offer short-term, portable overseas phone rental services, and we are in direct competition with those companies. We also compete with regional and national cellular service companies abroad. For instance, in some places, local phone centers abroad may offer short-term prepaid phones for local use. Many regional and national cellular service companies have substantially more experience and greater financial, technical and other resources than we do. In addition, as the mobile telephony market matures, companies are apt to look for new market segments that they can enter. There are relatively few barriers to entry to our overseas phone rental business. For example, U.S. carriers, many of which have broad retail networks, may decide to enter into this market. Any competition may have a material adverse impact on our results of operations, since we will need to address such competition by lowering our prices, increasing our service levels, expanding our marketing efforts, and/or reducing our costs.

         WE COMPETE IN AN INDUSTRY CHARACTERIZED BY SEVERAL DOMINANT COMPANIES WHICH HAVE SUBSTANTIAL RESOURCES, DEVELOPED INFRASTRUCTURES AND CUSTOMER BASES.

         Many carriers of mobile telephony services are extremely large companies with substantial revenues and financial resources, broad customer and corporate partner bases, highly-developed internal technical, marketing and management resources and important name brand recognition, among other characteristics. To the extent that we compete with any of these companies, we will be at a competitive disadvantage. Should such companies enter our market, or if we choose to enter markets in which these companies operate, we may be unable to compete effectively with these companies, which could have a material adverse effect on our business and results of operations.

         COMPETITORS IN OUR MARKET FOR INTERNATIONAL MOBILE PHONE RENTALS ARE MORE ESTABLISHED THAN WE ARE.

         Our current market - phone rentals and other mobile telephony services to U.S. persons traveling overseas - is highly fragmented, and has several dominant providers, each of which has developed its own strategies and target market segments. Many of our competitors are significantly larger than we are, and these companies may have a more advanced managerial, administrative and operations infrastructure than we do, higher revenues than we have experienced, larger customer and affiliate referral bases than we do, and better financial resources and access to capital than we enjoy. These factors and others will tend to make it more difficult for us to compete for business, and we may be unsuccessful in doing so. If we are unsuccessful, we may be forced to, or may choose to, liquidate our business.

         WE MUST KEEP PACE WITH THE RAPID TECHNOLOGY DEVELOPMENT CHANGES IN OUR INDUSTRY TO GROW AND SUSTAIN OUR BUSINESS.

         Our industry is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service, software and other product innovations. There is a significant number of wireless technologies currently under development in the marketplace. For example, voice and data communication through the Internet may substantially impact the telecommunications industry in the near future. Our future success will depend on our ability to respond to these technological advances and provide our customers with desirable services on a cost-effective basis. More specifically, our future success will depend largely on our ability to:

          o    offer services that incorporate leading technologies;

          o address the increasingly sophisticated and varied needs of our current and prospective customers;

          o respond to technological advances and emerging industry standards on a timely and cost-effective basis; and

          o continue offering services that are compatible with products and services of other vendors.

         We cannot guarantee that we will be able to successfully identify new opportunities and develop and bring new products and services to the market in a timely and cost-effective manner, or that products, services or technologies developed by others will not render our products and services noncompetitive or obsolete. In addition, our product or service developments or enhancements may not achieve or sustain market acceptance or be able to address effectively the compatibility and interoperability issues raised by technological changes or new industry standards. If we were not able to address these factors, our business could fail and we could be forced to, or choose to, liquidate it.

         WE COULD BE AFFECTED BY GOVERNMENTAL REGULATION OF TELECOMMUNICATIONS.

         The telecommunications industry is highly regulated, both in the U.S. and abroad. We are of the view that we are not subject to U.S. telecommunications regulations because none of the telecommunications services we provide are consumed in the U.S. For this reason, we also believe that our services are not subject to U.S. telecommunications taxes. As to foreign regulations and taxation, it is our understanding that the local carrier(s) who provide us with air time and network connections for use overseas are directly regulated by local authorities and pay taxes where applicable, and that we are not subject to redundant licensing or tax requirements. Nevertheless, we recognize that foreign and U.S. legislators, regulators and taxing authorities may enact new legislation or regulations affecting the telecommunications industry or may interpret existing legislation or regulates in such a way that could adversely affect our business. This could have a material adverse effect on our business and results of operations by restricting our activities, increasing our costs and/or reducing our revenue.

         GOVERNMENTAL REGULATION OF E-COMMERCE COULD ADVERSELY AFFECT OUR BUSINESS.

         We currently take orders via our website, www.rentalcell.com. This method is both convenient for the customer and efficient for our operations. The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. Currently, the Internet Tax Freedom Act places a temporary moratorium on new state and local taxes on Internet commerce. However, future laws imposing taxes, access fees, or other regulations on commerce over the Internet may impose increased costs on our business, which may cause a material adverse effect on our business and results of operations.

         FACTORS AFFECTING THE COMPANY'S MARKET

         OUR BUSINESS IS DEPENDENT ON SUBSTANTIAL NUMBERS OF PERSONS FROM THE U.S. TRAVELING ABROAD.

         At the core of our business strategy is the assumption that substantial numbers of people will travel from the U.S. overseas, and that such persons will want the convenience and security of having a mobile phone available during their trip. If travel abroad decreases, so will our potential market. Hostilities abroad and domestically, and in particular after the September 11, 2001 attacks, have had a dampening effect on international travel. Poor economic conditions also affect international travel, in particular with leisure travelers, but also with business travelers who may be subject to cost-cutting initiatives that curtail overseas travel. If U.S. travel abroad decreases and we are unable to grow our business to encompass a greater percentage of those people who do travel overseas, then we will likely experience reduced revenues, which could have a material adverse effect on our business and results of operations.

         SEASONALITY.

         Historically, we have experienced a reduction of revenues from phone rentals in the winter months due to the reduction in business travel during the holiday season and inclement weather. We have experienced an increase in sales of prepaid cellular phones in the holiday season. If factors beyond our control, such as international hostilities, political unrest or inclement whether occur during our "peak" period, our business could suffer. Depending on the duration and magnitude of such an occurrence, there could be a material adverse effect on our business and results of operations.

         DEPENDENCE ON CERTAIN CUSTOMERS.

         We do not rely on any particular customer for a substantial part of our revenues. This is largely due to the nature of our customers' only needing our products and services on an infrequent, sporadic basis. We do, however, believe that our customer relationships are good. In the future, we may develop relationships with certain customers which become representative of a significant portion of our business. Should this occur, the loss or diminution of business from any such customers may have a material adverse effect on our business and results of operations.

         DEPENDENCE ON CUSTOMERS TRAVELING TO CERTAIN GEOGRAPHIC REGIONS.

         If events occur which reduce the number of U.S.-based travelers going to certain regions where our business is concentrated, then our business may suffer. Approximately 60% of our revenues for 2001 were attributable to travelers to the following five countries: England, France, Germany, Italy and Spain. Approximately 20% of our revenues for 2001 derived from travelers to Israel. The remaining revenue was derived from customers traveling to other countries and other regions, such as Eastern Europe, Asia, and Central and South America. Because our initial customer base was travelers from the U.S. to Israel and we have in the past courted these travelers through advertising in publications targeting the Jewish population, we have had disproportionate revenues from travelers to Israel as compared to travelers to other destinations. We expect that our percentage of revenues derived from travelers to Israel will decrease as we increase advertising to broader segments of the travel market, thereby reaching potential customers traveling from the U.S. to other destinations. We may also engage in advertising directed at additional specific ethnic markets as a means to increase our sales and the breadth of our geographic reach. Our inability to diversify the segments of travel of our customer base, this may have a material adverse effect on our business and results of operation if travel to our "core" destinations decreases.

         OUR BUSINESS IS DEPENDENT ON U.S. MOBILE PHONE CARRIERS' INABILITY TO PROVIDE SERVICE TO THEIR CLIENTS FOR OVERSEAS USE AT REASONABLE RATES.

         Another assumption underlying our business strategy is that most U.S.-based mobile phones will be useless overseas, since the prevailing U.S. mobile telephony networks are not GSM-based and are therefore not compatible with overseas networks. Moreover, even when a U.S. consumer has GSM service, his or her phone will often not be usable overseas because the phone will be set at U.S. standard bandwidth, which differs from that used abroad. Further, as GSM use expands in the U.S. and consumers adopt multi-band phones in greater numbers, we also assume that we will be able to compete on a price basis with overseas "roaming" charges by U.S. GSM carriers, as compared to SIM chips we plan to offer. To the extent that these assumptions are invalid or do not come to pass, our potential market may be significantly smaller than we project. This could have a material adverse effect on our business and the results of our operations.

         WE MUST OFFER PRODUCTS AND SERVICES THAT APPEAL TO CUSTOMERS AND THAT WE CAN DELIVER CONVENIENTLY AND INEXPENSIVELY.

         We have developed what we believe to be a simple and convenient mechanism for customers to order rental phones (by calling our customer service center, faxing an order to us, or placing an order on our website), receive equipment (by overnight courier delivery to a customer's home or office) and return equipment to us after use (by return overnight courier, using a pre-paid mailer and dropping the phone in a courier's drop box or calling the courier for a pick up). Nonetheless, if customers demand a different mechanism, such as in-person immediate pick-up and/or drop-off, then we will try to accommodate such demands. The cost of doing so may increase, perhaps substantially, our cost of doing business, and our customers may be unreceptive to bearing any such cost increases. Accordingly, we may be unable to provide a level of convenience commensurate with consumer demand, or we may incur increased costs over our present methods. This may have a material adverse effect on our business and the results of our operations.

         FACTORS AFFECTING THE COMPANY'S SECURITIES

         CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF THE WARRANTS COULD ADVERSELY AFFECT OUR STOCK PRICE AND DILUTE OUR STOCKHOLDERS' INTEREST.

         The company has issued convertible debentures in the aggregate principal amount of $650,000. These convertible debentures may be converted into shares of Common Stock. The number of shares of Common Stock that the convertible debentures may be converted into depends on the price of the Common Stock. Under the terms of the convertible debentures, the principal and accrued interest on the convertible debentures is convertible into shares of Common Stock at an adjustable conversion price, which is the lower of (i) 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued, and (ii) 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion. The convertible debentures may be converted into Common Stock at any time at the option of the holder. Any amount not previously converted at the holder's option on the maturity date of the convertible debentures(1) will be automatically converted into Common Stock by the Company and the convertible debentures will cease to be outstanding

         Because the number of shares into which the convertible debentures may be converted depends on both the closing the bid price of the Common Stock at various dates in the future and the amount of accrued interest at various dates in the future, we cannot know as of this date how many shares of Common Stock are issuable upon conversion of the convertible debentures. For illustrative purposes, the following chart indicates the number of shares of Common Stock that will be issuable in respect of the convertible debentures with various hypothetical values ascribed to the closing bid price of the Common Stock. These hypothetical bid prices are not intended as projections, estimates, predictions or indications of the future performance of our Common Stock, but rather are provided to illustrate the impact of varying pricing levels on the holders of our Common Stock due to the conversion of the convertible debentures.

         The following table sets forth the number of shares of Common Stock into which the convertible debentures are convertible upon maturity, assuming that no debentures were converted prior to maturity at the option of the holder, calculated using the conversion amounts of the respective issuances of debentures at maturity of principal plus accrued interest, or a total of $352,800 ($315,000 principal plus $37,800 accrued interest) in respect of the debentures issued on March 27, 2002, $319,200 ($285,000 principal plus $34,200 accrued interest) in respect of the debentures issued on April 30, 2002 and $56,000 ($50,000 principal plus $6,000 accrued interest) in respect of the debentures issued on May 7, 2002:

 Lowest Closing      Closing Bid Price on Date of           Number of Shares into which         Total Number     Percentage of
 Bid Price for    Issuance of Convertible Debentures   Convertible Debentures are Convertible  of Shares into     Outstanding
20 Trading Days                                                                                     which       Common Stock(1)
   Prior to                                                                                      Convertible
 Conversion                                                                                     Debentures are
                                                                                                 Convertible
                        Debenture Issuance Date               Debenture Issuance Date                (3)
                  ------------------------------------ ---------------------------------------
                    3/27/02       4/30/02     5/7/02     3/27/02       4/30/02       5/7/02
                  ------------- ------------ --------- ------------- ------------- -----------
$1.00(2)          $.31          $.21         $.14        569,000       760,000     200,000     1,529,000        3.7%
$.30              $.31          $.21         $.14      1,680,000     1,520,000     266,667     3,466,667        8%
$.28              $.31          $.21         $.14      1,800,000     1,628,571     285,714     3,714,285        8.48%
$.25              $.31          $.21         $.14      2,016,000     1,824,000     320,000     4,160,000        9.41%
$.20              $.31          $.21         $.14      2,520,000     2,280,000     400,000     5,200,000       11.49%
$.15              $.31          $.21         $.14      3,360,000     3,040,000     533,333     6,933,333       14.75%
$.10              $.28          $.21         $.14      5,040,000     4,560,000     800,000    10,400,000       20.61%

(1) After conversion of all convertible debentures and assuming no other shares of Common Stock are issued (in respect of the Warrants or otherwise).

(2) If the lowest trading price for the twenty trading days immediately preceding the conversion date is $1.00, then all of the conversions will be based on the closing bid price as of the date of issuance instead of $1.00 because 200% of the closing bid price ($.62, $.42 and $28 for the March 27, 2002 April 30, 2002 and May 7, 2002 issuance dates, respectively) will be less than 70% of $1.00, or, $.70, for the debentures issued on all issuance dates.


----------
(1) $315,000 principal amount of these debentures mature March 27, 2004, $285,000 principal amount of these debentures mature April 30, 2004 and $50,000 principal amount of these debentures mature May 7, 2004.

(3) The Company may have an insufficient number of shares authorized for the conversion of the debentures, depending on the actual conversion price. Because that price will depend on future variables, the values of which we do not know at the current time, we cannot determine whether the number of shares of authorized and unissued shares of Common Stock (the 9,932,904 shares of Common Stock sought to be registered hereby) will be sufficient to allow for the conversion of the debentures and the issuance of the Warrants. See the risk factor below, entitled "We may need to issue additional shares of Common Stock to allow for the conversion of the debentures and the issuance of shares upon exercise of the Warrants" for further discussion of this issue.

         In addition to the issuance of shares of Common Stock due to the conversion of the convertible debentures, the Company may also issue shares of Common Stock upon the exercise of Warrants the Company has issued to certain persons designated by our placement agent. These Warrants entitle the Warrant holders to purchase up to an aggregate of 1,300,000 shares of Common Stock, of which 630,000 Warrants were issued on March 27, 2002, 570,000 Warrants were issued on April 30, 2002 and 100,000 Warrants were issued on May 7, 2002. The Warrants expire on the second anniversary of their respective issuance date. The number of shares issuable under the Warrants is fixed, but the exercise price of the Warrants is based on the following formula: 105% of the lower of (i) 200% of the closing bid price of the Common Stock on the date the Warrants were issued, and (ii) 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of exercise of the Warrants. The Warrants also include a "cashless exercise" option to the Warrant holders, which allows the holder to receive a lesser number of shares of Common Stock in lieu of paying the exercise price in cash, which number will be based on the product of the total number of shares as to which the Warrant is being exercised multiplied by the closing bid price of the Common Stock on the date of exercise, less the product of the total number of shares as to which the Warrant is being exercised multiplied by the then-current exercise price, divided by the closing bid price of the Common Stock on the date of exercise. Accordingly, if and to the extent any Warrant holder exercises any of its Warrants and elects the cashless exercise option, the Company will not receive any cash proceeds from the issuance of the Common Stock underlying the Warrant, but the Company will issue fewer shares of Common Stock than the number of shares represented by the Warrant.

         While we cannot predict what the warrant holders will do, it is likely that the warrant holders will exercise any Warrants which have not yet been exercised prior the expiration date, given that the warrant holders need only pay 105% of 70% of the lowest closing bid price for the 20 trading days prior to the expiration date, which has the effect of giving the Warrant holders a 26.5% discount over that closing bid price.

         The following table sets forth (i) the per share and aggregate exercise price for the Warrants, assuming that all of the Warrants are exercised prior to their respective expiration dates, (ii) the number of shares of Common Stock issuable thereunder, and (iii) the percentage of Common Stock represented by the shares underlying the Warrants:

----------------- ------------------------------------ ----------------------------------------- -------------- ----------------
 Lowest Closing      Closing Bid Price on Date of             Exercise Price of Warrants         Total Number    Percentage of
 Bid Price for           Issuance of Warrants                         Per Share/                  of Warrant      Outstanding
20 Trading Days                                                        Total(3)                     Shares      Common Stock(1)
    Prior to
    Exercise



                         Warrant Issuance Date                  Warrant Issuance Date
                  ------------------------------------ -----------------------------------------
                    3/27/02       4/30/02     5/7/02     3/27/02       4/30/02        5/7/02
                  ------------- ------------ --------- ------------- ------------- -------------
$1.00(2)          $.31          $.21         $.14      $.651         $.441/        $.294/        1,300,000      3.14%
                                                       $410,130      $251,370      $28,000

$.30              $.31          $.21         $.14      $.2205/       $.2205/       $.2205/       1,300,000      3.14%
                                                       $138,915      $179,550      $22,050
$.28              $.31          $.21         $.14      $.2058/       $.2058/       $.2058/       1,300,000      3.14%
                                                       $129,654      $117,306      $20,580
$.25              $.31          $.21         $.14      $.18375/      $.18375/      $.18375/      1,300,000      3.14%
                                                       $115,763      $104,738      $18,375
$.20              $.31          $.21         $.14      $.147/        $.147/        $.147/        1,300,000      3.14%
                                                       $92,610       $83,790       $14,700
$.15              $.31          $.21         $.14      $.11025/      $11025/       $.11025/      1,300,000      3.14%
                                                       $69,458       $62,843       $11,025
$.10              $.28          $.21         $.14      $.0735/       $.0735/       $.0735/       1,300,000      3.14%
                                                       $46,305       $41,895       $7,350

(1) After exercise of all Warrants but assuming no other shares of Common Stock were issued (in respect of the Debentures or otherwise).

(2) If the lowest trading price for the twenty trading days immediately preceding the exercise date is $1.00, then all of the exercise prices will be based on 105% of the closing bid price as of the date of issuance instead of $1.00 because 200% of the closing bid price ($.651, $.441 and $.294 for the March 27, 2002 April 30, 2002 and May 7, 2002 issuance dates, respectively) will be less than 105% of 70% of $1.00, or, $.735, for the Warrants issued on all issuance dates.

(3) Assumes all Warrants exercised for cash and not using the "cashless" exercise option, in which case the Company would not receive cash proceeds but the Company would issue fewer shares of Common Stock in connection with the exercise of the Warrants, which would diminish the dilutive effect of the Warrants on the stockholders of the Company.

         The issuance of additional shares of Common Stock, whether due to the conversion of the convertible debentures, the exercise of the Warrants or otherwise (such as due to the grant of stock options or warrants we may issue as incentive compensation or in connection with services rendered to us, the issuance of shares in exchange transactions in connection with acquisitions we may undertake, or the issuance of shares sold by us into the market in order to raise capital), will dilute the proportionate value of the Company on a per share basis, and will also dilute the proportionate voting power of the holders of Common Stock on a per share basis. This may cause the market value of the Company's Common Stock to decrease, due to the additional number of shares being issued and in the market. The more shares that are issued, whether due to conversion of the convertible securities, the exercise of the Warrants or otherwise, the greater the dilution in value and voting power that will be experienced by our stockholders. Further, the perception that additional shares may be issued into the market, due to the conversion of the convertible debentures, exercise of the Warrants or otherwise, could depress the market price of the Company's Common Stock, and could also hinder our ability to raise capital.

         WE MAY NEED TO ISSUE ADDITIONAL SHARES OF COMMON STOCK TO ALLOW FOR THE CONVERSION OF THE DEBENTURES AND THE ISSUANCE OF SHARES UPON EXERCISE OF THE WARRANTS.

         The number of shares of Common Stock sought to be registered in connection with this Registration Statement is equal to the number of shares of Common Stock which are authorized for issuance by the Company (50,000,000) less the number of shares which are already issued and outstanding (40,067,096). The 9,932,904 shares of Common Stock sought to be registered hereby may be insufficient to satisfy the number of shares required to be issued by the Company upon the conversion of the debentures and/or the exercise of the Warrants, due to fluctuations in future market value and the impact this variable will have on the formulae for conversion and exercise. Because we cannot ascertain the future market price of our Common Stock or the specific dates when the convertible debentures will be converted or the Warrants exercised (if at all), we cannot at this time determine the number of shares that we will ultimately be required to issue upon conversion of the debentures and exercise of the Warrants.

         Assuming all of the 1,300,000 shares represented by the Warrants are issued, there will be 8,632,904 shares of Common Stock available for issuance to the holders of the convertible debentures. As depicted in the table above under the risk factor captioned "Conversion of the convertible debentures and exercise of the Warrants could adversely affect our stock price and dilute our stockholders' interest," the conversion of the convertible debentures will result in the issuance of at least 1,529,000 shares of Common Stock. This assumes that the market price of the Common Stock at the time of conversion will result in the application of the first prong of the conversion formula, I.E., 200% of the closing bid price of the Common Stock on the respective dates of issuance of the convertible debentures. On the other hand, if the second prong of the conversion formula applies, I.E.,70% of the lowest closing bid price for the 20 trading days preceding the date of conversion, then more shares will need to be issued upon conversion. If the lowest closing bid price for twenty trading days prior to conversion falls below $0.12 then the Company may not have sufficient shares of common stock available for issuance to the holders of the convertible debentures.

         In this event, the Company will be required to amend its certificate of incorporation to authorize the issuance of additional shares of Common Stock and will also be required to amend this Registration Statement in order to include the number of newly-authorized shares of Common Stock. The Company will incur expenses to do so (which may be significant and may adversely affect the Company's results of operations), and the result of the authorization and issuance of additional shares will be dilution to the Company's stockholders.

         FUTURE SALES OF COMMON STOCK OR SENIOR SECURITIES COULD ADVERSELY AFFECT OUR STOCK PRICE AND DILUTE OUR STOCKHOLDERS' INTEREST .

         We may issue additional Capital Stock in future financing transactions, public or private offerings or in the form of incentive compensation for our executives and other personnel, consultants, and advisors. Additional shares of Common Stock may also be issued in connection with the exercise of Warrants or options to purchase shares which we may issue from time-to-time. Furthermore, as discussed under the risk factor captioned "We may need to issue additional shares of Common Stock to allow for the conversion of the debentures and the issuance of shares upon exercise of the Warrants," the number of currently-authorized shares may be insufficient to meet our future requirements for the issuance of shares of Common Stock upon the conversion of the debentures and/or the exercise of the Warrants. These dilutive events would have the effect of reducing the relative percentage of ownership of the Company represented by a share of Common Stock, as well as the voting power enjoyed by a share of Common Stock.

         OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

         Our Common Stock is a "penny stock," under Rule 3a51-1 under the Securities Exchange Act of 1934, as amended, unless and until:

          o    the shares reach a price of at least $5.00 per share;

          o we meet the financial size and volume levels for our Common Stock not to be considered a penny stock; or

          o we register the shares on a national securities exchange or list the shares for quotation on the Nasdaq Stock Market.

         A "penny stock" is subject to rules that require securities broker-dealers, before carrying out transactions in any "penny stock":

          o to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, before selling penny stocks to that customer;

          o    to disclose price information about the stock;

          o to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and

          o to send monthly statements to customers with market and price information about the "penny stock."

         Our Common Stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to:

          o approve the "penny stock" purchaser's account under standards specified in the rule; and

          o deliver written statements to the customer with information specified in the rule.

         These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of our shareholders to sell their shares into any secondary market for the Company's Common Stock, because the broker-dealers may find compliance cumbersome and time consuming. These restrictions may also have the effect of suppressing the price of our Common Stock on the secondary market.

         INDEMNIFICATION MAY LIMIT OFFICERS' AND DIRECTORS' LIABILITIES.

         We may indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection, though such indemnification may be limited by applicable laws and/or regulations due to public policy considerations.

         SEAN FULDA, OUR CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CONTROLS THE MAJORITY OF OUR COMMON STOCK AND HIS INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH THOSE OF OTHER STOCKHOLDERS.

         The interests of our management could conflict with the interests of our other stockholders. Sean Fulda, our chairman of the board, chief executive officer and president, beneficially owns, on a fully diluted basis, a total of approximately 69% of our outstanding Common Stock. Accordingly, he has the power to control the election of all of our directors and the approval of actions for which the approval of our stockholders is required. Accordingly, holders of our Common Stock may have no effective voice in our management. Mr. Fulda's actions are subject to his exercise of proper fiduciary duty to the stockholders. However, certain actions which some stockholders may view contrary to their interests may be fully permissible in the exercise of Mr. Fulda's business judgment. As of May 17, 2002, our board of directors was comprised of Sean Fulda plus two members-elect, Mr. Fulda's father, Michael Fulda, and David Friedman, who is a shareholder of the Company, each of whom has agreed to become a director effective June 15, 2002. Accordingly, there are no independent directors at present.

         CERTAIN PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT COULD HAVE THE EFFECT OF PREVENTING OR DELAYING A PERSON FROM ACQUIRING OR SEEKING TO ACQUIRE A SUBSTANTIAL INTEREST IN, OR CONTROL OF, THE COMPANY.

         The Company is subject to anti-takeover provisions under the Florida Business Corporation Act that apply to public corporations organized under Florida law unless the corporation has elected to opt-out of those provisions in its articles of incorporation or bylaws. The Company has not chosen to opt-out of these provisions.

         These provisions prohibit the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless:
(i) the board of directors gives its prior approval of the control share acquisition; (ii) the corporation amends its articles of incorporation or bylaws to make the statute inapplicable before a control share acquisition; or (iii) the holders of a majority of the corporation's voting shares, excluding "interested" shares, approve the granting of voting rights to the acquiring party. There are some exceptions to the "control share acquisition" provisions of the Florida Business Corporation Act. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party, directly or indirectly, to vote or direct the vote in the election of directors within any of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority or more.

         The Florida Business Corporation Act also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested stockholder" unless: (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested stockholder; (ii) the corporation has not had more than 300 stockholders of record during the past three years; (iii) the interested stockholder has owned at least 80% of the corporation's outstanding voting shares for at least five years; (iv) the interested stockholder is the beneficial owner of at least 90% of the voting shares, excluding shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) consideration is paid to the corporation's stockholders equal to the highest amount per share calculated under a complex formula, and other specified conditions are met; or (vi) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested stockholder. An "interested stockholder" is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation's outstanding voting shares.

         The Florida Business Corporation Act also contains "general standards for directors" provisions. These provisions state that in discharging his or her duties and in determining what is in the Company's best interest, a director may consider factors that the director deems relevant, including: (i) the long term prospects and interests of the Company and its stockholders; and (ii) the social, economic, legal or other effects of any proposed actions on its employees, suppliers or customers, the community in which the Company operates and the economy in general. Therefore, directors who consider these other factors may make decisions which are less beneficial to some, or a majority, of the Company's stockholders than if the law did not permit our directors to consider these factors.

         The effect of these provisions may be that the Company's board of directors could choose not to approve a business combination transaction which might be advantageous to the stockholders. This could materially adversely affect the value of the Company's Common Stock, as a takeover attempt could be thwarted by the board of directors.

         WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

         We do not anticipate paying cash dividends in the foreseeable future. Accordingly, a stockholder is not likely to receive any income from his or her investment in our Common Stock in the foreseeable future.

         SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         The market price of our Common Stock can be expected to fluctuate. These fluctuations may be as a result of our own financial performance, or of the performance of our industry or the economy in general. We believe factors such as quarterly fluctuations in financial results, announcements of new technologies and events impacting international travel may cause the market price of our Common Stock to vary, perhaps substantially. These factors, as well as general economic conditions over which we have no control (such as recessions or high interest rates), may adversely affect the market price of our Common Stock.

         SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         Some statements in this Prospectus under the caption "Risk Factors," and elsewhere may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with the Securities and Exchange Commission, also referred to as the "SEC."

         When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                               RECENT DEVELOPMENTS

         We reported our results of operations for the year ended December 31, 2001 on our Annual Report on SEC Form 10-KSB, filed April 16, 2002 and we reported our results of operations for the quarter ended March 31, 2002 on our Quarterly Report on SEC Form 10-QSB/A filed May 24, 2002. The following discussion reiterates certain information contained in these reports, and also describes certain additional developments which occurred subsequent to March 31, 2002 and which may be material to the existing and prospective stockholders of the Company.

         ISSUANCES OF SECURITIES

         ISSUANCE OF STOCK TO CERTAIN SERVICE PROVIDERS

         On March 6, 2002, we issued a total of 925,000 shares of common stock to certain consultants and professional advisors who had provided us with services in connection with the preparation of a business plan and the provision of certain other services. These services were performed between October 1, 2001 and December 31, 2001. The total value of these services was $231,250, and the shares were issued at a price of $.25 per share.

         We issued and sold our securities to these consultants in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each of the securityholders agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each securityholder also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. We affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each securityholders was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

         PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

         Beginning in March, 2002, the Company commenced a private placement offering of convertible debentures due 2004. The Company sought to sell a minimum principal amount of $500,000 of these debentures and a maximum principal amount of $1,000,000. The debentures were offered under a securities purchase agreement, pursuant to which the purchases and sales of the debentures occur at one or more closings, the first of which occurs when buyers have deposited with the escrow agent a minimum of $250,000.

         The convertible debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of the closing date, unless converted into common stock of the Company at the holder's option. The conversion rate is the lesser of (i) 200% of the closing bid price per share of the Company's common stock on the closing date, and (ii) 70% of the lowest closing bid price per share of the Company's common stock for the twenty (20) trading days immediately preceding the date of conversion.

         In connection with the sale of the convertible debentures pursuant to this private placement, the Company entered into a registration rights agreement that requires the Company to register for resale all securities issued upon conversion of the convertible debentures. This Registration Statement is being filed in connection with that obligation.

         On March 27, 2002, gross proceeds of $315,000 were raised and released from escrow to the Company. The purchasers of debentures at this closing are as follows:

NAME OF PURCHASER                        PRINCIPAL AMOUNT
-------------------------------          ----------------
Scott J. and Robin L. Hughes                  $20,000
Ronald S. Sheldon Living Trust                $25,000
Stephen Vedo                                  $50,000
Crusoe Capital                                $20,000
Paul Dowden                                  $100,000
Michael A. Siese                             $100,000

TOTAL 3/27/02 CLOSING:                       $315,000

         On April 30, 2002, the Company sold convertible debentures in the aggregate principal amount of $285,000. The purchasers of debentures at this closing are as follows:

NAME OF PURCHASER                        PRINCIPAL AMOUNT
-------------------------------          ----------------
Clifton H. Kees and Jane I. Kees
         Trustees for Kees Family
         Living Trust                         $30,000
Peter Card                                    $20,000
George E. Anderson                            $10,000
Neil Jones                                    $20,000
Robert  Duch                                  $20,000
Daniel Grillo                                 $50,000

Lance Adams                                   $20,000
Bonney Goldstein Irrevocable Trust            $15,000
Terry L. and Carol S. Conner                  $25,000
Charles Xue                                   $50,000
Joseph L. Maggini                             $25,000

TOTAL 4/30/02 CLOSING:                       $285,000

         On May 7, 2002, the Company sold convertible debentures in the aggregate principal amount of $50,000. The purchasers of debentures at this closing are as follows:

NAME OF PURCHASER                        PRINCIPAL AMOUNT
-------------------------------          ----------------
J. Michael Moyer                              $25,000
Troy Otillio and Jennifer Otillio
         Ttees for the Troy and Jennifer
         Otillio Living Revocable Trust
         Dtd:  11/5/96                        $25,000

TOTAL 5/7/02 CLOSING:                         $50,000

         After the closing on May 7, 2002, the Company terminated this private placement offering of convertible debentures. Hence, the aggregate gross proceeds to the Company from the sale of convertible debentures under this private placement offering are $650,000.

         The Company's placement agent agreement with Hornblower & Weeks, Inc. required the Company to pay the placement agent cash compensation equal to thirteen percent (13%) of the gross proceeds from sale of the convertible debentures. Accordingly, we paid Hornblower & Weeks a total of $84,500 in connection with its services as placement agent for this private placement offering, and our net proceeds from the private placement of convertible debentures was $565,500 (after cash compensation paid to Hornblower & Weeks but not considering legal, accounting and administrative expenses we incurred in connection with this private placement offering).

         The Company issued these securities under the exemptions from registration provided by 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. Each purchaser represented in writing that it was an accredited investor and that it acquired the securities for its own account.

         WARRANTS ISSUED TO PERSONS DESIGNATED BY OUR PLACEMENT AGENT

         In addition to the cash compensation payable to our placement agent, Hornblower & Weeks, Inc., our agreement with the placement agent required us to issue Warrants to persons that the placement agent designated to us on the following basis: for every $1,000 of debentures sold by the Company, the Company was required to issue Warrants to purchase 2,000 shares of the Company's common stock. Since we sold a total of $650,000 in principal amount of convertible debentures, we issued a total of 1,300,000 Warrants. The issuance date of the Warrants is the same date as the closing date of the convertible debentures which gave rise to the Company's obligation to issue the Warrants, thus, 630,000 Warrants were issued as of March 27, 2002, 570,000 Warrants were issued as of April 30, 2002 and 100,000 Warrants were issued as of May 7, 2002.

         The Warrants are exercisable during the two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is common stock for the twenty
(20) trading days immediately preceding the date of conversion. The Company also entered into a registration rights agreement which requires the Company to register for resale all securities issuable upon exercise of the Warrants.

         The persons to whom the Warrants were issued (as designated to us by the placement agent), the specific number of Warrants issued to such persons, and the respective issuance dates of the Warrants is set forth below:

WARRANT HOLDER             NUMBER OF WARRANT SHARES    DATE OF ISSUANCE
--------------             ------------------------    ----------------
Jason Goldstein                     387,500                   3/27/02
Edward Sosa                         135,000
Hornblower & Weeks, Inc.            157,500

TOTAL:                              630,000

Jason Goldstein                     385,000                   4/30/02
Edward Sosa                         177,500
Hornblower &Weeks, Inc.             325,000

TOTAL:                              585,000

Jason Goldstein                      62,500                    5/7/02
Tony Cedor                           12,500
Hornblower and Weeks, Inc.           25,000

TOTAL:                              100,000

         The Company issued these securities under the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each purchaser represented in writing that it was an accredited investor and that it acquired the securities for its own account.

         APPOINTMENT OF DIRECTORS

         Prior to June 15, 2002, Sean Fulda, the founder of UniverCell and the sole executive officer of the Company, will have acted as the sole director of the Company since the consummation of the Exchange Transaction. Two additional individuals have agreed to become members of the Company's board of directors:
David Friedman and Michael Fulda. David Friedman is the holder of 1,750,000 shares of Common Stock (or, approximately 4.12% of the currently-outstanding shares of Common Stock). Michael Fulda is Sean Fulda's father, and owns 660,000 shares of Common Stock in his own name, and, together with an additional 660,000 shares of Common Stock registered to his wife, Rivka Fulda, beneficially owns 1,320,000 shares of Common Stock (or, approximately 3.3% of the currently-outstanding shares of Common Stock). David Friedman and Michael Fulda have agreed to serve as directors beginning on June 15, 2002 and until the earlier of their resignation or removal or the election of their respective successors by the Company's stockholders.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered by the selling stockholders. However, we may receive proceeds from the exercise of the Warrants. The proceeds received by the Company from the exercise of Warrants will depend on the market price of the Common Stock for the 20 trading days prior to the exercise date, as the exercise price is calculated using a variable based on these prices, as well as the extent to which a given Warrant holder elects to make a "cashless exercise" in lieu of paying cash, in which case the Company will not receive cash proceeds but will be obliged to issue fewer shares of Common Stock than the total number of shares as to which the Warrant is exercised.

         The proceeds from the issuance of Common Stock upon the exercise of Warrants, if any, will be used for general corporate purposes. General corporate purposes may include expenses for research and development associated with the development and enhancement of our technology and products, expenses for sales and marketing and general administrative expenses associated with salaries and other expenses. General corporate purposes may also include acquisitions or other capital expenditures. We may invest the net proceeds temporarily until we use them for their stated purpose.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2002 on an actual basis. You should read this table in conjunction with our financial statements and the accompanying notes to our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this Prospectus.

                                                                  AS OF
                                                              March 31, 2002
       LIABILITIES AND STOCKHOLDERS' EQUITY                       ACTUAL
         Total Current Liabilities                              $225,278

         Total Stockholders' Equity:                            $379,444

         Total Capitalization                                   $919,722

                                 DIVIDEND POLICY

         It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                                    BUSINESS

OVERVIEW OF UNIVERCELL'S BUSINESS

         The Company carries on its business through its wholly-owned subsidiary, UniverCell.

         Our business is providing mobile telephone services to U.S. travelers going overseas. Mobile phones most commonly used in the U.S. are not compatible with service providers abroad. Consequently, most people simply do without having mobile phone access when traveling abroad. Because there are many people who travel from the U.S. abroad who want or require mobile phone services and they, for the most part, are unable to receive service overseas with their own mobile phones, we believe there is a market opportunity for our services.

         We currently offer wireless phone, fax, data and Internet communication services to business travelers, leisure travelers and students traveling to over 110 foreign countries. Our services include:

          o    international cellular phone rentals;

          o GSM service ("GSM" is an acronym for Global System Mobile communication, a wireless telephony technology which is used extensively abroad but has not yet gained widespread use in the U.S.)(1);

          o    prepaid international wireless GSM service and sales;

          o    satellite phone rentals and sales; and

          o    high-speed data card rentals and sales.

         Providing mobile telephone services to U.S. travelers abroad is a niche market in its fledgling stage, with very little market penetration at present. Our objective is to develop this market and become a leading provider of international mobile phone services to U.S.-based international travelers. We anticipate expanding our product line as we grow, both to adapt to changing technology and to add products which will complement and expand our core business.

         Our revenues to date have been modest, but UniverCell has been able to produce revenues since it began operating in 2000.(2) In fiscal year 2000, UniverCell's net sales were approximately $695,000, with net income of approximately $86,000. In fiscal year 2001, UniverCell's net sales were approximately $797,000, with a net loss of approximately $144,000. We incurred a loss during fiscal year 2001, primarily due to substantially increased operating expenses, including one-time expenses we incurred in connection with the development of our business plan and the Exchange Transaction. The term Exchange Transaction is defined below in the discussion under "Corporate Structure and Background." The total of these expenses was approximately $283,000.

         UniverCell has operated with low costs, while still being able to attract customers with appealing products and services delivered at competitive prices. UniverCell's low costs are the result of what management believes to be favorable terms for its supply agreements for equipment, cellular "air time" and shipping services we use in our business, as well as a small workforce and modest administrative costs. A substantial number of UniverCell's customers have been obtained through UniverCell's partnering efforts with travel agents and others in the travel industry, who offer referrals to UniverCell as a "value-add" to their own sales to the overseas travelers they serve and to whom we pay commissions and referral fees. We have also used advertising directed at segments of our target market. We believe our acquisition cost per customer has historically been reasonably low primarily due to this "corporate partnering" approach.

         CORPORATE STRUCTURE AND BACKGROUND


----------
(1) GSM is a chip-based cellular telephone system that utilizes a miniature smart card for account verification. This distinguishes GSM phones from conventional cellular phones, which have an electronic identification number programmed into each individual cell phone. The smart card gives GSM phones greater flexibility because the card is detachable and interchangeable with any other GSM phone. Our phones operate on GSM systems in more than 110 countries, utilizing more than 470 networks, while maintaining the same phone number. The GSM system allows all countries to build their cellular systems using the same frequencies and technologies, which was not possible with other mobile telephone network platforms.

(2) Although UniverCell was formed in March 1999, it did not commence actual operations until January 2000.

         The Company was originally organized as a California corporation on August 18, 1989. The Company's original name was "Hypermedia Communications, Inc." The Company's original business operations are unrelated to ours. Formerly, the Company provided information and business services for the global Internet architect community. The Company discontinued operating this business in December 2000, and on December 7, 2000, the Company sold virtually all of its assets to Internet.com Corporation, which is not affiliated with the Company. From that time until the summer of 2001, the Company had no assets, no employees and conducted no operations, although its Common Stock was held by approximately 350 holders, was registered with the SEC and was listed for quotation on the Over-The-Counter Electronic Bulletin Board, referred to as the "OTCBB."

         In the summer of 2001, the Company and its majority shareholder, Robert Esposito, began negotiations with UniverCell to enter into a share exchange transaction whereby UniverCell would become a wholly-owned subsidiary of the Company, as described in more detail below. In anticipation of that transaction, the Company became domesticated in Florida on August 24, 2001, and on September 24, 2001, the Company changed its name to "UniverCell Holdings, Inc."

         UniverCell was organized as an Illinois corporation on March 22, 1999, and is the successor to Isralink Communications, Inc., known as "Isralink", an Illinois corporation, which was founded by UniverCell's founder, Sean Fulda, and of which Mr. Fulda was also the sole stockholder. Isralink provided mobile phone rental services to U.S. travelers to Israel. Mr. Fulda endeavored to expand the overseas mobile phone rental business geographically beyond Israel, and opted to use UniverCell as the vehicle for doing so. On December 31, 1999, UniverCell issued 100% of its Common Stock to Sean Fulda, the sole stockholder of Isralink, in exchange for Isralink's transfer to UniverCell of Isralink's accounts receivable, cellular telephones and certain liabilities. UniverCell also assumed Isralink's cellular service contract with an Israeli cellular service provider. The shares issued to Mr. Fulda in that transaction were exchanged for 27,390,000 shares of the Company's Common Stock in the Exchange Transaction. This transaction was recorded as a transfer and exchange of entities under common control, and accordingly there was no step-up in basis of assets acquired or liabilities assumed by the Company. Isralink then ceased operations and was dissolved.

         UniverCell's founder, Sean Fulda, developed our current business using privately-funded capital. As of December 14, 2001, when UniverCell became the wholly-owned subsidiary of the Company in the Exchange Transaction, $100,000 in private capital had been invested by investors in UniverCell. These capital investments are described in the section captioned "Recent Sales of Unregistered Securities" under Part II, Item 5 of this Report. By the summer of 2001, Mr. Fulda determined that UniverCell's business would be able to grow more rapidly if it had access to public capital markets, and began negotiations with the Company as a way in which to become a publicly traded company.

         On September 25, 2001, the Company, Robert Esposito, UniverCell and the shareholders of UniverCell entered into a Stock Purchase Agreement and Share Exchange, which provided for the transfer to the Company of all of the outstanding shares of UniverCell in exchange for 33,000,000 shares of the Company to be transferred by Mr. Esposito to the shareholders of UniverCell. This transaction is referred to as the "Exchange Transaction." Among other things, the Stock Purchase Agreement and Share Exchange also provided that Sean Fulda would be appointed sole director and officer of the Company after the transaction was consummated. The Exchange Transaction was completed on December 14, 2001, and, as a result, UniverCell became a wholly-owned subsidiary of the Company. Since the Exchange Transaction, the Company's Common Stock has continued to be publicly held, and is quoted on the OTCBB under the symbol "UVCL."

BUSINESS OPPORTUNITY

         We have identified the following characteristics of the international cellular phone rental industry, which we believe give rise to an opportunity for our business to grow and succeed:

          o the need for a low cost, high quality provider that can offer U.S.-based travelers seamless communication for multiple country use;

          o    a well-defined and accessible group of businesses and consumers;

          o increased consumer acceptance of and reliance on mobile telephony, enhancing desire to have such services when traveling abroad;

          o the absence of an affordable method of communication for international use or "roaming" from carrier to carrier depending on locality; and

          o    the absence of a low cost/high service industry leader.

         According to data compiled by the U.S. Department of Commerce's office of International Trade Administration, for the 2000 calendar year, more than 24,000,000 people traveled from the U.S. overseas, 12,000,000 of which traveled to Europe. We believe that during 2001, approximately 500,000 phones were rented from the U.S. for overseas use. This represents less than two percent of international travelers from the U.S. There appears to be a general lack of awareness among international travelers that mobile phones can be rented prior to departure for use abroad. We believe that travelers would value the increased convenience, safety and cost-effectiveness that our services can provide, particularly since so many travelers have become accustomed to carrying cellular phones every day.

         Telecommunications industry analyst Baskerville Communications reports that there were over 125,000,000 mobile phone subscribers in the U.S. in 2001. While we expect that the rates of adoption will decrease as the U.S. mobile phone subscription market reaches the "saturation point," we do believe that the number of U.S-based subscribers will continue to grow over the next few years. The majority of the mobile phones used in the U.S. are based on platforms which are not widely used outside of the U.S. The principal U.S. cellular platforms are analog and digital.(3) In most other countries, another platform, GSM, is the standard. Some U.S. customers are using the GSM platform. The principal U.S. carrier relying on the GSM is VoiceStream. However, GSM in the U.S. is carried at a different bandwith frequency or, "band" (1900 mhz) than GSM frequencies used abroad (1800 mhz and 900 mhz). Typically, U.S. GSM users will have a single-band phone, which will not be compatible with GSM networks abroad. Multi-band phones are available, but are more expensive than single-band phones, and we believe that many consumers will not recognize the need for buying a multi-band phone at the time of purchase or wish to incur the extra cost.

         For those relatively few U.S. users who carry a multi-band mobile phone, airtime costs for use abroad can be expensive. For these users, we intend to offer a much less expensive alternative - prepaid or post-paid accounts that these consumers can purchase and insert into their own phones, thereby enabling their phones to have access to local carriers' networks abroad. This is possible through technology known as the Subscriber Information Module, or SIM. This is a chip, similar to a smart card, which is essentially the hard drive of the cellular phone used in GSM. The SIM contains the account information, the phone number, and all the data stored in the phone's memory. The SIM is in a card


----------
(3) Analog and digital networks were created in the U.S with huge capital investment of an estimated billions of dollars. To implement a GSM platform would require an additional corresponding investment. We do not expect the principal mobile phone carriers in the U.S. to abandon their existing networks and create a GSM platform. The high start-up cost of establishing a GSM platform for the U.S. market also acts as a barrier to entry by other market participants. Moreover, we expect that digital and analog carriers will compete aggressively to protect their market share from VoiceStream and other new market entrants using a GSM platform. Thus, while we do anticipate a growth of the number of U.S. mobile phones carried on a GSM platform, we believe that digital and analog networks are entrenched in a large market segment and will continue to dominate the U.S. market.

format similar to a smart card and can be transferred from one telephone handset to another. Upon transfer the new telephone will take on the identity of the SIM that it now contains. We intend to implement this product line as market conditions dictate, based on considerations such as the proliferation of GSM among U.S. mobile phone users and the prices charged by U.S. GSM-based carriers for calls made and received overseas.

         We believe that the market for cellular rentals and related services will increase proportionately with consumer awareness that these services are available, affordable and convenient. While we do not expect all U.S. travelers abroad will rent mobile phones for their trips, we estimate that this practice will peak at approximately 15% of U.S. international travelers. We expect that the GSM market in the U.S. will increase, and accordingly that there will be a decrease in the demand for international phone rentals. However, we do not expect this decrease in demand to cause obsolescence of our products. First, as noted above, many U.S. GSM subscribers will have phones that are not multi-band and hence will not be useable outside of the U.S., where different bands are used. Second, as the market for rentals decreases, we expect the market for international SIM cards to expand. Third, we plan to keep abreast of the telephony needs of international travelers, and adapt to changes in consumer behavior and technology so as to expand our product line to meet future interests and needs, based on the goodwill that we hope to develop.

OUR STRATEGIES

         Our goal is to become the market leader in our defined market. We intend to compete on the basis of lower cost, superior product line and superior customer service. To achieve our objective, we will focus on internal growth and market development.

         We intend to implement a multi-pronged strategy of making strategic acquisitions and achieving internal development, stressing high quality service at the lowest price points for each customer segment. The key elements of our strategy are as follows:

         OUR BUSINESS STRATEGY

          o COMPLETE OUR EXECUTIVE AND ADMINISTRATIVE MANAGEMENT TEAM. Our success will depend in large part on the quality of our management team. Our founder, Sean Fulda, is the sole director and executive officer. We recognize the need for a seasoned and insightful management team as our operations expand. Our goal in the immediate term is to expand our board of directors to three members and to appoint qualified persons to the board. To that end, we have elected two new directors, David Friedman, a shareholder of the Company, and Michael Fulda, a shareholder of the Company and the father of Sean Y. Fulda. Mr. Friedman and Mr. Fulda have agreed to join the Company's board of directors effective June 15, 2002. We also anticipate hiring new talent to meet our managerial, financing, marketing and technological needs.

          o INCREASE REVENUES FROM MOBILE PHONE RENTALS AND RELATED SERVICES. We intend to increase revenue by increasing awareness of availability of overseas mobile phone rentals among members of our target market (international business travelers, leisure travelers and students), offering desirable products and services and competing with others in our market on the basis of cost and service. To that end, we intend to expand our advertising and corporate partnering efforts.

          o INCREASE UNIVERCELL'S BRAND IDENTITY AND BECOME RECOGNIZED MARKET LEADER. We intend to develop targeted promotional strategies aimed at the three identified segments of our market, business and leisure travelers and students traveling abroad. Our plan is to approach these markets with methods such as direct sales efforts for major corporate accounts or study programs, expanding our partnering relationships in the travel industry and advertising and public relations.

          o ANTICIPATE CHANGES IN MARKETS AND TECHNOLOGY AND MAKE APPROPRIATE ADJUSTMENTS TO OUR PRODUCT LINE AND METHODS OF DOING BUSINESS. We recognize that technology develops rapidly and that our products need to remain relevant to consumers in order for us to succeed. Accordingly, we intend to be involved in industry initiatives and developments, and be proactive in assessing our products and methods of operations. Our goal is to evolve as our markets do and continue to fill market needs with desirable products and services that are competitively priced and delivered in a convenient and timely manner.

         OUR GROWTH STRATEGY

          o EXPAND THROUGH MAKING STRATEGIC ACQUISITIONS. We intend to pursue strategic acquisitions of additional businesses which will expand our business or complement our current businesses. Our primary focus will be to expand our current product offerings, introduce new products and services and generate greater operational efficiencies through economies of scale. Businesses with existing relationships or contracts in our market or other markets may also be of interest. We may also seek to acquire businesses or product lines that offer products that would be of interest to our customer base, although we have not specifically identified such businesses or products.

          o EXPAND THROUGH DIVERSIFYING PRODUCT LINES. We plan to diversify our current product offering through the addition of complementary product lines which we believe will be of interest to our target markets. These product lines will be added over time and will be subject to the results of our test marketing programs or other market research methods. We believe that the addition of new product lines to our overseas mobile phone services will lead to additional sales to our regular customers and create a greater level of interest from prospective customers. We expect that this will further enhance our brand names by broadening the range of products with which they are associated.

          o EXPAND BY REACHING MORE CUSTOMERS. We intend to gain more customers by increasing the number of travel industry corporate "partners" with which we have relationships, and by directing our marketing efforts specifically to the travelers who make up our client base. We hope to broaden our existing relationships with travel agents, work with alternative travel booking companies (such as Internet travel portals) and direct travel companies (such as airlines and hotels). We also plan to increase advertising to consumers to both increase awareness of the availability of our products and to highlight what we believe to be our cost and service advantages over our competitors. Because our market is specifically identified - business travelers going abroad, leisure travelers going abroad and students going abroad
               - we believe that we have the opportunity to reach customers in a targeted, effective manner which will be economically efficient.

OUR PRODUCTS AND SERVICES

         MOBILE PHONE RENTALS AND SERVICE.

         Cellular phone rentals and service accounted for virtually all of our revenues in 2001. In 2001, we rented phones on approximately 33,000 rental days. A rental day is a day when one phone is rented to one customer, so if, for example, we have 100 phones rented on a given day, we count that day as 100 rental days. We currently offer a single wireless phone and phone number that works in more than 110 countries. We use a U.K. based phone number. We chose the U.K. because our U.K. air time carrier, Orange, offers competitive worldwide roaming rates and has an extensive network of operations and affiliate relationships, enabling us to offer services in over 110 countries. In addition, we were able to take advantage of certain equipment subsidies in the U.K, and to negotiate favorable terms with Orange for our air time and equipment.

         Our cellular phone rental business is not complex. A customer will place an order with one of our customer service representatives at our toll-free number 1-800-765-2355, via fax to our toll-free fax order line, 1-800-892-2355, or on our website, www.rentalcell.com. The customer will advise us of their destination, duration of visit, address and billing information.(1) We will then prepare a GSM-compatible phone (currently, we use the Motorola V66 and TI-250 models, which we believe to be state-of-the art and user-friendly phones, even to the cell phone novice) and send it to the customer. We ship phones by United Parcel Service, known as "UPS," directly to the customer's home or office. Orders are shipped nationwide for delivery by 10:30 a.m. the next business day. Same day delivery is available in select areas such as New York City, Chicago, Los Angeles and certain other major "hub" shipping areas in the U.S. Our shipment also includes a pre-paid UPS mailer so that customers can return equipment to us promptly when they are finished using it.

         We rely on air time used as our primary source of revenue versus equipment rental charges, although our equipment rental charges are a substantial source of revenue. Our business approach is to get the equipment in the customer's hands and facilitate use of air time. Our current pricing structure for phone rentals is dependent on how the customer is brought to us. In certain cases, phones are made available to customers of our strategic partners for a nominal fee or free of rental charge: the customer pays for air time used. In other cases, we may charge a modest fee for the equipment rental (currently, UniverCell charges $5.00 per day, $25.00 for the first week and $20 per week after the first week), and the customer will also pay for air time used. In all cases, shipping costs for the equipment are paid by our customers, at a discounted price negotiated with UPS by UniverCell. Air time charges are largely a function of what local carriers charge. We add margins to these costs and implement a fee structure accordingly. Our cell phone air time charges are generally between $.75 and $3.00 per minute. Our current pricing structure charges customers on a full-minute basis, and for both incoming and outbound calls.

         We have a number of value-added services that are included with the phones we rent. First, our phones are sent fully-charged, with two fully-charged batteries, a car charger, a hands-free earpiece and mouthpiece, a charger with adapters for all types of electrical current in the customer's destination countries, a carrying case for the phone and its accessories and instructions for use. Second, we provide a connectivity kit which includes software that enables the phone to be synched with a customer's own personal data assistant, or, PDA (such as a Palm or Blackberry), computer or phone, which would allow for data exchange, such as a contact database. Third, every phone is equipped with voicemail, caller I.D. and call waiting functions, as well as text messaging, Internet access and fax capabilities. Fourth, we can program the phone to receive call-forwarding from up to ten numbers in the U.S. so that phone calls made to the customer's U.S. base for communications will be received wherever he or she may be located. Fifth, we offer a U.S.-based toll-free number that will connect to the customer's phone. As an optional service, we offer our customers insurance for $1.00 per day to cover the equipment in case of loss, theft or damage, with a $25.00 deductible (calls made prior to the time when the loss or theft is reported to us are not covered by the insurance).


----------
(1) We accept major credit cards, and may place a customer-authorized deposit (generally, $250.00) on the customer's credit card at ordering. During the course of use, we may monitor usage and charge the credit card as the deposit is reached, then place on further, customer authorized deposit so that the customer's use is uninterrupted and our exposure to non-paying accounts is limited.

         We believe that the breadth of our products and services and relatively low cost will enable us to both increase the number of U.S. travelers who rent phones for use abroad and increase our share of this market if we are able to generate greater consumer awareness.

         SATELLITE PHONE RENTALS

         Satellite phones, rather than conventional cellular phones, transmit and receive signals from a communications satellite in space. Satellite telephone communications are frequently more reliable than cellular phones because they do not rely on regional networks and are generally available anywhere in the world. For example, satellite phones will work on cruise ships, whereas cellular phones will only work on or very near land. Satellite phones are also the only means of mobile telephone in many remote areas, where no local cellular infrastructure has been created or where the existing infrastructure is unreliable.

         There are several providers of satellite networks, including Globalstar and Iridium. We offer the Qualcomm QCP1600 satellite telephone for use on the Globalstar satellite network and the Motorola 9500 satellite phone for use on the Iridium satellite network. We charge a rental fees of $25 to 30 per day, or $100 to $125 for the first week and $75 to $100 for each additional week. We also charge between $3 and $5 per minute of air time used, and our charges apply whether the calls are incoming or outgoing.

         Satellite phone rentals have not contributed significantly to our revenues. We attribute this to the relatively low consumer demand, based in part on the relatively low incidence of travel to remote areas (as compared to other destinations where mobile networks have been established), the relatively high cost of use, and a lack of consumer acceptance of the large satellite telephone units currently available. To date, we have not emphasized satellite phone rentals in our marketing. Nevertheless, we do believe it is important for UniverCell to be able to offer a comprehensive range of products and services to our target market, so we intend to continue to offer satellite phone rentals.

         SIM CARDS

         To the extent that a U.S. cellular phone consumer uses a U.S. carrier based on the GSM platform and owns a cell phone with multiple bands so that it will be compatible with overseas GSM frequencies, that consumer will be able to use his or her own cellular phone while traveling overseas. However, the rates charged by U.S. based GSM carriers for calls made and received while overseas are high, and we expect that they will remain high. For these consumers, we intend to offer a much less expensive alternative: the SIM card, which we plan to offer in various pre-paid denominations and in a post-paid format, as well as on a contractual basis.

         The SIM card is able to take advantage of certain technical aspects of the GSM platform. Non-GSM cellular phones contain both a receiver (for communication) and a computer chip containing the user information (such as account information and memory functions) in one piece. GSM phones only serve as a receiver. All the information about the subscriber and account information is stored in the SIM card, hence the term "subscriber information module." Our SIM cards will be pre-programmed for the particular countries where a traveler will be going. The rates charged will be based on the local GSM carrier's rate, not the U.S. GSM carrier's rate. Accordingly, our customers will pay substantially less using our SIM cards than they would using their U.S. carrier's "roaming" rates for overseas calls. We expect that SIM cards will appeal in particular to those consumers who are frequent overseas travelers, such as business travelers and students whose aggregate savings potential is greatest based on our assumptions as to frequency of travel and duration of stay.

         GSM PHONE SALES

         Although we do not expect this aspect of our business to be particularly significant, as a value-added service we also offer GSM telephone equipment for sale to customers. This may be appealing to consumers who are "repeat customers" who would like the convenience of having their own equipment instead of ordering it and receiving it when needed, and, where applicable, to avoid incurring phone rental charges from us. We may also be able to sell equipment to others who were not former customers of our rental products or related services, but who nevertheless come to know us and . This purchased equipment could then be used in conjunction with our pre-paid or post-paid SIM cards, and we believe this would reinforce our customer base and goodwill. We will be able to offer equipment that the customer should be accustomed to and we believe that we will be able to offer the equipment at competitive prices while still making comfortable profit margins on sales. While we will be "cannibalizing" our rental market to the extent that we sell the equipment instead of renting it, we believe the savings in shipping and packaging costs, coupled with margins on sales of equipment and increasing sales of SIM cards to these customers, and strengthening our goodwill to these customers, will offset the decrease in rental revenue to those customers to whom we sell equipment outright.

MARKETING

         We target three global market segments for international cellular phone usage:

          o    business travelers;

          o    leisure travelers; and

          o    student travelers.

         REFERRAL PROGRAM WITH TRAVEL INDUSTRY COMPANIES TO PROMOTE OUR PRODUCTS

         We currently promote our products through relationships with travel agents and others in the travel industry who refer their customers to us, in return for a referral fee. We find the referral program approach beneficial to us for a number of reasons. First, we incur limited up-front costs. Second, the cost-per-customer acquisition is readily determinable. Third, we are able to track the success rate for referrals from our corporate partners and then make appropriate decisions going forward with respect to a particular partner or the line of business that a partner is in. For instance, if the partner makes referrals but we have a low success rate, we may take this as an indication that it is not cost effective for us to continue the relationship. If a partner's success rate is an anomaly as compared to other partners in a given field, then we may inquire as to what the partner may do to improve the success rate, or, conversely, what the partner is doing or who the partner's customers are if the partner enjoys a particularly high success rate. Fourth, we can then use this information to help us develop our corporate partner strategy even where we do not obtain customers. One disadvantage to us is that a participant in our referral program may cease its participation at any time.

         TRAVEL AGENTS

         To date, we have developed relationships with over 300 individual and corporate travel agents, including TraveLeaders, a multimillion dollar travel agency which became one of our corporate partners in March 2001.

         In general, our referral program participants will offer our services to their clients when making travel arrangements for them. For example, if a party books an overseas flight using one of our partner travel agents, the travel agent will suggest that their customer consider renting a cell phone for use on their trip. If that party is interested, he or she will then receive information as to where to contact us for further information. If a trip is booked by a travel agent by phone, then the travel agent can transfer their customer directly to our customer service center. We pay a referral fee to the travel agent for making the introduction. Varying referral fees apply, depending on the specific arrangement with the partner travel agent or other corporate partner. The referral fee may be a set amount per customer, a percentage of the total charges to that customer, or some combination thereof.

         OTHER TRAVEL INDUSTRY PARTICIPANTS

         We expect to broaden our scope of referral program to include arrangements with other travel industry companies such as transportation carriers, Internet travel booking companies and others. We will attempt to formalize these arrangements with written agreements with fixed, uncancelable terms and rates, but we cannot be certain we will succeed in doing so.

         PROMOTION OF UNIVERCELL WITHIN TRAVEL INDUSTRY

         To create awareness of UniverCell's products within the travel industry, and to develop our referral program relationships in the industry, we have attended relevant industry trade shows, such as Corporate Travel World (March 2001). We have also endeavored to be promoted in industry trade journals and other relevant publications. For example, we were recently featured in articles published in BUSINESS TRAVELER magazine (April 2002) and BEST FARES magazine (May 2002). We also market our corporate partnering opportunities directly to travel agents and other prospective corporate partners. We have engaged The Investor Relations Group, in New York City, to assist us in pursuing public relations efforts and addressing investor relations matters. We intend to continue to pursue these efforts with a view towards enhancing UniverCell's profile within the travel industry.

         DIRECT MARKETING TARGETED AT CONSUMERS

         In addition to promoting our products through our referral program described above, we promote our products to our target market consumers through direct marketing campaigns, focusing in particular on business travelers. We pursue a variety of marketing programs to increase brand awareness. We utilize a variety of direct marketing programs and public relations campaigns focused on our targeted customers. We reach these customers through the following methods:

          o    direct mail;

          o    telemarketing; and

          o    advertising.

         Advertising directly to consumers will enable us to develop different campaigns for each segment of our target market (business travelers, leisure travelers and students). In the past, we have advertised directly to consumers in the U.S. Jewish ethnic market segment, as research indicates that American Jews tend to travel internationally in much greater proportion than the overall U.S. population.(1) Recently, we have expanded our advertising efforts to reach a broader base of travelers. For example, we


----------
(1) According to a report published by JEWISH MEDIA, their readership survey indicates that JEWISH MEDIA readers are approximately four times more likely to have traveled abroad than readers of other U.S. media, with most of such trips being to Western Europe and Israel.

advertised in the May 2002 issue of CONDE NAST TRAVELER magazine and in the May 2002 TRAVEL AND LEISURE magazine. We have also placed advertisements in the June 2002 edition of TRAVEL HOLIDAY magazine and the September 2002 edition of ARTHUR FROMMER'S BUDGET TRAVEL.

COMPETITION

         At present, the cellular rental market is fragmented and includes three medium sized and numerous small competitors. WorldCell, in business since 1996, Rent-a-Phone, in business since 1988, and Cellhire, in business since 1987. None of these companies is publicly held, and there is limited information publicly available about their finances and internal infrastructure. These companies have certain strengths, including established sales teams, established partnerships and a large platform of cellular rentals. However they also have certain weaknesses, which we perceive to include outdated equipment, high pricing models, and a cumbersome internal structure. This internal structure has created a high new customer acquisition cost. We intend to capitalize on these weaknesses through our low cost key partnership model and a pricing structure as low as one third of our competitors. We believe that our competitors may not be able to adjust their pricing and cost models in a timely and efficient manner so as to compete effectively with us.

         The telecommunications industry in general, and the cellular telephone industry in particular, is highly competitive. Competitive factors include price, customer service, geographical coverage and the ability to increase revenues through marketing. The Company's short-term portable overseas mobile phone service competes with local, regional and national cellular service companies, some of which have substantially more experience and greater financial, technical and other resources than the Company. It is also possible that other companies in the cellular phone service market may enter the overseas cellular business and compete with us, particularly because there are relatively few barriers to entry. We intend to compete on the basis of superior customer service and competitive pricing.

ADMINISTRATIVE INFRASTRUCTURE

         EMPLOYEES

         To keep our overhead low, we have only a small staff. As of May 17, 2002, we had three full time employees, as follows:

          o    Sean Fulda, Chief Executive Officer, Director of Sales and
               Marketing;

          o    Laura Stuart, Office Manager; and

          o    Raphael Aron, Salesperson

         In order to manage our business, the complexities of our becoming a publicly-held company (by virtue of the Exchange Transaction which occurred in December 2001) and anticipated growth, we may hire additional employees or engage consultants or other professionals to provide services to us. In particular, we believe that the services of a chief financial officer would benefit the Company and we are in the process of seeking a qualified candidate for that position. We are also considering hiring additional sales and customer services personnel.

         We have also employed part-time employees and independent contractors from time-to-time, as our needs have required, and we expect to continue to do so in the future.

         As of January 1, 2002, we entered into a written employment agreement with Sean Fulda. We have entered into an employment agreement with Sean Fulda, under which his employment continues for a five-year term unless terminated in accordance with certain provisions. Mr. Fulda serves as the Company's president, chief executive officer and chairman of the board of directors at a base salary of

$75,000 for the year 2002, $125,000 for the year 2003, $140,000 for the year
2004, $160,000 for the year 2005 and $180,000 for the year 2006. The agreement provides for bonuses as determined by the Company's Board of Directors (acting through an independent compensation committee, which, though contemplated has not yet been established by the board of directors), and participation in benefit plans made generally available by the Company. The agreement also provides for vacation time, personal days and sick time in accordance with our policies.

         Mr. Fulda's employment agreement provides that if we terminate his employment without cause (as defined in the agreement), we remain obligated to pay his base salary through the end of the term of the agreement and to pay him a bonus for the year of such termination, and for each subsequent year remaining of the term of the agreement, in an amount equal to the bonus paid to him in the year prior to the year in which such termination has occurred. This amount is subject to offset by the compensation paid to Mr. Fulda, if any, through an alternative comparable source of employment, which Mr. Fulda has an affirmative duty to seek.

         Mr. Fulda's employment agreement prohibits him from directly or indirectly competing with us for a period of 12 months following termination of his employment, and from soliciting our employees and/or customers for the duration of the term of the employment agreement through and for 12 months thereafter.

         None of our other employees is under a written employment agreement with us. There are no collective bargaining agreements in effect. We believe the relations with our employees are good.

         REGULATORY

         Although the telecommunications industry is highly regulated, both in the U.S. and abroad, we do not believe that, based on our current operations, products and services, we are subject to any governmental telecommunications regulations which necessitate our receiving approval or being granted any licenses, permits or consents by the U.S. Federal Communications Commission or any foreign regulatory body. Essentially, we act as a reseller of air time which we purchase from telecommunications carriers. These carriers are subject to a variety of regulations, however. It is possible that from time to time, legislation and regulations that could potentially affect us, either beneficially or adversely, may be proposed. We are not aware of any current, pending or proposed legislation or regulations which, if adopted, would have a material adverse impact on our operations. It is also possible our future activities may necessitate obtaining approvals from the FCC or other telecommunications regulators.

         INTELLECTUAL PROPERTY

         Our intellectual property consists of trade secrets with respect our business operations, strategies, partner relationship terms and customers, common law trademarks in our name, UniverCell and the UniverCell logo, and common law copyright protection for certain advertising and promotional materials which we have created. We are in the process of evaluating whether to make applications with the U.S. Patent and Trademark Office and/or U.S. Copyright Office in respect of certain of these rights, although we have not done so to date. We do not rely on our intellectual property rights as a barrier to entry to potential competitors, although we do take measures which, we deem reasonable to protect confidential information, such as our customer lists and pricing models.

         SEASONALITY; DEPENDENCE ON INTERNATIONAL TRAVEL

         Historically, we have experienced a reduction of revenues from phone rentals in the winter months due to the reduction in business travel during the holiday season and inclement weather. We have experienced an increase in sales of prepaid cellular phones in the holiday season. Our business depends on people traveling from the U.S. overseas. If, as occurred in the wake of the September 11, 2001 attacks against the U.S., there are fewer people traveling from the U.S. abroad, we will have a smaller target market. On the other hand, if there is an increase in international travel by U.S. persons, as might be the case where U.S. businesses expand internationally, if leisure travelers' interest in international travel increases, or if more students opt to engage in study abroad programs, then our target market will grow, increasing our opportunity to turn travelers into customers of the Company. The factors underlying the foregoing are numerous and outside of our control, and accordingly, we cannot predict the level of international travel by U.S. persons to the countries we serve.

         DEPENDENCE ON CERTAIN CUSTOMERS

         We do not rely on any particular customer for a substantial part of our revenues. This is largely due to the nature of our customers' only needing our products and services on an infrequent, sporadic basis. We do, however, believe that our customer relationships are good.

         DEPENDENCE ON CUSTOMERS TRAVELING TO CERTAIN GEOGRAPHIC REGIONS

         Approximately 60% of our revenues for 2001 were attributable to travelers to the following five countries: England, France, Germany, Italy and Spain. Approximately 20% of our revenues for 2001 derived from travelers to Israel. The remaining revenue was derived from customers traveling to other countries and other regions, such as Eastern Europe, Asia, and Central and South America. Because our initial customer base was travelers from the U.S. to Israel and we have in the past courted these travelers through advertising in publications targeting the Jewish population, we have had disproportionate revenues from travelers to Israel as compared to travelers to other destinations. We expect that our percentage of revenues derived from travelers to Israel will decrease as we increase advertising to broader segments of the travel market, thereby reaching potential customers traveling from the U.S. to other destinations. We may also engage in advertising directed at additional specific ethnic markets as a means to increase our sales and the breadth of our geographic reach.

         OTHER RISK FACTORS

         Our business entails many risks and uncertainties, some of which are discussed above and under the caption "Risk Factors" beginning on page 4 of this Prospectus. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations. If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         UniverCell Holdings, Inc. (the "Company") is a holding company, which currently has one operating subsidiary, UniverCell Global Phone Rentals, Inc. ("UniverCell"). References to "us," "our" and "we" in this Report refer to the consolidated business of the Company and UniverCell, unless the context clearly indicates otherwise.

         This section contains forward-looking statements, which involve known and unknown risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. We refer you to the "Risk Factors" beginning on page 4 of this Prospectus for a discussion of certain risks, including, among others, risks relating to our business as a mobile telephone rental company targeting U.S. travelers abroad, our lack of a significant operating record and the fact that we have had operating losses, our risks relating to seasonality, our dependence on key suppliers of air time and equipment, our limited managerial resources, our commercialization of our current and future products and applications and risks relating to our common stock and its market value.

         The following discussion should be read in conjunction with our unaudited condensed consolidated Financial Statements for the quarter ended March 31, 2002 and the Notes thereto and our audited condensed consolidated Financial Statements and the Notes thereto for the years ended December 31, 2001 and December 31, 2000.

         We have been operating our business only since 2000. In view of our relatively limited operating history, we have limited experience forecasting our revenues and operating costs. Furthermore, our limited operating history provides only a limited basis for our business, strategy, management and products to be evaluated. Our business and market is also novel, and we cannot be certain that we will succeed in gaining market acceptance of our products in the marketplace, that we will be able to operate our business profitably, or that, if attained, profitability will be maintained. Accordingly, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

OVERVIEW

         Our business is providing mobile telephone services to U.S. travelers going overseas. Mobile phones most commonly used in the U.S. are not compatible with service providers abroad. Consequently, most people simply do without having mobile phone access when traveling abroad. Because there are many people who travel from the U.S. abroad who want or require mobile phone services and they, for the most part, are unable to receive service overseas with their own mobile phones, we believe there is a market opportunity for our services. We currently offer wireless phone, fax, data and internet communication services to business travelers, leisure travelers and students traveling to over 110 foreign countries. Providing mobile telephone services to U.S. travelers abroad is a niche market in its fledgling stage, with very little market penetration at present. Our objective is to develop this market and become a leading provider of international mobile phone services to U.S.-based international travelers. We anticipate expanding our product line as we grow, both to adapt to changing technology and to add products which will complement and expand our core business.

         Our sales revenues consist of charges to customers for rental of telephone equipment and for cellular air time usage overseas. We recognize revenues as our services are provided. We have minimal staff and rely on advertising and referrals from our business partners to generate leads to customers. Substantially all of our revenues are generated in the U.S.

         Our cost of sales consist primarily of costs we incur for our telephone equipment and the cost of air time and network expense for overseas usage, as well as shipping and handling costs incurred in connection with delivery and return of rented equipment to and from our customers. As the volume of the Company's rentals grows, the Company expects that its cost of revenues will decrease as a percentage of net sales in light of its ability to negotiate better terms with sellers of air time and other vendors. We do not anticipate that future decreases, if any, in our cost of net sales will be proportionately related to increasing volumes, but that, as our rental volumes increases to levels we cannot now predict with specificity, we may be able to negotiate lower prices for air time and equipment. Our ability to negotiate decreases in our costs of net sales will depend both on competitive conditions that prevail at the time among those vendors who sell telephone equipment and air time (bundled together or sold separately), the extent of our market which we have been able to penetrate by that time and the strength of our financial condition at that time. If we are not able to improve the cost of the equipment and air time that we purchase then our margins may not improve, and we will need to effect alternative plans if we are to improve our profitability and the rate of return on our stockholders equity. There is no assurance that we will be able to develop alternative plans.

         The Company's operating expenses include selling and marketing expenses, consisting primarily of advertising, commissions paid to corporate partners for customer referrals, public relations, customer service costs and general and administrative expenses. These general and administrative expenses in turn consist primarily of personnel costs, consulting fees and other professional fees. The Company does not maintain any material inventories, other than approximately 5,000 chips, each of which, when activated in a compatible mobile phone, will provide the Company with an additional telephone line on Orange, the Company's air time supplier, based in the U.K. The Company also maintains approximately 1,000 mobile telephones, as well as the related accessories.

RESULTS OF OPERATIONS

         NET SALES

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         Net sales for the three months ended March 31, 2002 were approximately $102,000, a decrease of approximately $50,000, or 33%, from net sales of approximately $152,000 for the three months ended March 31, 2001. This decrease was primarily due to a decrease in the number of our customers who rented cell phones in the first quarter of 2002 compared to the first quarter of 2001. We attribute this decrease to fewer people traveling from the U.S. abroad due to security concerns arising from the terrorist attacks of September 11, 2001 and also due to the economic downturn in the U.S.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         Net sales for the year ended December 31, 2001 were approximately $797,000, an increase of approximately $102,000, or 15%, over net sales of approximately $695,000 the year ended December 31, 2000. This increase was primarily due to an increase in the number of our customers who rented cell phones in 2001 compared to 2000. The principal reason for the increase is that we increased our advertising and marketing to individuals who were about to travel overseas. The Company believes that in its current state of development there is a direct correlation between advertising and marketing expenditure and its revenues. The Company intends to substantially increase its marketing and advertising expenses in 2002 over the level experienced in 2001, which was approximately $73,000.

         COST OF SALES

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         Cost of sales for the three months ended March 31, 2002 was approximately $67,000, a decrease of approximately $17,000, or 20%, from approximately $84,000 for the three months ended March 31, 2001. This decrease in costs of sales was primarily due to the decreased volume of air time that we resold to our customers.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         Cost of sales for the year ended December 31, 2001 was approximately $387,000, an increase of approximately $20,000, or 5%, from approximately $367,000 for the year ended December 31, 2000. This increase in costs of sales was primarily due to the increased volume of air time that we resold to our customers. In the year ended December 31, 2001 our air time and network expense was approximately $353,000 or 91% of cost of sales, as compared to air time and network expense of $329,000 during 2000, or 90% of cost of sales in year ended December 31, 2000.

         GROSS PROFIT

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         Gross profit for the three months ended March 31, 2002 was approximately $34,000, a decrease of approximately $34,000, or 50%, from approximately $68,000 of gross profit for the three months ended March 31, 2001. This decrease is largely the result of the fewer sales experienced during the first quarter of 2002 as compared to the first quarter of 2001. The Company believes that the amount of gross profit is sufficiently small that the decrease in percentage is not indicative of any particular trend.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         Gross profit for the year ended December 31, 2001 was approximately $410,000, an increase of approximately $82,000, or 25%, from approximately $328,000 of gross profit the year ended December 31, 2000. The Company believes that the amount of gross profit is sufficiently small that the increase in percentage is not indicative of any particular trend.

         OPERATING EXPENSES

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         Operating expenses for the three months ended March 31, 2002 were approximately $95,000, a decrease of approximately $3,000, or 3%, over operating expenses of approximately $98,000 during the three months ended March 31, 2001. The largest components of our operating expenses in the first quarter of 2002 were fees paid to our professional advisors, advertising costs, costs of independent sales representatives, automobile lease expenses and office rent. The professional fees we incurred consisted principally of legal fees (approximately $21,000) and accounting fees (approximately $11,000). During the first quarter of 2001, we did not incur any comparable expenses, as we did not engage professional advisors for similar services during that period. The Company incurred legal and accounting costs in the first quarter of 2002 in order to comply with SEC reporting requirements and other complexities resulting from the Company's transition from a private company to a public company (which occurred by virtue of the Exchange Transaction in December 2001). The advent of these professional fees was offset by a decrease in our advertising costs during the first quarter of 2002.

         Advertising costs for the three months ended March 31, 2002 were approximately $4,000, as compared with advertising costs incurred during the three months ended March 31, 2001 of approximately $31,000. This decrease in advertising expenditures should not be construed as any particular trend. Rather, the decrease was due to the transitioning of our advertising program from niche-oriented publications to broader-interest, national publications relevant to our target markets. In furtherance of our current advertising program, we published advertisements in the May 2002 issues of CONDE NAST TRAVELER and TRAVEL AND LEISURE magazines. We expect that our advertising expenses will increase in the future, as we intend to expand our advertising efforts to attract more customers. Our ability to fund advertising costs will depend on our operating revenues and capital raised from other sources.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         Operating expenses for the year ended December 31, 2001 were approximately $559,000, an increase of approximately $315,000, or 129%, over operating expenses of approximately $245,000 during the year ended December 31, 2000. The largest components of this increase in operating expenses were fees paid to consultants, lawyers and other professional advisors, advertising costs, costs of independent sales representatives, automobile lease expenses and office rent. The professional fees we incurred were principally related to the development of our business plan (approximately $214,500) and expenses we incurred in connection with the Exchange Transaction (approximately $67,750). In March 2002, we issued 925,000 shares of Company Common Stock, valued at $0.25 per share) to certain persons who provided such services to us in satisfaction of $231,250 of these expenses. Because these expenses related to the preparation of a business plan that now is complete and the Exchange Transaction which has now occurred, we believe that these components of our operating expenses are one-time expenses and may not increase or be experienced in future periods.

         Advertising costs for the years ended December 31, 2001 and 2000 were approximately $73,000 and $60,000, respectively. We expect that our advertising expenses will increase in the future, as we intend to expand our advertising efforts to attract more customers. Our ability to fund advertising costs will depend on our operating revenues and capital raised from other sources.

         OTHER EXPENSES

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         During the first quarter of 2002, we incurred an interest expense of $182,000 to reflect the beneficial conversion in connection with our private placement offering of convertible debentures. The interest expense results from the beneficial conversion associated with the sale of $315,000 in principal amount of convertible debentures sold in our private placement offering during the first quarter of 2002. There were no comparable expenses recorded for the three months ended March 31, 2001 because the Company did not engage in any comparable transactions during that period.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         There were no comparable expenses recorded for the fiscal years ended December 31, 2001 or December 31, 2000 because the Company did not engage in any transactions during these periods which would give rise to such charge to interest expenses.

         INCOME TAXES

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         We recorded no provision for foreign, federal or state income taxes for either the first fiscal quarter of 2002 or the first fiscal quarter of 2001. The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has recorded a deferred tax asset in the amount of approximately $90,000 as of March 31, 2002 and due to recurring losses has recorded a valuation allowance of the whole amount.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         We recorded no provision for foreign, federal or state income taxes for either 2001 or 2000. As stated above, the Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         From inception until the Exchange Transaction, UniverCell had elected to be taxed as an S-Corporation under the Internal Revenue Code and similar state statutes. As a result of the Exchange Transaction, on December 14, 2001, UniverCell terminated its "S" Corporation tax status and became taxable as a "C" Corporation. If UniverCell were taxable as a "C" Corporation for all periods presented, proforma net income and proforma net income per share for the years ended December 31, 2001 and 2000 would have been approximately $52,000, or $0.002 per share, and $(144,000), or ($0.004) per share, respectively.

         LIQUIDITY AND CAPITAL RESOURCES

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         Since inception through March 31, 2002, we have operated with a cumulative loss of approximately $300,000 and we may continue to incur operating losses in the future, dependent upon the degree of commercial acceptance of our services. To date, we have financed our operations primarily through a combination of a loan from our principal stockholder, private placements of equity and our operating income. Since our inception through March 31, 2002, we have received aggregate gross proceeds from the sale of equity securities of $415,000, a capital contribution in connection with the Isralink transaction valued at $21,500, (1) and an interest-free line of credit from our principal stockholder in the amount of $150,000. The line of credit was paid in full during the first quarter of 2002 and has now expired.

         During the first quarter of 2002, we raised gross proceeds of $315,000 (approximately $274,000 net of commissions to our placement agent), from the sale on March 27, 2002 of debentures convertible into shares of the Company's Common Stock.(2) The debentures are convertible at the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the debentures, and (ii) 70% of the lowest closing bid price per share of our Common Stock for the 20 trading days immediately preceding the date of conversion. If the debentures are not converted by their second anniversary by the debenture holders, then they will be automatically converted into shares of Common Stock, on the basis of the foregoing formula. The debentures bear interest at the rate of 6% per annum. The debentures were purchased by individual purchasers, none of whom was an affiliate of the Company.

         We anticipate that a combination of cash from operations and funds raised in our private placement will be sufficient to fund our operations and expansion during 2002. If we are unable to achieve our business plan, we may need to continue to rely on external sources of funding to meet our cash needs for future acquisitions and internal expansion and, if necessary, defer discretionary expenditures to continue operations. Additional financing, through subsequent public offerings or private offerings or private equity or debt financings, may not, however, be available to us on acceptable terms or at all.

         Our plan is to grow during 2002 through a combination of strategic acquisitions of U.S.-based international mobile phone rental companies, comparably sized or smaller, and through increases in net sales by expanded marketing and advertising. We also are negotiating agreements with marketing partners who will provide us with lead referrals and other access to customers in exchange for a share of revenues.

----------
(1) UniverCell was organized as an Illinois corporation on March 22, 1999, and is the successor to Isralink Communications, Inc. ("Isralink"), an Illinois corporation, which was founded by UniverCell's founder, Sean Fulda, and of which Mr. Fulda was also the sole stockholder. Isralink provided mobile phone rental services to U.S. travelers to Israel. Mr. Fulda endeavored to expand the overseas mobile phone rental business geographically beyond Israel, and opted to use UniverCell as the vehicle for doing so. On December 31, 1999, UniverCell issued shares of its common stock to Sean Fulda, the sole stockholder of Isralink, in exchange for Isralink's transfer to UniverCell of Isralink's accounts receivable, cellular telephones and certain liabilities. UniverCell also assumed Isralink's cellular service contract with an Israeli cellular service provider. The shares issued to Mr. Fulda in that transaction were exchanged for 27,390,000 shares at the Company's common stock in the exchange transaction which we completed in December 2001. This transaction was recorded as a transfer and exchange of entities under common control, and accordingly there was no step-up in basis of assets acquired or liabilities assumed by the Company. Isralink then ceased operations and was dissolved. Subsequent to March 31, 2002, we raised additional gross proceeds of $335,000 (approximately $291,000 net of commissions to our placement agent) from the sale of an additional $335,000 principal amount of debentures with the same terms as those sold on March 27, 2002 in subsequent closings under the same private placement offering.

(2) Subsequent to March 31, 2002, we raised additional gross proceeds of $335,000 (approximately $291,000 net of commissions to our placement agent) from the sale of an additional $335,000 principal amount of debentures with the same terms as those sold on March 27, 2002 in subsequent closings under the same private placement offering.

         As of December 31, 2001, the Company's cash on hand was approximately $91,000, whereas we had cash on hand of approximately $333,000 as of March 31, 2002. This increase in cash on hand was largely due to the proceeds of the first closing under the private placement sale of convertible debentures which we made on March 27, 2002. Additionally, we had restricted cash balances of $35,000 as of December 31, 2001 in connection with a standby letter of credit which we caused a bank to issue to a vendor, but in February 2002, that letter of credit was reduced to $10,000, with the vendor's consent, and $25,000 was returned to us by the issuing bank.

     For the three months ended March 31, 2002 the net cash used in our operating activities was approximately $55,000, a decrease of approximately $91,000, or 253%, from $36,000 of net cash provided by operating activities for the three months ended March 31, 2001. This decrease is largely the result of greater net losses during the first quarter of 2002 (approximately $242,000) as compared to the first quarter of 2001 (approximately $29,000), the interest expense recorded in connection with the beneficial conversion feature of the $315,000 of convertible debentures issued in March 2002 ($182,000), a decrease in accounts receivable during the first quarter of 2002 (approximately $24,000) as compared to the first quarter of 2001 (approximately $56,000), an increase in accounts payable and accrued expenses during the first quarter of 2002 (approximately $18,000) as compared to the first quarter of 2001 (approximately $7,000) and fewer current assets during the first quarter of 2002 (approximately $43,000) as compared to the first quarter of 2001 (approximately $3,000).

         During the remainder of 2002, the Company plans to significantly increase the scale of its rental activity (as compared to prior periods) and also to acquire additional businesses. These activities could result in our consuming cash at a greater rate than that at which we have previously done so.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         Since inception through December 31, 2001, we have operated with a cumulative loss of approximately $(58,000) and may continue to incur operating losses in the future, dependent upon the degree of commercial acceptance of our services. To date, we have financed our operations primarily through a combination of a loan from our principal stockholder, a private placement of equity and our operating income. Since our inception through December 31, 2001, we have received proceeds from the sale of equity securities of approximately $100,000, a capital contribution in connection with the Isralink transaction valued at $21,500, and an interest-free line of credit from our principal stockholder in the amount of $150,000. The line of credit was paid in full during the first quarter of 2002 and has now expired.

         As of December 31, 2001, the Company's cash on hand was approximately $91,000. We had restricted cash balances of $35,000 as of December 31, 2001 in connection with a standing letter of credit which we caused a bank to issue to a vendor, but in February 2002, that letter of credit was reduced to $10,000, with the vendor's consent, and $25,000 was returned to us by the issuing bank.

         For the year ended December 31, 2001 the net cash provided by our operating activities was approximately $20,000, a decrease of approximately $22,000, or 53%, from $42,000 of net cash from operating activities for the year ended December 31, 2000.

         We had only limited operations during 2000 and 2001. During 2002, the Company plans to significantly increase the scale of its rental activity and also acquire additional businesses. These activities could result in the our consuming cash at a rate which has been greater than that at which we have previously done so.

         CAPITAL TRANSACTIONS

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

         During 2001, we engaged certain consultants and professional advisors to assist us in the preparation of our business plan. In March 2002, we issued 925,000 shares of our Common Stock to pay certain consulting and other fees incurred in this connection, which were valued at $231,250, in the aggregate. The shares issued were valued at $0.25 per share.

         Additionally, in March 2002 we sold $315,000 principal amount of convertible debentures, convertible into shares of the Company's Common Stock.(1) The debentures are convertible at the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the debentures, and (ii) 70% of the lowest closing bid price per share of our Common Stock for the 20 trading days immediately preceding the date of conversion. If the debentures are not converted by their second anniversary by the debenture holders, then they will be automatically converted into shares of Common Stock, on the basis of the foregoing formula. The debentures bear interest at the rate of 6% per annum. The Company also entered into a registration rights agreement which requires the Company to register for resale all securities issuable upon conversion of the debentures. The debentures were purchased by individual purchasers, none of which were affiliates of the Company.

         In connection with the sale of these convertible debentures, we paid commissions in cash to our placement agent of 13% of the principal amount of debentures sold ($40,950). We also issued Warrants to purchase up to 630,000 shares of the Company's Common Stock. The Warrants are to have a term of two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of conversion. The Company also entered into a registration rights agreement which requires the Company to register for resale all securities issuable upon exercise of the Warrants.

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

         During 2001, we engaged in no capital transactions other than the Exchange Transaction pursuant to which the shareholders of UniverCell exchanged their shares of UniverCell for shares of the Company, which, prior to this transaction was a public shell company, and other than the capital transactions undertaken by the Company by our predecessors prior to the Exchange Transaction, which we do not deem relevant to a discussion of the Company as it now exists after the Exchange Transaction was consummated. To effect the Exchange Transaction, Robert Esposito, who then owned approximately 84% of the Company's issued and outstanding Common Stock, transferred 33,000,000 shares of Common Stock of the Company to the stockholders of UniverCell, and the stockholders of UniverCell transferred all of the then-issued and outstanding shares of UniverCell Common Stock to the Company, thereby rendering UniverCell a wholly-owned subsidiary of the Company. Mr. Esposito also deposited 700,000 shares of the Company's Common Stock into escrow, which will either be returned to him or disbursed to the prior UniverCell shareholders on December 14, 2002, depending on certain interim events.

         In June 2000, UniverCell issued to one purchaser shares of its Common Stock (which are now represented by 3,300,000 shares of the Company's Common Stock) in a private placement transaction for

----------
(1) Subsequent to March 31, 2002, we raised additional gross proceeds of $335,000 (approximately $291,000 net of commissions to our placement agent) from the sale of an additional $335,000 principal amount of debentures with the same terms as those sold on March 27, 2002 in subsequent closings under the same private placement offering. See Item 2 and Item 5 of Part II of this Report for further details regarding these sales.

$100,000 paid in cash. In connection with this sale, UniverCell also issued shares of Common Stock (which are now represented by 660,000 shares of the Company's Common Stock) to a finder, in satisfaction of a finder's fee.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. This statement is effective for all business combinations initiated after June 30, 2001.

         In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement, goodwill and certain other intangible assets determined to have an infinite life will no longer be amortized; instead, these assets will be reviewed for impairment on a periodic basis. This statement is effective for the first quarter in the fiscal year ended December 2002. The adoption of this new accounting standard did not have a material impact on our financial statements.

         In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 further refines the requirements of SFAS No. 121 that companies (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. In addition, SFAS No. 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. The adoption of this new accounting standard did not have a material impact on the financial statements.

                             DESCRIPTION OF PROPERTY

         We own no real property. We currently lease approximately 1,000 square feet of office space for our corporate headquarters in Pikesville (Baltimore), Maryland. Our total expenditure for leased office space was approximately $15,000 during fiscal year 2001. Currently, our office space rent is $750 per month, and we have renewed our lease on a month-to-month basis. We intend to maintain this office, but to relocate our principal offices to New York, New York during the second fiscal quarter of 2002 or some time thereafter. The purpose of this proposed relocation is to accommodate our anticipated growth and to establish ourselves in a key strategic location. We believe that market conditions and certain incentive programs aimed at bolstering the New York City business community also make relocating to New York advisable to us at this time. Our estimated monthly rent for space of the type we envision is approximately $3,000. We estimate the cost to move would be approximately $10,000.

                           CERTAIN MARKET INFORMATION

         Our Common Stock is quoted for trading on the OTCBB under the symbol "UVCL". On May 16, 2002, our Common Stock closing bid price was $.14 per share and its closing asked price was $.21 per share. The high and low bid prices of our Common Stock for each quarter within the last two fiscal years were as follows:

---------------------------------------------------------------------------
                                               HIGH/ASK ($)     LOW/BID ($)
---------------------------------------------------------------------------
1st Quarter 2000                               0.375            0.063
---------------------------------------------------------------------------
---------------------------------------------------------------------------
2nd Quarter 2000                               0.375            0.063
---------------------------------------------------------------------------
3rd Quarter 2000                               0.125            0.063
---------------------------------------------------------------------------
4th Quarter 2000                               0.125            0.016
---------------------------------------------------------------------------
1st Quarter 2001                               0.0350           0.0101
---------------------------------------------------------------------------
2nd Quarter 2001                               0.51             0.026
---------------------------------------------------------------------------
3rd Quarter 2001                               1.70             0.27
---------------------------------------------------------------------------
4th Quarter 2001                               1.64             0.22
---------------------------------------------------------------------------
1st Quarter 2002                               0.74             0.27
---------------------------------------------------------------------------

         The above over-the-counter market high and low bid quotations (reported by Bloomberg Financial Network) reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. In addition, all quotations set forth above prior to the December 14, 2001 Exchange Transaction relate to our predecessor, Hypermedia, and as such we believe they are not indicative of our current business operations, financial returns or future prospects. The Company's trading symbol prior to the Exchange Transaction was "NMNW" and after the Exchange Transaction, the Company's trading symbol became "UVCL."

         As of May 16, 2002 there was one class of common equity held by approximately 50 holders of record (of which a substantial number were nominees for other persons).

         It is our present policy not to pay cash dividends and to retain future earnings to support our growth. No dividends have been declared during the last two fiscal years. There are no restrictions which affect or are likely to affect our ability to pay dividends in the future. However, we do not expect to pay dividends in the foreseeable future.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following tables set forth certain information concerning our executive officers and directors serving as of May 24, 2002. For information about ownership of our Common Stock by the officers and directors named below, see "Security Ownership of Certain Beneficial Owners and Management."

NAME                 AGE        POSITIONS AND OFFICES WITH THE COMPANY

Sean Y. Fulda         25       Chairman of the Board of Directors, President and
                               Chief Executive Officer
David Friedman        50       Director (term to commence June 15, 2002)
Michael Fulda         52       Director (term to commence June 15, 2002)

         All directors of the Company were elected to hold office until our 2003 Annual Meeting of Stockholders or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified). Michael Fulda is the father of Sean Fulda. None of the other persons named above are related by blood, marriage or adoption to any of the Company's other directors or executive officers. Executive officers are elected annually by the board of directors and serve at the discretion of the board.

         The following information regards the Company's directors:

SEAN Y. FULDA, CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Sean Fulda became our president and chief executive officer and the chairman of the board of directors upon the consummation of the Exchange Transaction on December 14, 2001. The term of his directorship runs through the next annual meeting of the Company. Prior to joining the Company, Mr. Fulda was chief executive officer and the chairman of the board of directors of UniverCell since its founding in March 1999, and he remains acting in that capacity. Prior to the founding of UniverCell, Mr. Fulda founded and served as chief executive officer and chairman of the board of directors of Isralink since its founding in 1997. Prior to that time, for the balance of the five year period prior to this Report, in addition to being a full time student, Mr. Fulda was employed as telephone sales representative at Sturner and Klein Telemarketing Specialists, Inc. He was awarded a bachelor of arts in Hebrew Literature from Brisk Rabbinical College in June, 1999. As of May 24, 2002, Mr. Fulda owned 27,720,000 shares of the Company's Common Stock (approximately 69% of the shares of Common Stock then outstanding).

DAVID FRIEDMAN, DIRECTOR

         David Friedman has agreed to become a director as of June 15, 2002. Mr Friedman has been an attorney and real estate investor and developer for over 25 years. Mr. Friedman is a partner of the law firm of Fallmer & Friedman, Skokie, Illinois. He is also a real estate investor and developer, and the principal of F & F Realty, Ltd., a real estate management company in the Chicago metropolitan area. Mr. Friedman's real estate interests include a number of multi-family properties with an aggregate of over 1,000 units, a retirement home facility, four hotels and a number of office buildings. During the past five years, Mr. Friedman's professional activities have focused on engaging in real estate investment transactions. Mr. Friedman was awarded a Bachelor of Arts degree from Yeshiva University in 1972 and a Juris Doctor degree from Northwestern University in 1975. As of May 24, 2002, Mr. Friedman owned 1,750,000 shares of the Company's Common Stock (approximately 4.4% of the shares of Common Stock then outstanding).

MICHAEL FULDA, DIRECTOR

         Michael Fulda, the father of Sean Y. Fulda, has agreed to become a director as of June 15, 2002. Mr. Fulda is chief operating officer of Sturner and Klein, Inc. a privately-held corporation which specializes in telemarketing. Mr. Fulda has acted in this capacity since 1991. During Mr. Fulda's tenure, the annual revenues of Sturner & Klein, Inc. grew from approximately $7,000,000 to approximately $15,000,000. Mr. Fulda was awarded a Bachelor of Science degree from the City College of New York in 1972 and a Masters in Business Administration from Baruch College in 1980. As of May 24, 2002, Mr. Fulda owned 660,000 shares of the Company's Common Stock, and together with 660,000 shares of Company Common Stock owned by his wife, Rivka Fulda, beneficially owned 1,320,000 shares of the Company's Common Stock (approximately 3.3% of the shares of Common Stock then outstanding).

         There are no other executive officers of the Company, and no highly-compensated non-executive employees.

         Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors, executive officers and persons who own more than 10% of any class of the Company's capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2001, the Company believes that one of the filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock was not complied with during the most recent fiscal year. This omission was the failure of Sean Fulda to timely file Form 3 (Initial Statement of Beneficial Ownership of Securities), which was due to have been filed within 10 days after the effective date of the Exchange Transaction. This filing was made on April 12, 2002.

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation that we paid for services rendered in all capacities to UniverCell for the fiscal years ended December 31, 1999, 2000 and 2001 and by all individuals serving as our CEO during 2001 and our other executive officers serving on December 31, 2001 whose salary and bonuses for 2001 exceeded $100,000. We refer to these officers of UniverCell as the "Named Executive Officers."
                             EXECUTIVE COMPENSATION

                                                                   LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION             AWARDS         PAYOUTS
                                                                 ----------    ------------
                                                                 SECURITIES      ALL OTHER
NAME AND                                SALARY                   UNDERLYING    COMPENSATION
PRINCIPAL                FISCAL        (ROUNDED)      BONUS      OPTIONS (1)       (2)
POSITION                  YEAR            (1)          ($)           (#)           ($)
--------------------    --------       -----------    -----      -----------   ------------
Sean Y. Fulda           12/31/01       $50,000 (2)      $0            $0            $0
   President and
   Chief
   Executive Officer    12/31/00       $50,000          $0            $0            $0
                        12/31/99           $0           $0            $0            $0

Robert Esposito         12/31/01           $0           $0            $0            $0
   President and
   Chief Executive
   Officer prior to
   the Exchange
   Transaction          12/31/00           $0           $0            $0            $0
                        12/31/99           $0           $0            $0            $0

(1) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, except as related to Mr. Fulda, whose salary reflects all perquisites.

(2) Effective January 1, 2002, Mr. Fulda's salary was increased to $75,000 per annum, with certain annual increases to be implemented thereafter.

EMPLOYMENT AGREEMENTS

         As of January 1, 2002, we entered into a written employment agreement with Sean Fulda. We have entered into an employment agreement with Sean Fulda, under which his employment continues for a five-year term unless terminated in accordance with certain provisions. Mr. Fulda serves as the Company's president, chief executive officer and chairman of the board of directors at a base salary of $75,000 for the year 2002, $125,000 for the year 2003, $140,000 for the year
2004, $160,000 for the year 2005 and $180,000 for the year 2006. The agreement provides for bonuses as determined by the Company's Board of Directors (acting through an independent compensation committee), and participation in benefit plans made generally available by the Company. The agreement also provides for vacation time, personal days and sick time in accordance with our policies.

         Mr. Fulda's employment agreement provides that if we terminate his employment without cause (as defined in the agreement), we remain obligated to pay his base salary through the end of the term of the agreement and to pay him a bonus for the year of such termination, and for each subsequent year remaining of the term of the agreement, in an amount equal to the bonus paid to him in the year prior to the year in which such termination has occurred. This amount is subject to offset by the compensation paid to Mr. Fulda, if any, through an alternative comparable source of employment, which Mr. Fulda has an affirmative duty to seek.

         Mr. Fulda's employment agreement prohibits him from directly or indirectly competing with us for a period of 12 months following termination of his employment, and from soliciting our employees and/or customers for the duration of the term of the employment agreement through and for 12 months thereafter.

         None of our other employees is under a written employment agreement with us. There are no collective bargaining agreements in effect. We believe the relations with our employees are good.

DIRECTOR COMPENSATION

         Directors who are also our employees serve as directors without compensation, although we may award stock options or other compensation in our discretion. We may pay a stipend to non-employee directors from time to time. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending directors' meetings.

STOCK OPTION PLANS

         The Company currently has no stock option plans, although it may adopt such a plan in the future. Such a plan would be for the purpose of recruiting, retaining and motivating qualified personnel. Incentive compensation in the form of stock options is designed to provide long-term performance incentives to directors, executive officers and other employees, to encourage them to remain with us and to enable them to develop and maintain an ownership position in the Company. Accordingly, the Company may determine that it is in the best interest of the Company to institute an incentive compensation plan.

OPTION GRANTS IN LAST FISCAL YEAR

         The Company granted no options in 2001, to any of the Named Executive Officers or to any other person.

         There were no stock options outstanding as of May 24, 2002.

                              RELATED TRANSACTIONS

         This section of this Prospectus discusses transactions that occurred during 2000 through May 24, 2002 between the Company and the following persons:

     o Sean Y. Fulda, the President, CEO and chairman of the board of directors, and a significant shareholder of the Company, after the Exchange Transaction;

     o Robert Esposito, the President, CEO and chairman of the board of directors, and a significant shareholder of the Company, before prior to the Exchange Transaction the Exchange Transaction.

RELATED TRANSACTIONS BY THE COMPANY PRIOR TO THE EXCHANGE TRANSACTION

         In February 2001, the former principal shareholders, MK Global Ventures, MK Global Ventures II and MK GVD Fund sold their Common Stock, convertible preferred stock and notes payable to Robert Esposito, who, prior to that transaction, was an unrelated third party. Mr. Esposito then became President, Secretary and sole director of Hypermedia. In connection with this transaction, on or about May 14, 2001, the Company issued 35,000,000 shares of Common Stock to Mr. Esposito in settlement of the notes payable and accrued interest due under these notes.

         After Mr. Esposito became related with Hypermedia, Hypermedia's executive offices were relocated to 710 Oakfield Drive, Brandon, Florida 33511, at space leased by Mr. Esposito on a month to month basis. Mr. Esposito utilized this space for other businesses he operated. Hypermedia did not pay any rent for its use of this space.

RELATED TRANSACTIONS BY UNIVERCELL PRIOR TO THE EXCHANGE TRANSACTION

         In February, 2001, Sean Fulda, Chief Executive Officer and sole director of UniverCell and, after the Exchange Transaction, the Company, extended a one-year $150,000 non-interest bearing line of credit to UniverCell to assist in cash flow operations. As of December 31, 2001, less than $2,000 was outstanding under this line of credit. This line of credit expired in February 2002, at which time all balances had been paid, and the line of credit was not renewed.

OTHER RELATED TRANSACTIONS

         Following the Exchange Transaction, UniverCell engaged the services of certain persons as its consultants and professional advisors to prepare a business plan and to provide other services and agreed to issue an aggregate of 925,000 shares of the Company's Common Stock in connection with these services. These persons included Nicole Fulda, who is Sean Fulda's sister and David Friedman, who subsequently agreed to become a director, effective June 15, 2002. Pursuant to these engagements, the Company issued 75,000 shares of Common Stock to Ms. Fulda and 100,000 shares of Common Stock to Mr. Friedman as compensation for the services performed by them between October 1, 2001 and December 31, 2001.

EXCHANGE TRANSACTION

         33,000,000 shares of Common Stock were exchanged by Robert Esposito for all outstanding shares of UniverCell capital stock with UniverCell's stockholders. These 33,000,000 shares of Company Common Stock were allocated to the UniverCell stockholders as follows:

    Stockholder         Number of Company Shares Issued in Exchange Transaction
    -----------         -------------------------------------------------------
    Sean Fulda                               27,720,000
    David Friedman                            1,650,000
    Susan Friedman                            1,650,000
    Elisha Prero                                660,000
    Rivka Fulda                                 660,000
    Michael Fulda                               660,000

         As of the effective time of the Exchange Transaction, all of the previously issued preferred stock of the Company was cancelled. After the Exchange Transaction, Mr. Esposito continued to hold 2,000,000 shares of the Company's Common Stock, subject to a one-year "lock-up" whereby Mr. Esposito may not transfer more than 700,000 of such shares for one year after the Exchange Transaction (or, until December 14, 2002), and a further 18-month restriction on transfer precluding Mr. Esposito from selling any of his shares during any month where the number of shares sold exceeds 5% of the total trading volume of the Company's shares during the preceding month, for 18 months after the Exchange Transaction (or, until June 14, 2003). Additionally, 700,000 shares of Company Common Stock owned by Mr. Esposito are held in escrow until December 14, 2002, the first anniversary of the Exchange Transaction. If the closing bid price for the Company's Common Stock has not remained above $1.50 for the 45 days preceding the anniversary date, then these 700,000 shares will be delivered to the former UniverCell stockholders.

TRANSACTIONS WITH PROMOTERS

         Because of their management positions, organizational efforts and/or percentage share ownership of our predecessor, Sean Y. Fulda, Robert Esposito and Hypermedia may be deemed to be "parents" and "promoters" of the Company, as the Securities Act and the rules thereunder define those terms. Accordingly, except for the Exchange Transaction (at the time of which, the Company and UniverCell were independent parties), any transactions among these parties should not be considered to be an arms-length transaction.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table lists beneficial ownership of the Company's Common Stock for the persons or groups specified therein. In case of this and the following table, ownership includes direct and indirect (beneficial) ownership, as defined by the rules and regulations of the Securities and Exchange Commission. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information for our directors and officers is as of May 24, 2002, although for disclosure purposes, information is reported for Michael Fulda and David Friedman, directors-elect, who have agreed to become directors of the Company effective June 15, 2002.

------------------------------------------------------------------------------------------------
  TITLE OF CLASS        NAME AND ADDRESS OF          AMOUNT AND NATURE OF    PERCENT OF CLASS(1)
                          BENEFICIAL OWNER             BENEFICIAL OWNER
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Common Stock      Sean Y. Fulda                           27,720,000                 69.18%
                  c/o UniverCell Holdings, Inc.
                  One Randall Avenue
                  Baltimore, MD 21208
------------------------------------------------------------------------------------------------
Common Stock      David Friedman                           1,750,000                  4.12%
                  c/o UniverCell Holdings, Inc.
                  One Randall Avenue
                  Baltimore, MD 21208
------------------------------------------------------------------------------------------------
Common Stock      Michael Fulda                            1,320,000(2)               3.3%
                  c/o UniverCell Holdings, Inc.
                  One Randall Avenue
                  Baltimore, MD 21208
------------------------------------------------------------------------------------------------
Common Stock      All officers and  directors as a        30,790,000                 76.6%
                  group (three persons)
------------------------------------------------------------------------------------------------

(1) Based on 40,067,096 shares of Common Stock of the Company being issued and outstanding (assuming no conversion of convertible debentures into Common Stock and no exercise of Warrants).

(2) Based on 660,000 shares of Common Stock of the Company owned by Michael Fulda and 660,000 shares of Common Stock owned by his wife, Rivka Fulda.

                            SELLING SECURITY HOLDERS

         The 9,932,904 shares of Common Stock being registered for resale by the selling stockholders under this Registration Statement relate to shares of Common Stock which may be issued upon the conversion of the Company's outstanding convertible debentures and Warrants.

         We issued the convertible debentures in a private placement offering we conducted from March through May 7, 2002 and the Warrants were issued to the placement agent in that offering as partial payment of the placement agent's fees. Pursuant to this private placement offering, the Company sold convertible debentures in the aggregate principal amount of $650,000. $315,000 of these debentures were sold on March 27, 2002, $285,000 of these debentures were sold on April 30, 2002 and $50,000 of these debentures were sold on May 7, 2002. The Company terminated the private placement offering after the May 7, 2002 sale of debentures.

         The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their respective issuance date, unless earlier converted into Common Stock of the Company at the holder's option. If not earlier converted, the debentures will be automatically converted on their respective maturity date. The conversion rate is the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the Debentures, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of conversion.

         Information regarding the selling stockholders who are holders of convertible debentures is provided in the tables below. As illustrated therein, based on certain assumptions, the selling stockholders who are now holders of convertible debentures will own shares of Common Stock representing at least approximately 3.68% of the Company's Common Stock issued and outstanding after the conversion of the debentures.

         We engaged a placement agent to assist us in connection with our private placement offering of these convertible debentures. As part of the compensation payable to the placement agent, we issued Warrants to purchase up to an aggregate of 1,300,000 shares of Common Stock. The Warrants were issued to persons designated by the placement agent. The exercise price of the Warrants is determined by a formula which sets the exercise price of the Warrants equal to 105% of the lower of (i) 200% of the closing bid price per share of the Company's Common Stock on the issue date of the Warrants, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of exercise of the Warrants.

         The Warrants also include a "cashless exercise" option to the Warrant holders, which allows the holder to receive a lesser number of shares of Common Stock in lieu of paying the exercise price in cash, which number will be based on the product of the total number of shares as to which the Warrant is being exercised multiplied by the closing bid price of the Common Stock on the date of exercise, less the product of the total number of shares as to which the Warrant is being exercised multiplied by then-current exercise price, divided by the closing bid price of the Common Stock on the date of exercise. Accordingly, if and to the extent any Warrant holder exercises any of its Warrants and elects the cashless exercise option, the Company will not receive any cash proceeds from the issuance of the Common Stock underlying the Warrant, but the Company will issue fewer shares of Common Stock than the number of shares represented by the Warrant.

         Information regarding the selling stockholders who are holders of Warrants is provided in the table below. As illustrated therein, based on certain assumptions, the selling stockholders who are now holders of Warrants will own shares of Common Stock representing at least approximately 3.14% of the Company's Common Stock issued and outstanding after the exercise of the Warrants.

         NOTE: None of the selling stockholders is our affiliate, and none has had any position, office or other material relationship with us within the past three years, except as a securityholder. All of the shares of Common Stock that have been or may be acquired by the selling stockholders upon the conversion of the convertible debentures or upon the exercise of the Warrants are being registered and offered pursuant to the Registration Statement of which this Prospectus forms a part.

         SELLING STOCKHOLDERS WHO HOLD CONVERTIBLE DEBENTURES ISSUED MARCH 27, 2002 (ASSUMES ALL CONVERTIBLE DEBENTURES ARE CONVERTED ON MATURITY DATE, MARCH 27, 2004):

                      PRINCIPAL
                      AMOUNT OF
                     CONVERTIBLE
                     DEBENTURES
                        OWNED/       NUMBER OF                     MINIMUM                    AMOUNT OF
                       ACCRUED       SHARES OF      MINIMUM       NUMBER OF                   SHARES OF      PERCENT OF
                      INTEREST         COMMON      NUMBER OF      SHARES OF                    COMMON          COMMON
                       THROUGH          STOCK      SHARES OF        COMMON                      STOCK           STOCK
                      MATURITY      BENEFICIALLY    COMMON          STOCK         ASSUMED       OWNED       BENEFICIALLY
                       DATE/        OWNED BEFORE    STOCK         UNDERLYING     CONVERSION     AFTER       OWNED AFTER
NAME OF                TOTAL          OFFERING-     OFFERED       DEBENTURES     PRICE PER   CONVERSION     CONVERSION
SELLING              CONVERSION        DIRECT/     (ROUNDED)       (ROUNDED)       SHARE      (ROUNDED)      (ROUNDED)
STOCKHOLDER            AMOUNT         INDIRECT       (1)              (1)           (1)          (2)            (3)
------------------   ----------     ------------   ---------      ----------     ----------  ----------     ------------
Scott J. and Robin    $20,000/           0/0        36,129          36,129          $.62        36,129         .087%
L. Hughes              $2,400/
                      $22,400


Ronald S. Sheldong    $25,000/           0/0        45,161          45,161          $.62        45,161         .11%
Living Trust           $3,000/
                      $28,000

Stephen Vedo          $50,000/           0/0        90,323          90,323          $.62        90,323         .22%
                       $6,000/
                      $56,000

Crusoe Capital        $20,000/           0/0        36,129          36,129          $.62        36,129         .087%

                      PRINCIPAL
                      AMOUNT OF
                     CONVERTIBLE
                     DEBENTURES
                        OWNED/       NUMBER OF                     MINIMUM                    AMOUNT OF
                       ACCRUED       SHARES OF      MINIMUM       NUMBER OF                   SHARES OF      PERCENT OF
                      INTEREST         COMMON      NUMBER OF      SHARES OF                    COMMON          COMMON
                       THROUGH          STOCK      SHARES OF        COMMON                      STOCK           STOCK
                      MATURITY      BENEFICIALLY    COMMON          STOCK         ASSUMED       OWNED       BENEFICIALLY
                       DATE/        OWNED BEFORE    STOCK         UNDERLYING     CONVERSION     AFTER       OWNED AFTER
NAME OF                TOTAL          OFFERING-     OFFERED       DEBENTURES     PRICE PER   CONVERSION     CONVERSION
SELLING              CONVERSION        DIRECT/     (ROUNDED)       (ROUNDED)       SHARE      (ROUNDED)      (ROUNDED)
STOCKHOLDER            AMOUNT         INDIRECT       (1)              (1)           (1)          (2)            (3)
------------------   ----------     ------------   ---------      ----------     ----------  ----------     ------------
                       $2,400/
                      $22,400

Paul Dowden          $100,000/           0/0       180,645         180,645          $.62       180,645         .434%
                      $12,000/
                     $112,000

Michael A. Siese     $100,000/           0/0       180,645         180,645          $.62       180,645         .434%
                      $12,000/
                     $112,000

TOTAL                $315,000/           0/0       569,032         569,032          $.62       569,032        1.37%
                      $37,800/
                     $352,800


(1) Under the terms of the convertible debentures, the principal and accrued interest on the convertible debentures is convertible into shares of Common Stock at an adjustable conversion price, which is the lower of (i) 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued, and (ii) 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion. Because the number of shares into which the convertible debentures may be converted depends on both the closing bid price of the Common Stock at various dates in the future and the amount of accrued interest on various dates in the future, we cannot know as of this date how many shares of Common Stock are issuable upon conversion of the convertible debentures. Based on the conversion formula, assuming all of the debentures are converted upon maturity, a minimum number of shares issuable upon conversion can be ascertained, even though the conversion formula includes (in addition to the date of conversion, which in turn determines the accrued interest to be converted) a variable based on the future market price of the Common Stock, which cannot now be ascertained. If on the conversion date (which for the purposes of this table is assumed to be the maturity date of the convertible debentures) the first prong of the conversion formula - 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued - is less than the second prong of the conversion formula -70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion - then the number of shares issuable upon conversion of the debentures will be based on the closing price of the Common Stock on the date of issuance of the debentures. In the case of the convertible debentures issued on March 27, 2002, 200% of the closing bid price of the Common Stock on March 27, 2002 (200% of $.31, or, $.62) will be less than 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion if such closing bid price equals or exceeds $.89 per share (70% of $.89, or, $.623). Hence, the minimum number of shares into which the convertible debentures can be determined, and if the lowest trading price of the Common Stock on March 27, 2002 is less than $.89 per share, then additional shares of Common Stock will be issuable to the debenture holder.

(2) Assumes that the stockholder acquired no shares of Common Stock other than by virtue of the conversion of the debentures.

(3) Calculated on the basis of 41,596,128 shares of Common Stock outstanding after the conversion of all debentures. This assumes the minimum number of shares of Common Stock issued upon conversion of all convertible debentures, which is 1,529,032 (569,032 shares in respect of the debentures issued March 27, 2002, 760,000 shares in respect of the debentures issued April 30, 2002 and 200,000 shares in respect of the debentures issued May 7, 2002), but does not include the issuance of any shares upon exercise of the Warrants or any other issuances of Common Stock.

         SELLING STOCKHOLDERS WHO HOLD CONVERTIBLE DEBENTURES ISSUED APRIL 30, 2002 (ASSUMES ALL CONVERTIBLE DEBENTURES ARE CONVERTED ON MATURITY DATE, APRIL 30, 2004):

                      PRINCIPAL
                      AMOUNT OF
                     CONVERTIBLE
                     DEBENTURES
                        OWNED/       NUMBER OF                     MINIMUM                    AMOUNT OF
                       ACCRUED       SHARES OF      MINIMUM       NUMBER OF                   SHARES OF      PERCENT OF
                      INTEREST         COMMON      NUMBER OF      SHARES OF                    COMMON          COMMON
                       THROUGH          STOCK      SHARES OF        COMMON                      STOCK           STOCK
                      MATURITY      BENEFICIALLY    COMMON          STOCK         ASSUMED       OWNED       BENEFICIALLY
                       DATE/        OWNED BEFORE    STOCK         UNDERLYING     CONVERSION     AFTER       OWNED AFTER
NAME OF                TOTAL          OFFERING-     OFFERED       DEBENTURES     PRICE PER   CONVERSION     CONVERSION
SELLING              CONVERSION        DIRECT/     (ROUNDED)       (ROUNDED)       SHARE      (ROUNDED)      (ROUNDED)
STOCKHOLDER            AMOUNT         INDIRECT       (1)              (1)           (1)          (2)            (3)
------------------   ----------     ------------   ---------      ----------     ----------  ----------     ------------
Clifton H. Kees and    $30,000/          0/0        80,000           80,000         $.42         80,000         .19%
Jane I. Kees,
Trustees for Kees       $3,600/
Family Living          $33,600
Trust

Peter Card             $20,000/          0/0        53,333           53,333         $.42         53,333         .13%
                        $2,400/
                       $22,400

George Anderson        $10,000/          0/0        26,667           26,667         $.42         26,667         .064%
                        $1,200
                       $11,200

Neil Jones             $20,000/          0/0        53,333           53,333         $.42         53,333         .13%
                        $2,400/
                       $22,400

Robert Duch            $20,000/          0/0        53,333           53,333         $.42         53,333         .13%
                        $2,400/
                       $22,400

Daniel Grillo          $50,000/          0/0       133,333          133,333         $.42        133,333         .32%
                        $6,000/
                       $56,000

Lance Adams            $20,000/          0/0        53,333           53,333         $.421        53,333         .13%
                        $2,400/
                       $22,400
Bonney Goldstein       $15,000/          0/0        40,000           40,000         $.42         40,000         .096%
Irrevocable Trust       $1,800/
                       $16,800

Terry L. and Carl      $25,000/          0/0        66,667           66,667         $.42         66,667         .16%
S. Conner                3,000/
                       $28,000

                      PRINCIPAL
                      AMOUNT OF
                     CONVERTIBLE
                     DEBENTURES
                        OWNED/       NUMBER OF                     MINIMUM                    AMOUNT OF
                       ACCRUED       SHARES OF      MINIMUM       NUMBER OF                   SHARES OF      PERCENT OF
                      INTEREST         COMMON      NUMBER OF      SHARES OF                    COMMON          COMMON
                       THROUGH          STOCK      SHARES OF        COMMON                      STOCK           STOCK
                      MATURITY      BENEFICIALLY    COMMON          STOCK         ASSUMED       OWNED       BENEFICIALLY
                       DATE/        OWNED BEFORE    STOCK         UNDERLYING     CONVERSION     AFTER       OWNED AFTER
NAME OF                TOTAL          OFFERING-     OFFERED       DEBENTURES     PRICE PER   CONVERSION     CONVERSION
SELLING              CONVERSION        DIRECT/     (ROUNDED)       (ROUNDED)       SHARE      (ROUNDED)      (ROUNDED)
STOCKHOLDER            AMOUNT         INDIRECT       (1)              (1)           (1)          (2)            (3)
------------------   ----------     ------------   ---------      ----------     ----------  ----------     ------------
Charles Xue            $50,000/          0/0       133,333          133,333         $.42        133,333         .32%
                        $6,000/
                       $56,000

Joseph L. Maggini      $25,000/          0/0        66,667           66,667         $.42         66,667         .16%
                        $3,000/
                       $28,000

TOTAL                 $285,000/          0/0       760,000          760,000         $.42        760,000        1.83%
                       $34,200/
                      $319,200


(1) Under the terms of the convertible debentures, the principal and accrued interest on the convertible debentures is convertible into shares of Common Stock at an adjustable conversion price, which is the lower of (i) 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued, and (ii) 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion. Because the number of shares into which the convertible debentures may be converted depends on both the closing bid price of the Common Stock on various dates in the future and the amount of accrued interest at various dates in the future, we cannot know as of this date how many shares of Common Stock are issuable upon conversion of the convertible debentures. Based on the conversion formula, assuming all of the debentures are converted upon maturity, a minimum number of shares issuable upon conversion can be ascertained, even though the conversion formula includes (in addition to the date of conversion, which in turn determines the accrued interest to be converted) a variable based on the future market price of the Common Stock, which cannot now be ascertained. If on the conversion date (which for the purposes of this table is assumed to be the maturity date of the convertible debentures) the first prong of the conversion formula - 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued - is less than the second prong of the conversion formula -70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion - then the number of shares issuable upon conversion of the debentures will be based on the closing price of the Common Stock on the date of issuance of the debentures. In the case of the convertible debentures issued on April 30, 2002, 200% of the closing bid price of the Common Stock on April 30, 2002 (200% of $.21, or, $.42) will be less than 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion if such closing bid price equals or exceeds $.61 per share (70% of $.61, or, $.427). Hence, the minimum number of shares into which the convertible debentures can be determined, and if the lowest trading price of the Common Stock on April 30, 2002 is less than $.61 per share, then additional shares of Common Stock will be issuable to the debenture holder.

(2) Assumes that the stockholder acquired no shares of Common Stock other than by virtue of the conversion of the debentures.

(3) Calculated on the basis of 41,596,128 shares of Common Stock outstanding after the conversion of all debentures. This assumes the minimum number of shares of Common Stock issued upon conversion of all convertible debentures, which is 1,529,032 (569,032 shares in respect of the debentures issued March 27, 2002, 760,000 shares in respect of the debentures issued April 30, 2002 and 200,000 shares in respect of the debentures issued May 7, 2002), but does not include the issuance of any shares upon exercise of the Warrants or any other issuances of Common Stock.

         SELLING STOCKHOLDERS WHO HOLD CONVERTIBLE DEBENTURES ISSUED MAY 7, 2002 (ASSUMES ALL CONVERTIBLE DEBENTURES ARE CONVERTED ON MATURITY DATE, MAY 7, 2004):

                      PRINCIPAL
                      AMOUNT OF
                     CONVERTIBLE
                     DEBENTURES
                        OWNED/       NUMBER OF                    AMOUNT OF
                       ACCRUED       SHARES OF                     MINIMUM                     AMOUNT OF      PERCENT OF
                      INTEREST         COMMON      MINIMUM        NUMBER OF                    SHARES OF        COMMON
                       THROUGH          STOCK     NUMBER OF       SHARES OF                     COMMON           STOCK
                      MATURITY      BENEFICIALLY   SHARES OF        COMMON                       STOCK       BENEFICIALLY
                       DATE/        OWNED BEFORE    COMMON          STOCK          ASSUMED       OWNED       OWNED AFTER
NAME OF                TOTAL          OFFERING-     STOCK         UNDERLYING      CONVERSION     AFTER        CONVERSION
SELLING              CONVERSION        DIRECT/     OFFERED       DEBENTURES        PRICE PER  CONVERSION      (ROUNDED)
STOCKHOLDER            AMOUNT         INDIRECT       (1)              (1)           SHARE         (2)            (3)
------------------   ----------     ------------   ---------      ----------     ----------  ----------     ------------
J. Michael Moyer      $25,000/           0/0        100,000         100,000         $.28        100,000        .24%
                       $3,000/
                      $28,000

Troy Otillio and      $25,000/           0/0        100,000         100,000         $.28        100,000        .24%
Jennifer Otillio       $3,000/

Ttees for the         $28,000
Troy and Jennifer
Otillio Living
Revocable Trust
Dtd. 11/5/96

TOTAL                 $50,000/           0/0        200,000         200,000         $.28        200,000        .48%
                       $6,000/
                      $56,000

(1) Under the terms of the convertible debentures, the principal and accrued interest on the convertible debentures is convertible into shares of Common Stock at an adjustable conversion price, which is the lower of (i) 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued, and (ii) 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion. Because the number of shares into which the convertible debentures may be converted depends on both the closing bid price of the Common Stock on various dates in the future and the amount of accrued interest at various dates in the future, we cannot know as of this date how many shares of Common Stock are issuable upon conversion of the convertible debentures. Based on the conversion formula, assuming all of the debentures are converted upon maturity, a minimum number of shares issuable upon conversion can be ascertained, even though the conversion formula includes (in addition to the date of conversion, which in turn determines the accrued interest to be converted) a variable based on the future market price of the Common Stock, which cannot now be ascertained. If on the conversion date (which for the purposes of this table is assumed to be the maturity date of the convertible debentures) the first prong of the conversion formula - 200% of the closing bid price of the Common Stock on the date the convertible debentures were issued - is less than the second prong of the conversion formula -70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion - then the number of shares issuable upon conversion of the debentures will be based on the closing price of the Common Stock on the date of issuance of the debentures. In the case of the convertible debentures issued on May 7, 2002, 200% of the closing bid price of the Common Stock on May 7, 2002 (200% of $.14, or, $.28) will be less than 70% of the lowest closing bid price of the Common Stock for the 20 trading days preceding the date of conversion if such closing bid price equals or exceeds $.41 per share (70% of $.41, or, $.287). Hence, the minimum number of shares into which the convertible debentures can be determined, and if the lowest trading price of the Common Stock on May 7, 2002 is less than $.41 per share, then additional shares of Common Stock will be issuable to the debenture holder.

(2) Assumes that the stockholder acquired no shares of Common Stock other than by virtue of the conversion of the debentures.

(3) Calculated on the basis of 41,596,128 shares of Common Stock outstanding after the conversion of all debentures. This assumes the minimum number of shares of Common Stock issued upon conversion of all convertible debentures, which is 1,529,032 (569,032 shares in respect of the debentures issued March 27, 2002, 760,000 shares in respect of the debentures issued April 30, 2002 and 200,000 shares in respect of the debentures issued May 7, 2002), but does not include the issuance of any shares upon exercise of the Warrants or any other issuances of Common Stock.


         SELLING STOCKHOLDERS WHO HOLD WARRANTS:

                     NUMBER OF                   AMOUNT
                     SHARES OF                     OF
                        OF                      SHARES OF           PERCENT OF
                      COMMON                     COMMON              COMMON
                       STOCK                      STOCK               STOCK
                    BENEFICIALLY                  OWNED            BENEFICIALLY
                       OWNED                      AFTER               OWNED
                      BEFORE       NUMBER        EXERCISE             AFTER
NAME OF              OFFERING-      OF              OF              OFFERING
SELLING               DIRECT/    WARRRANTS       WARRANTS           (ROUNDED)
STOCKHOLDER          INDIRECT      OWNED            (1)                (2)
---------------     -----------  ---------      ----------         ------------
Jason Goldstein          0         785,000         785,000            1.90%

Edward Sosa              0         177,500         177,500             .43%

Tony Cedor               0          12,500          12,500             .03%

Hornblower &             0         325,000         325,000             .79
Weeks, Inc.

TOTAL                    0       1,300,000       1,300,000            3.14%

(1) Assumes no "cashless exercise" option elected in exercising the Warrants, and that no other shares of Common Stock were acquired by means other than the exercise of Warrants.

(2) Calculated on the basis of 41,367,096 shares of Common Stock outstanding after the exercise of all Warrants with no "cashless exercise" elected. This does not include the issuance of any shares upon conversion of the debentures or any other issuances of Common Stock.

REGISTRATION RIGHTS GRANTED TO CONVERTIBLE DEBENTURE HOLDERS AND WARRANT
HOLDERS.

         The Company granted certain registration rights to the holders of the convertible debentures and the Warrants in connection with the Company's issuance of these securities. These registration rights provide that the Company will file a registration statement with the Securities and Exchange Commission within 10 days after the issuance of the convertible debentures and the Warrants, and to take such steps as are reasonably necessary to cause the registration to become effective. The registration statement is to seek the registration of 9,932,904 shares of Common Stock plus an additional indeterminate number of shares of Common Stock which may become issuable under the convertible debentures. The registration rights granted to the holders of the convertible debentures and the Warrants also oblige the Company to pay for the costs and expenses incurred in connection with the registration of such shares, and provide that the Company indemnifies the holders of the convertible debentures and the Warrants against certain liabilities under federal securities laws arising from the registration statement. We have filed the Registration Statement of which this Prospectus is a part in accordance with the registration rights that the Company granted to the holders of the convertible debentures and Warrants.

FUTURE ISSUANCES OF EQUITY SECURITIES

         We expect the Company to issue additional shares of Common Stock, preferred stock and options and Warrants to purchase capital stock in the future. We may need to amend our authorized capital stock as set forth in our articles of incorporation to do so, however.

                              PLAN OF DISTRIBUTION

         SELLING STOCKHOLDERS

         The selling stockholders have advised us that they may offer Common Stock at various times in one or more transactions on the OTCBB, in private offerings, exchange distributions, secondary distributions, negotiated transactions or any combination of the foregoing. They may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will not receive any part of the proceeds of sales of shares made hereunder by the selling stockholders. We may, however, receive proceeds from the exercise of outstanding Warrants to purchase such shares consisting of the exercise price paid by the Warrant holders for those Warrants which are exercised. The exercise price of the Warrants is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of exercise. We may not receive any cash proceeds from the exercise of the Warrants, however, because the terms of the Warrants include a "cashless exercise" option to the Warrant holders. This option allows the holder to receive a lesser number of shares of Common Stock in lieu of paying the exercise price in cash, which number will be based on the product of the total number of shares as to which the Warrant is being exercised multiplied by the closing bid price of the Common Stock on the date of exercise, less the product of the total number of shares as to which the Warrant is being exercised multiplied by the then-current exercise price, divided by the closing bid price of the Common Stock on the date of exercise.

         The selling stockholders may also use broker-dealers to sell their shares. In connection with any sales, the selling stockholders and any brokers or dealers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders or purchasers of the shares offered hereby (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders.

         The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principals. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

         We are responsible for all costs, expenses and fees incurred in registering the securities offered hereby, except for any brokerage commissions payable by the selling stockholders. We have also indemnified the convertible debenture holders and Warrant holders from liability arising from this registration statement under certain federal securities laws.

         There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                            DESCRIPTION OF SECURITIES

         The Company's capital stock consists of 50,000,000 shares of Common Stock, par value $.0001 per share. As of May 24, 2002, there were 40,067,096 shares of Common Stock issued and outstanding. As of May 24, 2002, there were also outstanding convertible debentures due 2004 in the aggregate principal amount of $650,000 convertible into shares of Common Stock, an aggregate principal amount of $315,000 of which were issued on March 27, 2002, an aggregate principal amount of $285,000 were issued on April 30, 2002 and an aggregate principal amount of $50,000 of which were issued on May 7, 2002. After the sale of debentures on May 7, 2002, the Company terminated its private placement offering of these debentures. Unless previously converted, mature on the second anniversary of their respective issuance date, at which time they will be automatically converted into Common Stock. As of May 24, 2002, there were also outstanding Warrants to purchase up to 1,300,000 shares of Common Stock, an aggregate of 630,000 of which were issued on March 27, 2002, an aggregate of 570,000 of which were issued on April 30, 2002 and an aggregate of 100,000 of which were issued on May 7, 2002. These Warrants expire on the second anniversary of their respective issuance date.

         The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation and By-laws, which are included as exhibits to this report, and by the provisions of applicable Florida law.

         COMMON STOCK

         Subject to preferences that may be applicable to any rights of holders of outstanding stock having prior rights as to dividends which may be issued in the future, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors from time to time may determine. Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Cumulative voting with respect to the election of directors is not permitted by the Certificate of Incorporation. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each share of Common Stock outstanding as of the date of this Registration Statement is validly issued, fully paid and nonassessable.

         CONVERTIBLE DEBENTURES

         The Company sold its convertible debentures in the aggregate principal amount of $650,000 from March through May 2002 in a private placement to accredited investors through Hornblower & Weeks, Inc., acting as placement agent. An aggregate principal amount of $315,000 of these debentures was issued on March 27, 2002, an aggregate principal amount of $285,000 was issued on April 30, 2002 and an aggregate principal amount of $50,000 was issued on May 7, 2002. The Debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their respective issuance date, unless converted into Common Stock of the Company at the holder's option. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the closing date, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the twenty (20) trading days immediately preceding the date of conversion. To the extent not previously converted at the holders' option, the convertible debentures will automatically be converted into Common Stock on the maturity date.

         DILUTIVE EFFECT OF CONVERSION OF CONVERTIBLE DEBENTURES

         Because the number of shares into which the convertible debentures may be converted depends on both the closing the bid price of the Common Stock at various dates in the future and the amount of accrued interest at various dates in the futures, we cannot know as of this date how many shares of Common Stock are issuable upon conversion of the convertible debentures. For illustrative purposes, the following table indicates (as to the debentures issued on each respective issuance date under the private placement offering) the number of shares of Common Stock that will be issuable on the maturity date of the convertible debentures, with various hypothetical values ascribed to the closing bid price of the Common Stock. These hypothetical bid prices are not intended as projections, estimates, predictions or indications of the future performance of our Common Stock, but rather are provided to illustrate the impact of varying pricing levels on the holders of our Common Stock due to the conversion of the convertible debentures.

         The following table sets forth the number of shares of Common Stock into which the convertible debentures are convertible upon maturity, assuming that no debentures were converted prior to maturity at the option of the holder, calculated using the conversion amounts of the respective issuances of debentures at maturity of principal plus accrued interest, or a total of $352,800 ($315,000 principal plus $37,800 accrued interest) in respect of the debentures issued on March 27, 2002, $319,200 ($285,000 principal plus $34,200 accrued interest) in respect of the debentures issued on April 30, 2002 and $56,000 ($50,000 principal plus $6,000 accrued interest) in respect of the debentures issued on May 7, 2002. All figures set forth in the table below are rounded.

--------------------------------------------------------------------------------------------------------------------------------
                     Closing Bid Price on Date of           Number of Shares into which          Total Number     Percentage of
                  Issuance of Convertible Debentures   Convertible Debentures are Convertible   of Shares into     Outstanding
 Lowest Closing                                                                                      which       Common Stock(1)
 Bid Price for                                                                                    Convertible
20 Trading Days                                                                                 Debentures are
    Prior to                                                                                      Convertible
   Conversion           Debenture Issuance Date               Debenture Issuance Date
                 ------------------------------------------------------------------------------
                    3/27/02       4/30/02     5/7/02      3/27/02       4/30/02        5/7/02
--------------------------------------------------------------------------------------------------------------------------------
$1.00(2)             $.31          $.21        $.14        569,000       760,000       200,000      1,529,000         3.7%
--------------------------------------------------------------------------------------------------------------------------------
$.30                 $.31          $.21        $.14      1,680,000     1,520,000       266,667      3,466,667         8%
--------------------------------------------------------------------------------------------------------------------------------
$.28                 $.31          $.21        $.14      1,800,000     1,628,571       285,714      3,714,285         8.48%
--------------------------------------------------------------------------------------------------------------------------------
$.25                 $.31          $.21        $.14      2,016,000     1,824,000       320,000      4,160,000         9.41%
--------------------------------------------------------------------------------------------------------------------------------
$.20                 $.31          $.21        $.14      2,520,000     2,280,000       400,000      5,200,000        11.31%
--------------------------------------------------------------------------------------------------------------------------------
$.15                 $.31          $.21        $.14      3,360,000     3,040,000       533,333      6,933,333        14.75%
--------------------------------------------------------------------------------------------------------------------------------
$.10                 $.28          $.21        $.14      5,040,000     4,560,000       800,000     10,400,000        20.61%
--------------------------------------------------------------------------------------------------------------------------------

(1) After conversion of all convertible debentures and assuming no other shares of Common Stock are issued (in respect of the Warrants or otherwise).

(2) If the lowest trading price for the twenty trading days immediately preceding the conversion date is $1.00, then all of the conversions will be based on the closing bid price as of the date of issuance instead of $1.00 because 200% of the closing bid price (which closing bid price was $.31, $.21 and $.14 for the March 27, 2002 April 30, 2002 and May 7, 2002
     issuance dates, respectively) will be less than 70% of $1.00, or, $.70, for the debentures issued on all issuance dates.

         The issuance of additional shares of Common Stock, whether due to the conversion of the convertible debentures, the exercise of the Warrants or otherwise (such as due to the grant of stock options or warrants we may issue as incentive compensation or in connection with services rendered to us, the issuance of shares in exchange transactions in connection with acquisitions we may undertake, or the issuance of shares sold by us into the market in order to raise capital), will dilute the proportionate value of the Company on a per share basis, and will also dilute the proportionate voting power of the holders of Common Stock on a per share basis. This may cause the market value of the Company's Common Stock to decrease, due to the additional number of shares being issued and in the market. The more shares that are issued, whether due to conversion of the convertible securities, the exercise of the Warrants or otherwise, the greater the dilution in value and voting power that will be experienced by our stockholders. Further, the perception that additional shares may be issued into the market, due to the conversion of the convertible debentures, exercise of the Warrants or otherwise, could depress the market price of the Company's Common Stock, and could also hinder our ability to raise capital.

         WARRANTS

         In connection with the private placement of our convertible debentures, on the Company issued an aggregate Warrants to purchase an aggregate of 1,300,000 shares of Common Stock the persons designated by its placement agent as partial payment of the fees of our placement agent. 630,000 of these Warrants were issued on March 27, 2002, 570,000 of these Warrants were issued on April 30, 2002 and 100,000 of these Warrants were issued on May 7, 2002. The Warrants are exercisable during the two years from respective issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of exercise.

As with the issuance of shares of Common Stock upon the conversion of the convertible debentures described above, the exercise of the Warrants will have a dilutive effect on the Company's stockholders. The Warrants represent approximately 3.14% of the Common Stock outstanding after the exercise of all Warrants (assuming no "cashless exercise" is elected). The Company believes it is likely that the Warrant holders will elect to exercise their Warrants, given that the exercise price formula in the Warrants has the effect of giving the Warrant holders at least a 26.5% discount as compared to the market price of the Common Stock at the time of exercise.

         OTHER STOCK OPTIONS AND WARRANTS

         There are no outstanding options to purchase shares of Common Stock, and no outstanding warrants to purchase shares of Common Stock except for the 1,300,000 Warrants described above.

         FLORIDA ANTI-TAKEOVER LAW

         The Company and its stockholders are subject to anti-takeover provisions under Section 607.109 of the Florida Business Corporation Act which applies to public corporations organized under Florida law unless the corporation has elected to opt-out of those provisions in its articles of incorporation or bylaws. The Company has not chosen to opt-out of these provisions.

         These provisions prohibit the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless:
(i) the board of directors gives its prior approval of the control share acquisition; (ii) the corporation amends its articles of incorporation or bylaws to make the statute inapplicable before a control share acquisition; or (iii) the holders of a majority of the corporation's voting shares, excluding "interested" shares, approve the granting of voting rights to the acquiring party. There are some exceptions to the "control share acquisition" provisions of the Florida Business Corporation Act. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party, directly or indirectly, to vote or direct the vote in the election of directors within any of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority or more.

         Section 607.108 of the Florida Business Corporation Act contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested stockholder" unless:
(i) the transaction is approved by a majority of disinterested directors before the person becomes an interested stockholder; (ii) the corporation has not had more than 300 stockholders of record during the past three years; (iii) the interested stockholder has owned at least 80% of the corporation's outstanding voting shares for at least five years; (iv) the interested stockholder is the beneficial owner of at least 90% of the voting shares, excluding shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) consideration is paid to the corporation's stockholders equal to the highest amount per share calculated under a complex formula, and other specified conditions are met; or (vi) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested stockholder. An "interested stockholder" is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation's outstanding voting shares.

         RECENT SALES OF UNREGISTERED SECURITIES

         2001 AND THE EXCHANGE TRANSACTION

         During 2001, except for the Exchange Transaction, neither the Company nor UniverCell made any unregistered sales of its Common Stock. As to the Exchange Transaction itself, the terms of the Stock Purchase Agreement and Share Exchange provided that the holders of all issued and outstanding shares of UniverCell would tender all of their UniverCell shares to Robert Esposito in exchange for 33,000,000 shares of Company Common Stock then owned by Mr. Esposito, representing approximately 84% of the then-outstanding shares of the Company's Common Stock.

         As of the effective time of the Exchange Transaction, all of the previously issued preferred stock of the Company was cancelled. After the Exchange Transaction, Mr. Esposito continued to hold 2,000,000 shares of the Company's Common Stock, subject to a one-year "lock-up" whereby Mr. Esposito may not transfer more than 700,000 of such shares for one year after the Exchange Transaction (or, until December 14, 2002), and a further 18-month restriction on transfer precluding Mr. Esposito from selling any of his shares during any month where the number of shares sold exceeds 5% of the total trading volume of the Company's shares during the preceding month, for 18 months after the Exchange Transaction (or, until June 14, 2003). Additionally, 700,000 shares of Company Common Stock owned by Mr. Esposito are held in escrow until December 14, 2002, the first anniversary of the Exchange Transaction. If the closing bid price for the Company's Common Stock has not remained above $1.50 for the 45 days preceding that anniversary date, then these 700,000 shares will be delivered to the former UniverCell stockholders.

         SHARE ISSUANCE AS COMPENSATION TO CERTAIN SERVICE PROVIDERS

         On March 6, 2002, we issued a total of 925,000 shares of Common Stock to certain consultants and professional advisors who had provided us with services in connection with the preparation of a business plan and the provision of certain other services. These services were performed between October 1, 2001 and December 31, 2001. The total value of these services was $231,250, and the shares were issued at a price of $.25 per share. Among the recipients of shares of Common Stock pursuant to this issuance is Nicole Fulda, a sister of Sean Fulda, the chairman of the board of directors and our president and chief executive officer. Ms. Fulda received a total of 75,000 shares of Common Stock in connection with services she performed on our behalf between October 1, 2001 and December 31, 2001.

         We issued and sold our securities to these consultants in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each of the securityholders agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each securityholder also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. We affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each securityholders was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

         PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

         From March through May 2002, the Company sold convertible debentures in the aggregate principal amount of $650,000 in a private placement offering. Of these debentures, an aggregate principal amount of $315,000 was issued on March 27, 2002, an aggregate principal amount of $285,000 was issued on April 30, 2002 and an aggregate principal amount of $50,000 was issued on May 7, 2002. The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their respective issuance date, unless earlier converted into Common Stock of the Company at the holder's option. If not earlier converted, the debentures will be automatically converted on their respective maturity date. The conversion rate is the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the Debentures, and
(ii) 70% of the lowest
closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of conversion. The number of shares of Common Stock into which the convertible debentures may be converted cannot be determined at this time because the conversion formula includes a variable which cannot be ascertained at this time, namely, the future market price of the Common Stock.

         The convertible debentures sold in this private placement offering were as follows:

MARCH 27, 2002 SALE OF CONVERTIBLE DEBENTURES:

Name of Purchaser                    Principal Amount
------------------------------       ----------------
Scott J. and Robin L. Hughes             $ 20,000
Ronald S. Sheldon Living Trust           $ 25,000
Stephen Vedo                             $ 50,000
Crusoe Capital                           $ 20,000
Paul Dowden                              $100,000
Michael A. Siese                         $100,000

TOTAL 3/27/02 CLOSING:                   $315,000

APRIL 30, 2002 SALE OF CONVERTIBLE DEBENTURES:

Name of Purchaser                    Principal Amount
------------------------------       ----------------
Clifton H. Kees and Jane I. Kees
         Trustees for Kees Family
         Living Trust                    $ 30,000
Peter Card                               $ 20,000
George E. Anderson                       $ 10,000
Neil Jones                               $ 20,000
Robert  Duch                             $ 20,000
Daniel Grillo                            $ 50,000
Lance Adams                              $ 20,000
Bonney Goldstein Irrevocable Trust       $ 15,000
Terry L. and Carol S. Conner             $ 25,000
Charles Xue                              $ 50,000
Joseph L. Maggini                        $ 25,000

TOTAL 4/30/02 CLOSING:                   $285,000

MAY 7, 2002 SALE OF CONVERTIBLE DEBENTURES:

Name of Purchaser                    Principal Amount
------------------------------       ----------------
J. Michael Moyer                         $ 25,000
Troy Otillio and Jennifer Otillio
      Ttees for the Troy and Jennifer
      Otillio Living Revocable Trust
      Dtd:  11/5/96                      $ 25,000

TOTAL 5/7/02 CLOSING:                    $ 50,000

         This private placement offering of the convertible debentures was consummated with the use of a placement agent, Hornblower & Weeks, Inc. The aggregate sales proceeds, after payment of offering expenses (which included a cash payment of 13% of the principal amount of the convertible debentures sold (an aggregate payment of $84,500)), were applied to its working capital and other general corporate purposes.

         We issued and sold the convertible debentures in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

         WARRANTS ISSUED IN CONNECTION WITH PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

         In connection with the private placement of our convertible debentures, the Company issued Warrants to purchase an aggregate of 1,300,000 shares of Common Stock to the persons designated by its placement agent (as compensation in addition to the 13% cash payment referred to in the preceding paragraph). 630,000 of these Warrants were issued on March 27, 2002, 570,000 of these Warrants were issued on April 30, 2002 and 100,000 of these Warrants were issued on May 7, 2002. The Warrants are exercisable during the two years from respective issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of exercise. The Warrants include a "cashless exercise" option to the Warrant holders, which allows the holder to receive a lesser number of shares of Common Stock in lieu of paying the exercise price in cash, which number will be based on the product of the total number of shares as to which the Warrant is being exercised multiplied by the closing bid price of the Common Stock on the date of exercise, less the product of the total number of shares as to which the Warrant is being exercised multiplied by then-current exercise price, divided by the closing bid price of the Common Stock on the date of exercise.

         The Company issued these securities under the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each purchaser represented in writing that it was an accredited investor and that it acquired the securities for its own account.

         REGISTRATION RIGHTS GRANTED TO HOLDERS OF CONVERTIBLE DEBENTURES AND WARRANTS

         The Company granted certain registration rights to the holders of the convertible debentures and the Warrants in connection with the Company's issuance of these securities. These registration rights provide that the Company will file a registration statement with the Securities and Exchange Commission within 10 days after the issuance of the convertible debentures and the Warrants, and to take such steps as are reasonably necessary to cause the registration to become effective. The registration statement is to seek the registration of 9,932,904 shares of Common Stock plus an additional indeterminate number of shares of Common Stock which may become issuable under the convertible debentures. The Registration Statement of which this Prospectus is a part is being filed in connection with the Company's obligations to the holders of the convertible debentures and the Warrants, and to the extent that shares in addition to the 9,932,904 shares sought to be registered hereby become issuable pursuant to the terms of the convertible debentures and/or the Warrants, the Company intends to take all steps necessary to issue registered shares of Common Stock to the holders of the convertible debentures and the Warrants, including increasing the Company's authorized capital stock (subject to stockholder approval) and filing one or more additional registration statements regarding such newly-authorized shares. The registration rights granted to the holders of the convertible debentures and the Warrants also oblige the Company to pay for the costs and expenses incurred in connection with the registration of such shares, and provide that the Company indemnifies the holders of the convertible debentures and the Warrants against certain liabilities under federal securities laws arising from the registration statement. The Registration Statement of which this Prospectus is a part is being filed in accordance with the registration rights that the Company granted to the holders of the convertible debentures and Warrants.

                                 TRANSFER AGENT

         Our transfer agent and registrar is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209. We act as our own transfer agent and registrar for the convertible debentures and the Warrants.

                                  LEGAL MATTERS

         The validity of the Common Stock being offered hereby is being passed upon for us by our legal counsel, McGuireWoods LLP.

                                     EXPERTS

         The audited financial statements incorporated by reference in this registration statement have been audited by Marcum & Kliegman LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock to be offered hereby, underlying the Company's convertible debenture and shares of Common Stock underlying the Warrants. As used herein, the term "Registration Statement" means the initial registration statement and any and all amendments thereto. This Prospectus, which is a part of the Registration Statement, contains all material information about the contents of any agreement or other document filed as an exhibit to the Registration Statement. For further information with respect to us and our Common Stock, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the contents of any contract or any other document contain all material information regarding that contract or other document but are not necessarily the full text of that contract or other document and reference is made to that contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
D.C. 20549. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

         Our Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith, we file periodic reports with the SEC. Our periodic reports are available for inspection and copying at the SEC's public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -FIRST QUARTER 2002 (UNAUDITED)

      CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2002..............F-1
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-- THREE
      MONTHS ENDED MARCH 31, 2002 AND MARCH 31, 2001.........................F-3
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-- THREE MONTHS
      ENDED MARCH 31, 2002 AND MARCH 31, 2001................................F-4
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS...................F-5

   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -YEARS ENDED
   DECEMBER 31, 2001 AND DECEMBER 31, 2000 (AUDITED)

       INDEPENDENT AUDITORS' REPORT .........................................F-9

       CONSOLIDATED FINANCIAL STATEMENTS
       BALANCE SHEET .......................................................F-10
       STATEMENTS OF OPERATIONS ............................................F-11
       STATEMENT OF STOCKHOLDERS' EQUITY ...................................F-12
       STATEMENTS OF CASH FLOWS ............................................F-13
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ..........................F-14

                            UNIVERCELL HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (RESTATED)
                                   (UNAUDITED)
                                 March 31, 2002

--------------------------------------------------------------------------------


                                                    ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                $333,219
     Restricted cash balances                                                   10,000
     Accounts receivable, less allowance for
          doubtful accounts of $35,000                                         291,853
     Other current assets                                                       43,888
                                                                              --------


                                                    Total Current Assets                       $678,960
                                                                                               --------


PROPERTY AND EQUIPMENT, NET                                                                      13,363



OTHER ASSETS
     Security deposit                                                            1,449
     Deferred financing costs                                                  225,950
                                                                               -------

                                                    Total Other Assets                          227,399
                                                                                               --------

                                                    TOTAL ASSETS                               $919,722
                                                                                               ========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (RESTATED)
                                   (UNAUDITED)
                                 March 31, 2002
--------------------------------------------------------------------------------

                           LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                                  $225,278
                                                                                       --------

CONVERTIBLE DEBENTURES, NET                                                             315,000
                                                                                       --------

     TOTAL LIABILITIES                                                                  540,278
                                                                                       --------

COMMITMENTS

STOCKHOLDERS' EQUITY

Common stock, par value $0.0001; 50,000,000 shares authorized;
40,067,096 shares issued and outstanding                                 4,007
Additional paid in capital                                             675,743
Accumulated Deficit                                                   (300,306)
                                                                     ---------

     TOTAL STOCKHOLDERS' EQUITY                                                         379,444
                                                                                       --------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $919,722
                                                                                       ========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
          For the Three Months Ended March 31, 2002 and March 31, 2001
--------------------------------------------------------------------------------



                                                    2002              2001
                                               -------------       -----------

NET SALES                                           $101,867          $151,955

COST OF SALES                                         67,410            83,989
                                               -------------       -----------

         GROSS PROFIT                                 34,457            67,966

OPERATING EXPENSES                                    94,698            97,983

                                               -------------       -----------

        OPERATING LOSS                               (60,241)          (30,017)
                                               -------------       -----------

INTEREST (EXPENSE) INCOME                           (181,701)            1,111
                                               -------------       -----------

        NET LOSS                                   $(241,942)         $(28,906)
                                               =============       ===========

NET LOSS PER SHARE
  Weighted average shares outstanding             39,399,040        33,000,000
                                               =============       ===========

  Net loss per share, basic and diluted              $(0.006)          $(0.001)
                                                     =======           =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
           For the Three Months Ended March 31, 2002 and March 31, 2001
--------------------------------------------------------------------------------

                                                                                        2002                 2001
                                                                                  --------------        --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                                             $(241,942)             $(28,906)
  Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities:
  Depreciation and amortization                                                            5,800                 5,800
  Interest Expense - Beneficial conversion feature                                       182,000                    --
  Changes in operating assets and liabilities:
  Accounts receivable                                                                     24,026                56,085
  Other current assets                                                                   (43,049)               (3,352)
  Security deposit                                                                            --                  (351)
  Accounts payable and accrued expenses                                                   18,648                 6,713
                                                                                         -------                 -----

        TOTAL ADJUSTMENTS                                                                187,425                64,895
                                                                                  --------------        --------------

        NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES
                                                                                         (54,517)               35,989
                                                                                  --------------        --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                                         --                  (633)
  Redemption  of certificate of deposit                                                   25,000                    --
                                                                                  --------------        --------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
                                                                                          25,000                  (633)
                                                                                  --------------        --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of stockholder loan                                                          (1,874)              (20,000)
  Proceeds from the sale of Debenture securities, net of financing costs                 274,050                    --
                                                                                  --------------        --------------

NET CASH  PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                                                                   272,176               (20,000)
                                                                                  --------------        --------------

NET INCREASE IN CASH
  AND CASH EQUIVALENTS                                                                   242,659                15,356
                                                                                  --------------        --------------

CASH AND CASH EQUIVALENTS - BEGINNING                                                     90,560                96,131
                                                                                  --------------        --------------

CASH AND CASH EQUIVALENTS - ENDING                                                      $333,219              $111,487
                                                                                        =========             ========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated balance sheet of UniverCell Holdings, Inc. (the "Company") as of March 31, 2002, the related condensed consolidated statements of operations, and cash flows for the three months ended March 31, 2002 and March 31, 2001 included in Item 1 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results of operations for the full year or any other interim period. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 as filed with the Commission.

THE COMPANY AND NATURE OF BUSINESS

The Company was incorporated in California in August 1989 under the corporate name Hypermedia Communications, Inc. ("Hypermedia") and became a Florida Corporation through the filing of a certificate of domestication dated August 17, 2001. In connection with this filing, the Company also changed the par value of its common stock to $0.0001 per share. Immediately prior to December 14, 2001, the Company was a public shell with no material assets or capital, and no operations or income.

         UniverCell Global Phone Rentals, Inc. ("UniverCell") was formed in March 1999 under the laws of the State of Illinois and commenced operations in January 2000. The Company is the successor entity to Isralink Communications, Inc. ("Isralink").

         On December 31, 1999, Univercell issued 27,390,000 shares of its common stock to the sole stockholder of Isralink in exchange for Isralink's accounts receivable, cellular telephones, certain liabilities, and assigned a cellular service contract with an Israeli cellular service provider. This transaction was recorded as a transfer and exchange of entities under common control and accordingly there was no step up in basis of assets acquired or liabilities assumed by Univercell.

The net assets assigned to Univercell on December 31, 1999 were as follows:

                Accounts receivable                   $11,000
                Cellular equipment                     15,500
                Accounts payable                       (5,000)
                                                      -------
                       Net Assets Assigned            $21,500
                                                      =======

On December 14, 2001, the Company acquired 100% of the outstanding capital stock of UniverCell. In connection with this acquisition, UniverCell became a wholly-owned subsidiary and UniverCell's directors and officers replaced all of the Company's directors and officers. The stockholders of UniverCell were issued 33,000,000 of the Company's shares of Common Stock, ("Common Stock") in exchange for their shares, or 84.3% of the Company's total outstanding common shares. Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The acquisition of Hypermedia has been recorded based on the fair value of Hypermedia's net tangible liabilities, which consist of $40,000 of current liabilities. The reverse acquisition was accounted for as a recapitalization and the stockholders' equity was retroactively restated to January 1, 2000. The financial statements are those of UniverCell prior to December 14, 2001.

The Company is focused on the international travel market and serves business, leisure and student travelers by providing international cellular telephone rentals. The Company provides these services to people traveling from the United States of America to certain destinations outside of the United States of America.

CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements include the Company and its wholly owned subsidiary, UniverCell. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires the presentation of basic and diluted Earnings Per Share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The effect of the recapitalization on the Company has been given retroactive application in the earnings per share calculation. The 6,142,096 outstanding shares with respect to Hypermedia have been included since December 14, 2001, the date of the reverse acquisition. The Company's outstanding warrants are antidilutive and are not reflected in diluted earnings per share. Accordingly, basic and diluted earnings per share are identical.

INCOME TAXES

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has recorded a deferred tax asset in the amount of approximately $90,000 as of March 31, 2002 and due to recurring losses has recorded a valuation allowance of the whole amount.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. SFAS No. 142 requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized in earnings, but instead will be reviewed for impairment at least annually.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations.

The Company implemented these standards effective January 1, 2002 and they did not have a material effect on the consolidated financial statements.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

REVENUE RECOGNITION

Revenues consist of charges to customers for rental charges and cellular airtime usage. Revenues are recognized as services are provided.

STANDBY LETTER OF CREDIT

In February 2000, the Company entered into an agreement with a bank to issue a Standby Letter of Credit for $35,000 to a major vendor providing for payment in the event the Company defaults on future payments. A restricted Certificate of Deposit held by the bank secures the letter of credit agreement, which originally expired in February 2002. In February 2002 the letter of credit agreement was amended to provide for an expiration date of August 2002 and a reduction in the Standby Letter of Credit to $10,000.

In connection with the issuance of the Standby Letter of Credit the Company amended an existing agreement with the major vendor, dated August 1998, providing for continued airtime network availability. The agreement further provides that in the event the Company remains an active subscriber, the Company shall pay to such vendor a fixed amount as defined in the agreement. The agreement expires August 2002.

CONCENTRATION OF BUSINESS RISK

The Company acquired cellular airtime from two foreign vendors for the three months ended March 31, 2002 and 2001. In the event the Company is unable to acquire airtime on favorable terms the result could have a significant impact on the Company's operations and operating profits.

PAYROLL TAXES

The Company has not filed payroll tax returns from January 1, 2001 through December 31, 2001. As of March 31, 2002, the past due amounts have been included in accrued expenses totaling approximately $13,000 and consist of payroll taxes owed and estimated penalties and interest.

STOCK ISSUANCE

During March 2002, the Company issued 925,000 shares of its Common Stock to various consultants as payment for services rendered in 2001 in the amount of $231,250 for consulting and professional fees. Included in this issuance were 75,000 shares issued to a relative of an officer.

CONVERTIBLE DEBENTURES

In March 2002, the Company entered into an agreement with a Placement Agent. The Placement Agent was engaged as the non-exclusive placement agent in connection with a proposed offering for a private placement of Convertible Debentures (the "Debentures"). The Company offered for sale to investors through the Placement Agent a minimum of $500,000 and a maximum of $1,000,000 of the Company's Debentures at various face amounts. Pursuant to the terms of the agreement, the purchases and sales of the Debentures occur at one or more closings, the first of which occurs when buyers have deposited with the escrow agent a minimum of $250,000. On March 27, 2002, gross proceeds of $315,000 were raised and released from escrow to the Company. These convertible Debentures bear interest at the rate of 6% per annum, and mature in March 27, 2004, unless converted into Common Stock of the Company at the holder's option. If not previously converted by the holder, the Debentures will be automatically converted upon maturity. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the closing date and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the twenty
(20) trading days immediately preceding the date of conversion. Accordingly, the Company recorded a $182,000 charge to interest expense to reflect the beneficial conversion feature of the Debentures.

At each closing, the Placement Agent is to receive cash compensation equal to thirteen percent (13%) of the gross proceed, of the Debentures. Furthermore, the Company is required to issue warrants to persons that the placement agent shall designate to purchase the Company's Common Stock on the following basis: For every $1,000 of Debentures sold by the Company, the Company is required to issue warrants to purchase 2,000 shares of the Company's Common Stock. During the three months ended March 31, 2002, this resulted in the issuance of 630,000 warrants for services related to the placement of the Debentures sold on March 27, 2002. The fair value of these warrants of $185,000 has been recorded as a deferred financing cost which is being amortized on a straight-line basis over the term of the Debentures. The warrants have a term of two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of
(i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of conversion.

In connection with the private placement the Company entered into a registration rights agreement that requires it to register for resale all securities issued pursuant to the private placement (both the Debentures and the warrants).

On April 30, 2002 and May 7, 2002, the Company issued additional debentures pursuant to the private placement resulting in net proceeds of approximately $250,000 and $43,500, respectively, and the issuance of 570,000 and 100,000 warrants to the Placement Agent, respectively.

EMPLOYMENT AGREEMENT

Effective January 1, 2002, the Company entered into a five year employment agreement with the Company's Chief Executive Officer, Sean Y. Fulda. The annual salary will be $75,000 for the year ending December 31, 2002, with annual increases and discretionary bonuses. The minimum commitments under the employment agreement are as follows:

For year ending
  December 31,

      2003     $125,000
      2004      140,000
      2005      160,000
      2006      180,000
               --------
               $605,000

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
UniverCell Holdings, Inc.


We have audited the accompanying consolidated balance sheet of UniverCell Holdings, Inc. and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UniverCell Holdings, Inc. and Subsidiary as of December 31, 2001, and the consolidated results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

                                                       /s/ Marcum & Kliegman LLP

April 6, 2002
New York, New York

                            UNIVERCELL HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2001
--------------------------------------------------------------------------------

                                     ASSETS

                                                                   -------------------------------
CURRENT ASSETS
Cash and cash equivalents                                          $     90,560
Restricted certificate of deposit                                        35,000
 Accounts receivable, less allowance for doubtful
   accounts of $35,000                                                  315,879

Other current assets                                                        824
                                                                   ------------

Total Current Assets                                                                   $   442,263

PROPERTY AND EQUIPMENT, Net                                                                 19,163

SECURITY DEPOSIT                                                                             1,449
                                                                                       -----------

TOTAL ASSETS                                                                           $   462,875
                                                                                       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                              $    437,865
Due to stockholder                                                        1,874
                                                                   ------------

Total Current Liabilities                                                              $   439,739
                                                                                       -----------

STOCKHOLDERS' EQUITY
Common stock, par value $0.0001; 50,000,000 shares authorized;
  39,142,096 shares issued and outstanding                                3,914
Additional paid in capital                                               77,586
Accumulated deficit                                                     (58,364)
                                                                   ------------

TOTAL STOCKHOLDERS' EQUITY                                                                  23,136
                                                                                       -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                                   $   462,875
                                                                                       ===========

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2001 and 2000

--------------------------------------------------------------------------------

                                                          2001                     2000
                                                     --------------           --------------
NET SALES                                            $      796,505           $      694,618

COST OF SALES                                               386,747                  366,735
                                                     --------------           --------------

GROSS PROFIT                                                409,758                  327,883

OPERATING EXPENSES                                          558,573                  244,603
                                                     --------------           --------------

OPERATING (LOSS) INCOME                                    (148,815)                  83,280

INTEREST INCOME                                               4,852                    2,319
                                                     --------------           --------------

NET (LOSS) INCOME                                    $     (143,963)          $       85,599
                                                     ==============           ==============


NET (LOSS) INCOME PER SHARE
Weighted average shares outstanding                      33,286,070               31,140,247
                                                     ==============           ==============


Net (loss) income per share, basic and diluted       $       (0.004)          $        0.003
                                                     ==============           ==============




              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                        CONSOLIDATED FINANCIAL STATEMENTS

                            UNIVERCELL HOLDINGS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 2001 and 2000



                                              COMMON STOCK                             Retained
                                              ------------            Additional       Earnings
                                                                       Paid-In        Accumulated
                                         Shares          Amount        Capital         (Deficit)          Total
                                     -------------  -------------   -------------    -------------    ------------
BALANCE - January 1, 2000               27,390,000  $       2,739   $      18,761   $     ---         $     21,500

Issuance of common stock                 5,610,000            561          99,439   $     ---              100,000

Net Income                                 ---           ---              ---               85,599          85,599
                                     -------------  -------------   -------------    -------------    ------------


BALANCE - December 31, 2000             33,000,000          3,300         118,200           85,599         207,099

Reverse acquisition transaction          6,142,096            614         (40,614)        ---              (40,000)

Net Loss                                   ---           ---              ---            (143,963)        (143,963)
                                     -------------  -------------   -------------    -------------    ------------

BALANCE - December 31, 2001             39,142,096  $       3,914   $      77,586   $      (58,364)  $      23,136
                                     =============  =============   =============   ==============   =============


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 2001 and 2000

-------------------------------------------------------------------------------

                                                                 2001             2000
                                                             -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                            $  (143,963)      $    85,599
                                                             -----------       -----------
Adjustments to reconcile net (loss) income to net
    Cash provided by operating activities:
Provision for bad debt expense                                        --            35,000
Depreciation and amortization                                     23,060            11,371
Changes in operating assets and liabilities:
Accounts receivable                                             (114,146)         (225,733)
Other current assets                                                (824)               --
Security deposit                                                    (808)             (641)
Accounts payable and accrued expenses                            256,363           136,502
                                                             -----------       -----------

TOTAL ADJUSTMENTS                                                163,645           (43,501)
                                                             -----------       -----------

 NET CASH PROVIDED BY
  OPERATING ACTIVITIES                                            19,682            42,098
                                                             -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                               (5,463)          (32,631)

Purchase of certificate of deposit                                    --           (35,000)
                                                             -----------       -----------

NET CASH USED IN
  INVESTING ACTIVITIES                                            (5,463)          (67,631)
                                                             -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stockholder loan                                   100,210            79,449

Repayments of stockholder loan                                  (120,000)          (57,785)

Proceeds from the issuance of common stock                            --           100,000
                                                             -----------       -----------






              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                            UNIVERCELL HOLDINGS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

                 For the Years Ended December 31, 2001 and 2000

--------------------------------------------------------------------------------


                                                    2001              2000
                                                ------------------------------

NET CASH (USED IN) PROVIDED BY
  FINANCING ACTIVITIES                          $    (19,790)     $    121,664
                                                ------------      ------------

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                                (5,571)           96,131


CASH AND CASH EQUIVALENTS - Beginning                 96,131                --
                                                ------------       -----------

CASH AND CASH EQUIVALENTS - Ending              $     90,560       $    96,131
                                                ------------       -----------

Non cash investing and financing activities


On December 14, 2001, the Company acquired 100% of the outstanding capital stock of Univercell Global Phone Rentals, Inc. ("Univercell"). In connection with this acquisition, Univercell became a wholly-owned subsidiary and Univercell's directors and officers replaced all of the Company's directors and officers. The stockholders of Univercell were issued 33,000,000 of the Company's shares of Common Stock, ("Common Stock") in exchange for their shares, or 84.3% of the Company's total outstanding common shares. Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The acquisition of Hypermedia has been recorded based on the fair value of Hypermedia's net tangible  liabilities,  which  consist of $40,000  of current  liabilities.  The
reverse   acquisition   was  accounted  for  as  a   recapitalization   and  the
stockholders' equity was retroactively restated to January 1, 2000. The financial statements are those of Univercell prior to December 14, 2001.

NOTE: 1 - DESCRIPTION OF BUSINESS

         THE COMPANY AND NATURE OF BUSINESS

UniverCell Holdings, Inc. (the "Company") was incorporated in California in August 1989 under the corporate name Hypermedia Communications, Inc.
("Hypermedia") and became a Florida Corporation through the filing of a certificate of domestication dated August 17, 2001. In connection with this filing, the Company also changed the par value of its common stock to $.0001 per share. Immediately prior to December 14, 2001, the Company was a public shell with no material assets or capital, and no operations or income.

UniverCell Global Phone Rentals, Inc. ("UniverCell" or the "Company") was formed in March 1999 under the laws of the State of Illinois and commenced operations in January 2000. The Company is the successor entity to Isralink Communications, Inc, ("Isralink").

On December 31, 1999, the Company issued 27,390,000 shares of its $0.001 Par value common stock to the sole stockholder of Isralink in exchange for Isralink's accounts receivable, cellular telephones, certain liabilities, and assigned a cellular service contract with an Israeli cellular service provider. This transaction was recorded as a transfer and exchange of entities under common control and accordingly there was no step up in basis of assets acquired or liabilities assumed by the Company. The net assets assigned to the Company on December 31, 1999 were as follows:

         Accounts receivable                               $11,000
         Cellular equipment                                 15,500
         Accounts payable                                   (5,000)
                                                           -------

                Net Assets Assigned                        $21,500
                                                           =======

On December 14, 2001, the Company acquired 100% of the outstanding capital stock of UniverCell Global Phone Rentals, Inc. ("UniverCell"). In connection with this acquisition, UniverCell became a wholly-owned subsidiary and UniverCell's directors and officers replaced all of the Company's directors and officers. The stockholders of UniverCell were issued 33,000,000 of the Company's shares of Common Stock, in exchange for their shares, or 84.3% of the Company's total outstanding common shares. Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The acquisition of Hypermedia has been recorded based on the fair value of Hypermedia's net tangible liabilities, which consist of $40,000 of current liabilities. The reverse acquisition was accounted for as a recapitalization and the stockholders' equity was retroactively restated to January 1, 2000. The financial statements are those of UniverCell prior to December 14, 2001.

The Company focused on the international travel market and serves business, leisure and student travelers by providing international cellular telephone rentals. The Company provides these services to people traveling from the United States of America to any destination outside of the United States of America.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all short-term investments purchased with a remaining maturity of three months or less to be cash equivalents.

At various times throughout the year the Company had cash deposits at a bank in excess of the maximum amounts insured by the FDIC.

         CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements include the company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

         PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight line-basis. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized.

         ADVERTISING COSTS

Advertising costs are expensed as incurred. Total advertising costs charged to expense for the years ended December 31, 2001 and 2000 were $72,555 and 60,081, respectively.

         USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

         EARNINGS PER SHARE

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires the presentation of basic and diluted Earnings Per Share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The effect of the recapitalization on the Company has been given retroactive application in the earnings per share calculation. The 6,142,096 outstanding shares with respect to Hypermedia have been included since December 14, 2001, the date of the reverse acquisition. The Company does not have any outstanding common stock equivalents. Accordingly, basic and diluted earnings per share are identical.

         INCOME TAXES

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Since inception, Univercell, with the consent of its stockholders, elected to be taxed as an S-Corporation under the Internal Revenue Code and similar state statutes.

As a result of the Reverse Acquisition Transaction, on December 14, 2001, the Company terminated its "S" Corporation tax status and became taxable as a "C" Corporation. If the Company were taxable as a "C" Corporation for all periods presented, proforma net income and proforma net income per share for the years ended December 31, 2001 and 2000 would have been approximately $52,000, or $.002 per share. The Company incurred a net operating loss in the current year which gave rise to a deferred tax asset. Management has determined that a valuation allowance was appropriate for the full amount of the deferred tax asset at December 31, 2001.

         CONCENTRATION OF CREDIT RISK

The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

         NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. SFAS No. 142 requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized in earnings, but instead will be reviewed for impairment at least annually.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of."

SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations.

The Company does not expect that the implementation of these new statements will have a material effect on the consolidated financial statements.

         IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

         REVENUE RECOGNITION

Revenues consist of charges to customers for rental charges and cellular airtime usage. Revenues are recognized as services are provided.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2001 consists of the following:

                                                                    Estimated
                                                       2001        Useful Lives
                                                 ------------------------------
       Cellular Equipment                          $39,666            2 years
       Furniture and Fixtures                        1,812            7 years
       Equipment                                    12,116            5 years
                                                    ------

              Less:  accumulated depreciation       34,431
                                                    ------

                  Property and Equipment, Net      $19,163
                                                   =======

      Depreciation expense for the years ended December 31, 2001 and 2000 were $23,060 and $11,371, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

In February 2000, the Company entered into an agreement with a majority stockholder providing for an interest free line of credit up to $150,000 expiring February 2002. The amount outstanding under the agreement at December 31, 2001 was $1,874.

NOTE 5 - STANDBY LETTER OF CREDIT

In February 2000, the Company entered into an agreement with a bank to issue a Standby Letter of Credit for $35,000 to a major vendor providing for payment in the event the Company defaults on future payments. A restricted Certificate of Deposit held by the bank secures the letter of credit agreement, which originally expired in February 2002. In February 2002 the letter of credit agreement was amended to provide for an expiration date of August 2002 and a reduction in the Standby Letter of Credit to $10,000.

In connection with the issuance of the Standby Letter of Credit the Company amended an existing agreement with the major vendor, dated August 1998, providing for continued airtime network availability. The agreement further provides that in the event the Company remains an active subscriber, the Company shall pay to such vendor a fixed amount as defined in the agreement. The agreement expired August 2001, to date, the Company has remained an active subscriber as defined in the agreement. The Company has continued to acquire airtime from the vendor on a month-to-month basis.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

The Company leases office facilities on a month-to-month basis. Total rent expense for the years ended December 31, 2001 and 2000 was $14,681 and $6,850, respectively.

NOTE 7 - CONCENTRATION OF BUSINESS RISK

The Company acquired cellular airtime from two foreign vendors for the years ended December 31, 2001 and 2000. In August 2001, the Company's agreement with one of these vendors expired. However, the Company has continued to acquire airtime from the vendor on a month-to-month basis. In the event the Company is unable to acquire airtime on favorable terms the result could have a significant impact on the Company's operations and operating profits.

NOTE 8 - PAYROLL TAXES

The Company has not filed payroll tax returns from January 1, 2001 through December 31, 2001. As of December 31, 2001, the past due amounts have been included in accrued expenses totaling approximately $13,000 and consist of payroll taxes owed and estimated penalties and interest.

NOTE 9 -- SUBSEQUENT EVENTS

i)       STOCK ISSUANCE

         During March 2002, the Company issued 925,000 shares of its Common Stock to various consultants as payment for services rendered in the amount of $231,250 for consulting and professional fees. Included in this issuance were 75,000 shares issued to a relative of an officer.

ii)      PRIVATE PLACEMENT

         In March 2002, the Company entered into an agreement with a Placement Agent. The Placement Agent was engaged as the non-exclusive placement agent in connection with a proposed offering for a private placement of Convertible Debentures (the "Debentures"). The Company offered for sale to investors through the Placement Agent a minimum of $500,000 and a maximum of $1,000,000 of the Company's Debentures at various face amounts. Pursuant to the terms of the agreement, the purchases and sales of the Debentures occur at one or more closings, the first of which occurs when buyers have deposited with the escrow agent a minimum of $250,000. On March 29, 2002, gross proceeds of $315,000 were raised and released from escrow to the Company. These convertible Debentures bear interest at the rate of 6% per annum, and mature on March 29, 2004, unless converted into Common Stock of the Company at the holder's option. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the closing date, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the twenty (20) trading days immediately preceding the date of conversion.

         At each closing, the Placement Agent is to receive cash compensation equal to thirteen percent (13%) of the gross proceeds, from sale of the Debentures. Furthermore, the Company is required to issue warrants to persons that the placement agent shall designate to purchase the Company's Common Stock on the following basis: For every $1,000 of Debentures sold by the Company, the Company is they are required to issue warrants to purchase 2,000 shares of the Company's Common Stock. The warrants which have a term of two years from issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and (ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of conversion.

         In connection with the private placement the Company entered into a registration rights agreement that requires them to register for resale all securities issued pursuant to the private placement.

         The Company also entered into an escrow agreement with a Financial Institution to serve as an escrow agent in connection with the terms of the private placement offering. There can be no assurances that the private placement offering will be successful.

                                9,932,904 SHARES


                            UNIVERCELL HOLDINGS, INC.



                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------



                                  May 24, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.014 of the Florida Business Corporation Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal thereof, if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his conduct was unlawful.

         In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines such person is fairly and reasonably entitled to indemnification.

         Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to a corporation or other person for any statement, vote, decision, or failure to act unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which an unlawful dividend, redemption or other distribution is made; or (D) in a derivative or shareholder proceeding involving the conscious disregard for the best interest of the corporation or willful misconduct.

         The Company has also entered into indemnification agreements with each of its directors which seek to afford the directors with the maximum possible protection permitted by law. The Company may amend any such agreement from time-to-time as the Company and a given director agree. The Company does not currently have a directors and officers insurance policy, although it may obtain such a policy in the future.

         The above discussion of the Florida Business Corporation Act and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes and indemnification agreements, as well as by constitutive documents of the Company to the extent that they are applicable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of Common Stock.

         EXPENSE                                     ESTIMATED AMOUNT

         Securities and Exchange Commission
         Registration Fee                                 $   200

         Printing and Engraving Expenses                  $ 5,000

         Legal Fees and Expenses                          $50,000

         Accounting Fees and Expenses                     $10,000

         Transfer Agent Fees and Expenses                 $ 1,000

         Miscellaneous                                    $ 5,000
                                                          -------

         Total                                            $71,200

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         2001 AND THE EXCHANGE TRANSACTION

         During 2001, except for the Exchange Transaction, neither the Company nor UniverCell made any unregistered sales of its Common Stock. As to the Exchange Transaction itself, the terms of the Stock Purchase Agreement and Share Exchange provided that the holders of all issued and outstanding shares of UniverCell would tender all of their UniverCell shares to Robert Esposito in exchange for 33,000,000 shares of Company Common Stock then owned by Mr. Esposito, representing approximately 84% of the then-outstanding shares of the Company's Common Stock.

         As of the effective time of the Exchange Transaction (which occurred on December 14, 2001), all of the previously issued preferred stock of the Company was cancelled. After the Exchange Transaction, Mr. Esposito continued to hold 2,000,000 shares of the Company's Common Stock, subject to a one-year "lock-up" whereby Mr. Esposito may not transfer more than 700,000 of such shares for one year after the Exchange Transaction (or, until December 14, 2002), and a further 18-month restriction on transfer precluding Mr. Esposito from selling any of his shares during any month where the number of shares sold exceeds 5% of the total trading volume of the Company's shares during the preceding month, for 18 months after the Exchange Transaction (or, until June 14, 2003). Additionally, 700,000 shares of Company Common Stock owned by Mr. Esposito are held in escrow until December 14, 2002, the first anniversary of the Exchange Transaction. If the closing bid price for the Company's Common Stock has not remained above $1.50 for the 45 days preceding that anniversary date, then these 700,000 shares will be delivered to the former UniverCell stockholders.

         SHARE ISSUANCE AS COMPENSATION TO CERTAIN SERVICE PROVIDERS

         On March 6, 2002, we issued a total of 925,000 shares of Common Stock to certain consultants and professional advisors who had provided us with services in connection with the preparation of a business plan and the provision of certain other services. These services were performed between October 1, 2001 and December 31, 2001. The total value of these services was $231,250, and the shares were issued at a price of $.25 per share. Among the recipients of shares of Common Stock pursuant to this issuance is Nicole Fulda, a sister of Sean Fulda, the chairman of the board of directors and our president and chief executive officer. Ms. Fulda received a total of 75,000 shares of Common Stock in connection with services she performed on our behalf between October 1, 2001 and December 31, 2001. Also among the recipients is David Friedman, who subsequently agreed to become a director, effective June 15, 2002. Mr. Friedman received a total of 75,000 shares of Common Stock in connection with the services he performed on our behalf between October 2001 and December 31, 2001.

         We issued and sold our securities to these consultants in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each of the securityholders agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each securityholder also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. We affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each securityholders was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

         PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

         From March through May 2002, the Company sold convertible debentures in the aggregate principal amount of $650,000 in a private placement offering. Of these debentures, an aggregate principal amount of $315,000 was issued on March 27, 2002, an aggregate principal amount of $285,000 was issued on April 30, 2002 and an aggregate principal amount of $50,000 was issued on May 7, 2002. The debentures bear interest at the rate of 6% per annum, and mature on the second anniversary of their respective issuance date, unless earlier converted into Common Stock of the Company at the holder's option. If not earlier converted, the debentures will be automatically converted on their respective maturity date. The conversion rate will be based on the lesser of (i) 200% of the closing bid price per share of the Company's Common Stock on the date of sale of the Debentures, and (ii) 70% of the lowest closing bid price per share of the Company's Common Stock for the 20 trading days immediately preceding the date of conversion. The number of shares of Common Stock into which the convertible debentures may be converted cannot be determined at this time because the conversion formula includes a variable which cannot be ascertained at this time, namely, the future market price of the Common Stock.

         The convertible debentures sold in this private placement offering were as follows:

MARCH 27, 2002 SALE OF CONVERTIBLE DEBENTURES:

NAME OF PURCHASER                           PRINCIPAL AMOUNT
------------------------------------------------------------

Scott J. and Robin L. Hughes                $20,000
Ronald S. Sheldon Living Trust              $25,000
Stephen Vedo                                $50,000
Crusoe Capital                              $20,000
Paul Dowden                                 $100,000
Michael A. Siese                            $100,000

TOTAL 3/27/02 CLOSING:                      $315,000

APRIL 30, 2002 SALE OF CONVERTIBLE DEBENTURES:

NAME OF PURCHASER                           PRINCIPAL AMOUNT
------------------------------------------------------------

Clifton H. Kees and Jane I. Kees
         Trustees for Kees Family
         Living Trust                       $30,000
Peter Card                                  $20,000
George E. Anderson                          $10,000
Neil Jones                                  $20,000
Robert  Duch                                $20,000
Daniel Grillo                               $50,000
Lance Adams                                 $20,000
Bonney Goldstein Irrevocable Trust          $15,000
Terry L. and Carol S. Conner                $25,000

Charles Xue                                 $50,000
Joseph L. Maggini                           $25,000

TOTAL 4/30/02 CLOSING:                      $285,000

MAY 7, 2002 SALE OF CONVERTIBLE DEBENTURES:

NAME OF PURCHASER                           PRINCIPAL AMOUNT
------------------------------------------------------------

J. Michael Moyer                            $25,000
Troy Otillio and Jennifer Otillio
         Ttees for the Troy and Jennifer
         Otillio Living Revocable Trust
         Dtd:  11/5/96                      $25,000

TOTAL 5/7/02 CLOSING:                       $50,000

         This private placement offering of the convertible debentures was consummated with the use of a placement agent, Hornblower & Weeks, Inc. The aggregate sales proceeds, after payment of offering expenses (which included a cash payment of 13% of the principal amount of the convertible debentures sold (an aggregate payment of $84,500)), were applied to its working capital and other general corporate purposes.

         UniverCell issued and sold the convertible debentures in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a U.S. person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, UniverCell had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

         WARRANTS ISSUED IN CONNECTION WITH PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES

         In connection with the private placement of our convertible debentures, the Company issued an aggregate Warrants to purchase an aggregate of 1,300,000 shares of Common Stock to the persons designated by its placement agent (as compensation in addition to the 13% cash payment referred to in the preceding paragraph). 630,000 of these Warrants were issued on March 27, 2002, 570,000 of these Warrants were issued on April 30, 2002 and 100,000 of these Warrants were issued on May 7, 2002. The Warrants have a term of two years from respective issuance date and have an exercise price that is equal to 105% multiplied by the lower of (i) 200% of the closing bid price per share on the closing date and
(ii) 70% of the lowest closing bid price per share of the Company is Common Stock for the twenty (20) trading days immediately preceding the date of exercise. The Warrants include a "cashless exercise" option to the Warrant holders, which allows the holder to receive a lesser number of shares of Common Stock in lieu of paying the exercise price in cash, which number will be based on the product of the total number of shares as to which the Warrant is being exercised multiplied by the closing bid price of the Common Stock on the date of exercise, less the product of the total number of shares as to which the Warrant is being exercised multiplied by the then-current exercise price, divided by the closing bid price of the Common Stock on the date of exercise.

         The Company issued these securities under the exemptions from registration provided by 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each purchaser represented in writing that it was an accredited investor and that it acquired the securities for its own account.

         REGISTRATION RIGHTS GRANTED TO HOLDERS OF CONVERTIBLE DEBENTURES AND WARRANTS

         The Company granted certain registration rights to the holders of the convertible debentures and the Warrants in connection with the Company's issuance of these securities. These registration rights provide that the Company will file a registration statement with the Securities and Exchange Commission within 10 days after the issuance of the convertible debentures and the Warrants, and to take such steps as are reasonably necessary to cause the registration to become effective. The registration statement is to seek the registration of 9,932,904 shares of Common Stock plus an additional indeterminate number of shares of Common Stock which may become issuable under the convertible debentures. This Registration Statement is being filed in connection with the Company's obligations to the holders of the convertible debentures and the Warrants, and to the extent that shares in addition to the 9,932,904 shares sought to be registered hereby become issuable pursuant to the terms of the convertible debentures and/or the Warrants, the Company intends to take all steps necessary to issue registered shares of Common Stock to the holders of the convertible debentures and the Warrants, including increasing the Company's authorized capital stock (subject to stockholder approval) and filing one or more additional registration statements regarding such newly-authorized shares. The registration rights granted to the holders of the convertible debentures and the Warrants also obligate the Company to pay for the costs and expenses incurred in connection with the registration of such shares, and provide that the Company indemnifies the holders of the convertible debentures and the Warrants against certain liabilities under federal securities laws arising from the registration statement. This Registration Statement is being filed in accordance with the registration rights that the Company granted to the holders of the convertible debentures and Warrants.

ITEM 27. EXHIBITS

--------------------------------------------------------------------------------
3.1(a) Articles of Incorporation of Hypermedia Communications, Inc., dated August 17, 2001 (as filed with the Secretary of State of the State of Florida with an accompanying Certificate of Domestication) (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
3.1(b) Articles of Amendment to Articles of Incorporation of Hypermedia Communications, Inc., dated September 21, 2001 (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001 and incorporated herein by reference)
--------------------------------------------------------------------------------
3.2 Bylaws (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
4.1 Stock Purchase Agreement and Share Exchange dated as of September 25, 2001 by and among Hypermedia Communications, Inc. and UniverCell Global Phone Rental, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
--------------------------------------------------------------------------------
4.2 Amendment to Stock Purchase Agreement and Share Exchange (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
--------------------------------------------------------------------------------
5.1 Legality Opinion rendered by the Registrants' legal counsel, McGuireWoods LLP (filed herewith)
--------------------------------------------------------------------------------
10.1 Orange Direct Sales General Terms and Conditions (filed as an exhibit to the Registrant's Annual Report on Form 10-KSB filed April 16, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
10.2 Form of Registrant's Purchase Agreement for Convertible Debentures due 2004, including form of Debenture and form of Registration Rights Agreement in connection with the Debentures (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
10.3 Form of Warrant issued to Designees of Placement Agent, including form of Registration Rights Agreement in connection with the Warrants (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
10.4 Employment Agreement effective as of January 1, 2002 between the Registrant and Sean Y. Fulda (filed herewith)
--------------------------------------------------------------------------------
21 Subsidiaries of Registrant: the sole subsidiary of the Registrant is its wholly-owned subsidiary, UniverCell Global Phone Rentals, Inc., an Illinois corporation, which does business under its name and the name "UniverCell."
--------------------------------------------------------------------------------
23.1 Written Consent of Marcum & Kliegman, LLP, independent public accountants (filed herewith)
--------------------------------------------------------------------------------
23.2 Written Consent of McGuireWoods LLP, legal counsel to the Registrant (included with Exhibit 5.1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
99.1 Consulting agreements dated December 31, 2001, between UniverCell Holdings, Inc. and each of the following: Reuben Sushman, David Friedman, Elisha Prero, Ben Gerendash, Jeremy Ross, David Massre and Nicole Fulda. (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
99.2 Letter agreement dated February 10, 2002, between Raice Paykin & Krieg LLP and Univercell Holdings, Inc. (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 24, 2002. Each person whose signature appears below hereby appoints Sean Fulda as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

                                           UNIVERCELL HOLDINGS, INC.


                                           By: /s/ Sean Y. Fulda
                                           ----------------------------
                                           Sean Y. Fulda
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                          DATE
       ---------                      -----                          ----

/s/ Sean  Y. Fulda            President, Chief
-----------------------       Executive Officer and              May 24, 2002
    (Sean Y. Fulda)           Chairman of the Board of
                              Directors

                               INDEX TO EXHIBITS

EXHIBIT NO.                IDENTIFICATION OF EXHIBIT

--------------------------------------------------------------------------------
3.1(a) Articles of Incorporation of Hypermedia Communications, Inc., dated August 17, 2001 (as filed with the Secretary of State of the State of Florida with an accompanying Certificate of Domestication) (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
3.1(b) Articles of Amendment to Articles of Incorporation of Hypermedia Communications, Inc., dated September 21, 2001 (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001 and incorporated herein by reference)
--------------------------------------------------------------------------------
3.2 Bylaws (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
4.1 Stock Purchase Agreement and Share Exchange dated as of September 25, 2001 by and among Hypermedia Communications, Inc. and UniverCell Global Phone Rental, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
--------------------------------------------------------------------------------
4.2 Amendment to Stock Purchase Agreement and Share Exchange (filed as an exhibit to the Registrant's Current Report on Form 8-K12G3 filed December 19, 2001, and incorporated herein by reference)
--------------------------------------------------------------------------------
5.1 Legality Opinion rendered by the Registrants' legal counsel, McGuireWoods LLP (filed herewith)
--------------------------------------------------------------------------------
10.1 Orange Direct Sales General Terms and Conditions (filed as an exhibit to the Registrant's Annual Report on Form 10-KSB filed April 16, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
10.2 Form of Registrant's Purchase Agreement for Convertible Debentures due 2004, including form of Debenture and form of Registration Rights Agreement in connection with the Debentures (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
10.3 Form of Warrant issued to Designees of Placement Agent, including form of Registration Rights Agreement in connection with the Warrants (filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB/A filed May 24, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
10.4 Employment Agreement effective as of January 1, 2002 between the Registrant and Sean Y. Fulda (filed herewith)
--------------------------------------------------------------------------------
21 Subsidiaries of Registrant: the sole subsidiary of the Registrant is its wholly-owned subsidiary, UniverCell Global Phone Rentals, Inc., an Illinois corporation, which does business under its name and the name "UniverCell."
--------------------------------------------------------------------------------
23.1 Written Consent of Marcum & Kliegman, LLP, independent public accountants (filed herewith)
--------------------------------------------------------------------------------
23.2 Written Consent of McGuireWoods LLP, legal counsel to the Registrant (included with Exhibit 5.1)
--------------------------------------------------------------------------------
99.1 Consulting agreements dated December 31, 2001, between UniverCell Holdings, Inc. and each of the following: Reuben Sushman, David Friedman, Elisha Prero, Ben Gerendash, Jeremy Ross, David Massre and Nicole Fulda. (filed as exhibits to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------
99.2 Letter agreement dated February 10, 2002, between Raice Paykin & Krieg LLP and Univercell Holdings, Inc. (filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed March 6, 2002, and incorporated herein by reference)
--------------------------------------------------------------------------------